Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-158741
and 333-158741-03

Information contained in this prospectus supplement and the attached prospectus is not complete and may be changed. This prospectus supplement and attached prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated September 7, 2012

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 7, 2012)

$500,000,000

USAA AUTO OWNER TRUST 2012-1
Issuing Entity

USAA Acceptance, LLC
Depositor

USAA FEDERAL SAVINGS BANK
Sponsor, Seller and Servicer

Before you purchase any of these notes, be sure you read this prospectus supplement and the attached prospectus, especially the risk factors beginning on page S-13 of this prospectus supplement and beginning on page 5 of the attached prospectus.

A note is not a deposit and neither the notes nor the underlying motor vehicle loans are insured or guaranteed by the FDIC or any other governmental authority.

The notes will represent obligations of the issuing entity only and will not represent obligations of USAA Acceptance, LLC, USAA Federal Savings Bank or any of their respective affiliates.

No one may use this prospectus supplement to offer and sell these notes unless it is accompanied by the attached prospectus.

The issuing entity will own motor vehicle loans originated by USAA Federal Savings Bank and will issue the following classes of USAA Auto Owner Trust 2012-1 asset-backed notes:

	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	Class B Notes
Principal Amount	$142,000,000	$172,000,000	$125,000,000	$52,180,000	$8,820,000
Per Annum Interest Rate	%	%	%	%	%
Final Scheduled Payment Date	Sept. 16, 2013	June 15, 2015	Aug. 15, 2016	Aug. 15, 2017	Dec. 17, 2018
Initial Public Offering Price	%	%	%	%	%
Underwriting Discount	%	%	%	%	%
Proceeds to Depositor(1)	%	%	%	%	%

(1)	Before deducting expenses payable by the depositor estimated to be $ .

The total initial public offering price is $  , the total underwriting discount is $   and the total proceeds to the depositor is $  .

The issuing entity will pay interest and principal on the notes on the 15th day of each month (or, if the 15th day is not a business day, the next business day). The first payment date will be October 15, 2012.

The issuing entity will generally pay principal sequentially to the earliest maturing class of notes then outstanding until paid in full.

Credit enhancement for the notes will consist of funds on deposit in the reserve account, overcollateralization, and, in the case of the Class A Notes, subordination of the Class B Notes, each as described in this prospectus supplement.

The notes are payable solely from the assets of the issuing entity, which consist primarily of retail motor vehicle installment loans that are secured by new and used automobiles and light-duty trucks, and funds on deposit in the reserve account.

The issuing entity will also issue a certificate representing an equity interest in the issuing entity, which is not being offered hereby.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.

Underwriters

Citigroup			RBS

Solely with respect to the Class A Notes:

Credit Suisse
Deutsche Bank Securities
Mitsubishi UFJ Securities
RBC Capital Markets

The date of this prospectus supplement is September  , 2012

i

ii

READING THESE DOCUMENTS

          We provide information on the notes in two documents that offer varying levels of detail:

1.	Prospectus—provides general information, some of which may not apply to the notes.

2.	Prospectus Supplement—provides a summary of the specific terms of the notes.

          We suggest you read this prospectus supplement and the attached prospectus in their entirety. The prospectus supplement pages begin with “S”. Whenever information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement with respect to the notes.

          We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents on page i in this document and on page i in the attached prospectus to locate the referenced sections.

          The “Glossary of Terms” beginning on page S-74 of this prospectus supplement and beginning on page 76 in the attached prospectus list definitions of certain terms used in this prospectus supplement or the attached prospectus. The “Index of Principal Terms” on page I-1 of this prospectus supplement and on page 80 in the attached prospectus lists the page number where the definitions of certain terms used in this prospectus supplement or the attached prospectus may be found.

          You should rely only on information on the notes provided in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

          In this prospectus supplement, the terms “we”, “us” and “our” refer to USAA Acceptance, LLC.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

          THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORISED TO CARRY ON A REGULATED ACTIVITY (“AUTHORISED PERSONS”) UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (“FSMA”) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED, OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THAT ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED PURSUANT TO AN EXEMPTION FROM SECTION 21 OF THE FSMA.

          NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS NOR THE SECURITIES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN PERSONS IN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

          THIS PROSPECTUS SUPPLEMENT IS NOT A PROSPECTUS FOR THE PURPOSES OF DIRECTIVE 2003/71/EC (AS AMENDED) INCLUDING ANY RELEVANT IMPLEMENTING MEASURE IN EACH RELEVANT MEMBER STATE (THE “PROSPECTUS DIRECTIVE”). THIS PROSPECTUS SUPPLEMENT HAS BEEN PREPARED ON THE BASIS THAT ALL OFFERS OF THE NOTES WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE FROM THE REQUIREMENT TO PRODUCE A PROSPECTUS IN CONNECTION WITH OFFERS OF THE NOTES. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE ANY OFFER WITHIN THE EUROPEAN ECONOMIC AREA OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT SHOULD ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR US OR ANY OF THE UNDERWRITERS TO PRODUCE A PROSPECTUS FOR SUCH OFFERS. NEITHER WE NOR THE UNDERWRITERS HAVE AUTHORIZED, NOR DO WE OR THEY AUTHORIZE, THE MAKING OF ANY OFFER OF THE NOTES THROUGH ANY FINANCIAL INTERMEDIARY, OTHER THAN OFFERS MADE BY UNDERWRITERS WHICH CONSTITUTE THE FINAL PLACEMENT OF THE NOTES CONTEMPLATED IN THIS PROSPECTUS SUPPLEMENT.

TRANSACTION ILLUSTRATION

(1)	The Certificates are not being offered for sale by this prospectus supplement or the prospectus and will initially be retained by the depositor and transferred to an affiliate.

Flow of Funds1*

Available Funds
To the Servicer, the servicing fee
To the Class A Noteholders, Interest on the Class A Notes
First Allocation of Principal
To the Class B Noteholders, Interest on the Class B Notes
Second Allocation of Principal
To the Reserve Account, the amount necessary to increase the amount in the Reserve Account to the Specified Reserve Account Balance
Regular Allocation of Principal
To the trustees, for fees and expenses not previously paid
To the Servicer, legal expenses and costs incurred
Any remaining funds to the Certificateholder

1*For further detail, please see “Application of Available Funds – Priority of Distributions” and “Description of the Notes – Payments of Principal – Event of Default” in this prospectus supplement.

SUMMARY OF TERMS OF THE NOTES

          The following summary is a short description of the main terms of the offering of the notes. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the notes, you will need to read both this prospectus supplement and the attached prospectus in their entirety.

Issuing Entity

USAA Auto Owner Trust 2012-1, a Delaware statutory trust, will acquire from the depositor a pool of motor vehicle installment loans that constitute the receivables in exchange for the securities. The trust is referred to as the “issuing entity.” The issuing entity will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the notes. The issuing entity will be solely liable for the payments on the notes.

Originator

USAA Federal Savings Bank, which we refer to as the “Bank”, originated the receivables. We refer to the Bank in such capacity as the “originator.” The Bank will sell the receivables to the depositor. We refer to the Bank in such capacity as the “seller.” On the closing date, the Bank will sell all of the receivables to be included in the receivables pool to the depositor and the depositor will sell those receivables to the issuing entity.

Depositor

USAA Acceptance, LLC, a Delaware limited liability company and a wholly-owned subsidiary of USAA Federal Savings Bank.

Notes

The following classes of USAA Auto Owner Trust 2012-1 asset-backed notes are being issued and offered by this prospectus supplement:

•	$142,000,000	Class A-1%	asset-backed notes
•	$172,000,000	Class A-2%	asset-backed notes
•	$125,000,000	Class A-3%	asset-backed notes
•	$52,180,000	Class A-4%	asset-backed notes
•	$8,820,000	Class B %	asset-backed notes

We refer to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes collectively as the “notes”.

Certificates

In addition to the notes described above, the issuing entity is also issuing the asset-backed certificates, representing an equity interest in the issuing entity, that are not offered pursuant to this prospectus supplement. The certificates will be entitled only to certain amounts remaining after payments on the notes and payments of issuing entity expenses and other required amounts. We will initially hold the certificates, but will transfer the certificates to an affiliate on the closing date. Information about the certificates is set forth herein solely to provide a better understanding of the notes.

Closing Date

The issuing entity expects to issue the notes on or about September     , 2012, the “closing date.” The seller will transfer the receivables to the depositor and the depositor will transfer the receivables to the issuing entity as of the closing date.

Cut-off Date

The cut-off date for the receivables sold to the issuing entity on the closing date is August 31, 2012, which we refer to as the “cut-off date.”

Sponsor, Seller, Administrator and Servicer

USAA Federal Savings Bank, which we refer to as the “Bank”.

Owner Trustee

Wells Fargo Delaware Trust Company, National Association.

Indenture Trustee

The Bank of New York Mellon.

Payment Dates

On the 15th day of each month (or, if the 15th day is not a business day, the next business day), the issuing entity will pay interest and principal on the notes.

First Payment Date

The first payment date will be October 15, 2012.

Record Dates

On each payment date, the issuing entity will pay interest and principal to the holders of the notes as of the related record date. Generally, the “record date” for the notes for each payment date will be the close of business on the business day immediately preceding such payment date. However, if definitive notes are issued, the record date will be the close of business on the last business day of the preceding calendar month.

Interest Rates

On each payment date, the issuing entity will pay interest on each class of notes at the rates specified on the front cover of this prospectus supplement.

Interest Accrual

Class A-1 Notes

“Actual/360”, accrued from and including the prior payment date (or from and including the closing date, in the case of the first payment date) to but excluding the current payment date.

Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes

“30/360”, accrued from and including the 15th day of each calendar month preceding each payment date (or from and including the closing date, in the case of the first payment date) to but excluding the 15th day of the month in which the payment date occurs, and assuming each month has 30 days.

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each class of notes on each payment date will be the product of:

1.	the outstanding principal amount of the related class of notes;

2.	the related interest rate; and

3.	(i) in the case of the Class A-1 Notes: the actual number of days in the accrual period divided by 360; and (ii) in the case of the other classes of notes: 30 (or, in the case of the first payment date, , assuming that the closing date is September , 2012) divided by 360.

For a more detailed description of the payment of interest, refer to the sections of this prospectus supplement entitled “Description of the Notes—Payments of Interest.”

Principal Payments

Prior to the acceleration of the notes following an event of default, the issuing entity will pay principal on the notes monthly on each payment date in accordance with the payment priorities described below under “—Flow of Funds and Priority of Distributions.” The amount of principal distributable to the noteholders on each payment date will be based on the amount of collections and defaults on the receivables during the prior collection period. This prospectus supplement describes how available funds and amounts on deposit in the reserve account are allocated to principal payments of the notes.

On each payment date, prior to the acceleration of the notes following an event of default, which is described below under “—Triggers Related To Priority of Distributions,” the issuing entity will distribute funds allocable to the principal distribution account as described under “—Flow of Funds and Priority of Distributions” to pay principal of the notes in the following order of priority:

•	first, to the Class A-1 notes, until the Class A-1 notes are paid in full;

•	second, to the Class A-2 notes, until the Class A-2 notes are paid in full;

•	third, to the Class A-3 notes, until the Class A-3 notes are paid in full;

•	fourth, to the Class A-4 notes until the Class A-4 notes are paid in full; and

•	fifth, to the Class B notes, until the Class B notes are paid in full.

Flow of Funds and Priority of Distributions

If collections on the receivables received during the related collection period, together with the amount on deposit in the reserve account, equals or exceeds the sum of (i) the aggregate outstanding principal amount of the notes, (ii) accrued and unpaid interest thereon and (iii) the servicing fee, then all such amounts will be applied to reduce the outstanding note balance to zero, pay all accrued and unpaid interest on the notes, and pay the servicing fee. Otherwise, collections on the receivables received during the related collection period and certain amounts withdrawn from the reserve account will be used by the issuing entity to pay the following amounts on each payment date in the following order of priority:

•	first, to the servicer, the servicing fee;

•	second, to the Class A Noteholders, ratably, the accrued Class A Note interest;

•

third, to the principal distribution account for distribution to the noteholders, the first allocation of principal, which will be an amount equal to the excess, if any, of (a) the note balance of the Class A Notes as of that payment date (before giving effect to any principal payments made on the Class A Notes on that payment date) over (b) the net pool balance as of the last day of the related collection period; provided, that such amount will not exceed the outstanding note balance of the Class A Notes; provided, further, that such amount on and after the final scheduled payment date for any class of Class A Notes will not be less than the amount that is necessary to reduce the note balance of that class of Class A Notes to zero;

•	fourth, to the Class B Noteholders, the accrued Class B Note interest;

•

fifth, to the principal distribution account for distribution to the noteholders, the second allocation of principal, which will be an amount equal to the excess, if any, of (a) the sum of the note balance of the Class A Notes and the Class B Notes (before giving effect to any principal payments made on the Notes on such payment date) minus the first allocation of principal for the specified payment date over (b) the net pool balance as of the last day of the related collection period; provided, however, that such amount on and after the final scheduled payment date for the Class A Notes or the Class B Notes will not be less than the amount that is necessary to reduce the note balance of each such class, as applicable, to zero (after the application of the first allocation of principal);

•	sixth, to the reserve account, until the amount of funds in the reserve account is equal to the specified reserve account balance;

•

seventh, to pay to the principal distribution account for distribution to the noteholders, the regular allocation of principal which will be an amount equal to the lesser of (i) the note balance of the Notes as of such payment date (before giving effect to any principal payments made on the Notes on such payment date) and (ii) an amount equal to the excess of (A) (x) the note balance of the Notes as of such payment date (before giving effect to any payments made on the Notes on such payment date); minus (y) the sum of the first allocation of principal and the second allocation of principal, if any, in each case for such payment date; over (B) the net pool balance as of the end of the related collection period less the targeted overcollateralization amount (as defined below under “Credit Enhancement—Overcollateralization”);

•

eighth, to pay to the owner trustee and the indenture trustee fees, expenses and indemnification amounts permitted under the sale and servicing agreement, the trust agreement and the indenture, as applicable, which have not been previously paid;

•	ninth, to the servicer, legal expenses and costs incurred pursuant to the sale and servicing agreement; and

•	tenth, any remaining funds will be distributed to the holders of the certificates.

For a more detailed description of the priority of distributions and the allocation of funds on each payment date, you should refer to “Application of Available Funds” in this prospectus supplement.

Triggers Related To Priority of Distributions

If payment of the notes has been accelerated after an event of default, after payment of certain amounts to the trustees and the servicer, interest on the Class A Notes will be paid ratably to each class of Class A Notes and principal payments of each class of notes will then be made first to the Class A-1 Noteholders until the Class A-1 Notes are paid in full. Next, the noteholders of all other classes of Class A Notes will receive principal payments, ratably, based on the outstanding principal amount of each remaining class of Class A Notes until those other classes of Class A Notes are paid in full. After interest on and principal of all of the Class A Notes are paid in full, the Class B Noteholders will receive interest and principal payments until the Class B Notes are paid in full.

Credit Enhancement

The credit enhancement for the notes will be as follows:

Class A notes:	Subordination of payments on the Class B notes, overcollateralization and the reserve account.

Class B notes:	Overcollateralization and the reserve account.

Overcollateralization

Overcollateralization represents the amount by which the aggregate principal amount of the receivables exceeds the aggregate principal amount of the notes. Overcollateralization will be available to absorb losses on the receivables that are not otherwise covered by excess collections on or in respect of the receivables, if any. The initial amount of overcollateralization will be $3,778,860.08, or approximately 0.75% of the initial pool balance. The application of funds as described under “—Flow of Funds and Priority of Distributions” above is designed to maintain the amount of overcollateralization as of any payment date at the targeted overcollateralization amount. The “targeted overcollateralization amount” for each payment date will be equal to the greater of (a) 1.50% of the net pool balance on such payment date, less the specified reserve account balance and (b) 0.75% of the net pool balance as of the cut-off date. The targeted overcollateralization amount shall not exceed the net pool balance on such payment date. For a more detailed description of overcollateralization as credit enhancement for the notes, see “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement.

Subordination of Payments on the Class B Notes

Payments of interest on the Class B Notes will be subordinated to payments of interest on the Class A Notes and certain other payments on that payment date (including principal payments of the Class A Notes in specified circumstances). No payments of principal will be made on the Class B Notes until the principal of and interest on the Class A Notes has been paid in full. If an event of default occurs and payment of the notes has been accelerated, no payments of interest or principal will be made on the Class B Notes until the Class A Notes are paid in full. Consequently, the holders of the Class B Notes will incur losses and shortfalls because of delinquencies and losses on the receivables before the holders of Class A Notes incur those losses and shortfalls. See “Risk Factors—Class B Notes are Subject to Greater Credit and Other Risk Because the Class B Notes are Subordinate to the Class A Notes.”

While any Class A Notes are outstanding, the failure to pay interest on the Class B Notes will not be an event of default. When the Class A Notes are no longer outstanding, an event of default will occur if the full amount of interest due on the Class B Notes is not paid within five business days after the related payment date.

Reserve Account

On the closing date, the depositor will deposit $1,259,447.15 into the reserve account (0.25% of the initial pool balance) (the “specified reserve account balance”).

On each payment date prior to an event of default that has resulted in an acceleration of the notes, if collections on the receivables are insufficient to make the payments described in clauses first through fifth in “—Flow of Funds and Priority of Distributions” above, the indenture trustee will withdraw funds, to the extent available, from the reserve account to pay such amounts. Consequently, the reserve account, to the extent of any funds available, will protect the holders of the Class A Notes against delinquencies and losses on the receivables before it protects the holders of the Class B Notes.

On each payment date prior to an event of default that has resulted in an acceleration of the notes, the issuing entity will deposit into the reserve account, to the extent necessary to reinstate the specified reserve account balance, any collections on the receivables remaining after the payment of the amounts described in clauses first through fifth listed in “—Flow of Funds and Priority of Distributions” above.

On each payment date, the indenture trustee will withdraw funds on deposit in the reserve account in excess of the specified reserve account balance as available funds, and deposit such funds into the collection account to be distributed in accordance with the priorities listed above in “―Flow of Funds and Priority of Distributions.”

For a more detailed description of the deposits to and withdrawals from the reserve account, you should refer to “Description of the Sale and Servicing Agreement—Reserve Account” in this prospectus supplement.

Optional Prepayment

The servicer will have the right at its option to exercise a “clean-up call” to purchase (or to designate one or more persons to purchase) some or all of the receivables from the issuing entity on any payment date if both of the following conditions are satisfied: (i) the then-outstanding net pool balance of the receivables as of the end of the related collection period has declined to 10% or less of the net pool balance of the receivables as of the cut-off date and (ii) the sum of the purchase price for the receivables and the other issuing entity property (other than the reserve account) and available funds for such payment date is at least sufficient to pay (x) the amounts required to be paid under clauses first through fifth of “―Flow of Funds and Priority of Distributions” above and (y) any outstanding note balance (after giving effect to the payments described in the preceding clause (x)). (We use the term “net pool balance” to mean, as of any date, the aggregate outstanding principal balance of all receivables (other than defaulted receivables) of the issuing entity on such date.) The purchase price will equal the lesser of (x) the aggregate principal amounts of the receivables (assuming that the receivables that were more than 30 days past due as of the last day of the related collection period have a principal balance of zero) and (y) the fair market value of the receivables (assuming that the receivables that were more than 30 days past due as of the last day of the related collection period have a fair market value of zero), which amount will be deposited by or at the direction of the Servicer into the Collection Account on the redemption date. If the lesser of the fair market value and the aggregate principal amounts of the receivables (other than receivables that were more than 30 days past due as of the last day of the related collection period) is not at least equal to the outstanding principal balance of the notes, the Servicer will not be permitted to exercise its optional purchase and effect the redemption of the notes. The issuing entity will apply such payment to the payment of the notes in full.

It is expected that at the time this purchase option becomes available to the servicer, only the Class A-4 Notes and the Class B Notes will be outstanding.

Events of Default

The occurrence of any one of the following events will be an “event of default” under the indenture:

•	a default continuing for five business days or more in the payment of any interest on any Class

A Note as long as they are outstanding, and after they have been paid in full, any Class B Note, when the same becomes due and payable;

•	a default in the payment of the principal of or any installment of the principal of any note at the related final scheduled payment date or the redemption date;

•

any failure by the issuing entity to duly observe or perform in any material respect any of its material covenants or agreements in the indenture, which failure materially and adversely affects the interests of the noteholders, and which continues unremedied for 60 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing a majority of the outstanding principal amount of the notes;

•

any representation or warranty of the issuing entity made in the indenture proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 60 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the notes; or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity or its property as specified in the indenture.

The amount of principal due and payable to holders of a class of notes under the indenture until its final scheduled payment date generally will be limited to amounts available to pay principal thereon. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default under the indenture until the final scheduled payment date for such class of notes.

Final Scheduled Payment Dates

The issuing entity is required to pay the entire principal amount of each class of notes (to the extent not previously paid), on the respective final scheduled payment dates specified on the front cover of this prospectus supplement.

Property of the Issuing Entity

The property of the issuing entity will include the following:

•	the receivables, including collections on the receivables on or after the cut-off date;

•	security interests in the vehicles financed by the receivables;

•	all receivable files relating to the original motor vehicle retail installment loans evidencing the receivables;

•	any other property securing the receivables;

•	funds on deposit in the accounts owned by the issuing entity and permitted investments of those accounts;

•	any proceeds from claims on insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables;

•	rights of the issuing entity under the sale and servicing agreement and of the depositor, as buyer, under the purchase agreement; and

•	the proceeds of any and all of the above.

Composition of the Receivables

The composition of the receivables in the pool described in this prospectus supplement as of the close of business on the cut-off date is as follows:

Aggregate Principal Balance	$503,778,860.08
Number of Receivables	34,052
Principal Balance
Average	$14,794.40
Range	$808.50 to $81,766.04
Original Amount Financed
Average	$20,246.90
Range	$1,915.15 to $120,000.00
Weighted Average Contract Rate	4.94%
Range	1.74% to 17.44%
Weighted Average Original Term to Maturity	63 months
Range	16 months to 72 months
Weighted Average Remaining Term to Maturity	48 months
Range	8 months to 68 months
Weighted Average FICO® score*	736
Range*	530 to 831
Percentage of Aggregate Principal Balance of Receivables with no FICO® score	0.55%
Percentages of Aggregate Principal Balance of Receivables for New/Used Vehicles	49.13% / 50.87%

*

Weighted average FICO® score and the range of FICO® scores are calculated excluding accounts for which we do not have a FICO® score. We describe FICO® scores in the prospectus under “The Bank’s Portfolio of Motor Vehicle Loans—Underwriting of Motor Vehicle Loans.”

For more information about the characteristics of the receivables in the pool, see “The Receivables Pool” in this prospectus supplement. In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool and certain disclosure in this prospectus supplement and the accompanying prospectus relating to the receivables, as described under “The Receivables Pool—Review of Pool Assets” in this prospectus supplement.

As described under “The Receivables Pool – Exceptions to Underwriting Criteria” in this prospectus supplement, certain credit underwriters have limited ability to approve exceptions to the Bank’s standard underwriting policies. As of the cut-off date, 0.81% of the principal balance of the receivables in the pool were approved by underwriters with one or more exceptions to the underwriting guidelines. Exceptions to the underwriting policies must be approved by underwriters with appropriate credit authority. See “The Receivables Pool – Exceptions to Underwriting Criteria” in this prospectus supplement.

Servicing Fee

The indenture trustee, on behalf of the issuing entity will pay the servicer a servicing fee on each payment date for the previous month equal to the product of (i) one-twelfth, (ii) 1.00% per annum and (iii) the net pool balance of the receivables at the beginning of the previous month (or, in the case of the first payment date, as of the cut-off date). As additional compensation, the servicer will be entitled to a supplemental servicing fee equal to any late fees, extension fees, non-sufficient funds charges and other administrative fees and expenses, if any, collected during each month and any investment earnings on any payments received on the receivables and deposited into the collection account.

Money Market Investment

The Class A-1 Notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 Notes, you or your advisor should consider these requirements before making a purchase.

Ratings

The depositor expects that the notes will receive credit ratings from two credit rating agencies hired by the sponsor to rate the notes (the “Hired Agencies”).

Although the Hired Agencies are not contractually obligated to monitor the ratings on the notes, we believe that the Hired Agencies will continue to monitor the transaction while the notes are outstanding. The Hired Agencies’ ratings on the notes may be lowered, qualified or withdrawn at any time. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or withdrawal of a rating, from any other rating agency. See “Risk Factors—The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes” in this prospectus supplement.

Minimum Denominations

$1,000 and integral multiples of $1,000 (except for one note of each class which may be issued in a denomination other than an integral of $1,000).

Tax Status

Opinions of Counsel

Mayer Brown LLP will deliver its opinion that, for United States federal income tax purposes, the notes

(other than notes, if any, retained by the issuing entity or a person considered the same person as the issuing entity for United States federal income tax purposes) will be treated as debt for United States federal income tax purposes, and the issuing entity will not be characterized as an association or a publicly traded partnership taxable as a corporation.

Investor Representations

If you purchase the notes, you agree by your purchase that you will treat the notes as indebtedness for federal income tax purposes.

ERISA Considerations

If you are (or are investing on behalf of) an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, a “plan” described in Section 4975(e)(1) of the Code, which is subject to Section 4975 of the Code, an entity deemed to hold plan assets of the foregoing (each, a “Benefit Plan Investor”), or a governmental or church plan subject to similar restrictions under applicable state, local or other law (collectively with Benefit Plan Investors, referred to as “Plans”), you should review the matters discussed under “Certain Considerations for ERISA and Other U.S. Employee Benefit Plans” in this prospectus supplement and the attached prospectus before investing in the securities.

Investor Information—Mailing Address and Telephone Number

The mailing address of the principal executive offices of USAA Acceptance, LLC is 9830 Colonnade Blvd., Suite 600, San Antonio, Texas, 78230, Attention: Michael Broker. Its telephone number is (210) 498-0029.

RISK FACTORS

You should consider the following risk factors and the risk factors under the heading “Risk Factors” in the attached prospectus in deciding whether to purchase any of these notes.

Class B Notes are Subject to Greater Credit and Other Risk Because the Class B Notes are Subordinate to the Class A Notes

The Class B Notes bear greater credit risk than the Class A Notes because payments of interest on the Class B Notes are subordinated to payments of interest and, in certain circumstances, principal on the Class A Notes, and payments of principal on the Class B Notes are subordinated to payments of interest and principal on the Class A Notes, as described in this prospectus supplement. Interest payments on the Class B Notes on each payment date will be subordinated to interest payments and any first allocation of principal on the Class A Notes on such payment date and, if payment of the notes has been accelerated because of an event of default, to principal payments on the Class A Notes. The Class B Notes also bear the risk that prepayments of receivables result in the pool consisting of receivables with lower rates, including some receivables for which the interest rate is less than the Class B Note interest rate plus the servicing fee rate. The reserve account is intended to mitigate this risk.

Principal payments on the Class B Notes will be fully subordinated to principal payments on the Class A Notes since no principal will be paid on the Class B Notes until the Class A Notes have been paid in full.

Adverse Events With Respect to the Servicer or its Affiliates Could Affect the Timing of Payments on Your Notes or Have Other Adverse Effects on Your Notes

Adverse events with respect to the servicer or any of its affiliates could result in servicing disruptions or reduce the market value of your notes. For example, in the event of a termination and replacement of the servicer, there may be some disruption of the collection activity with respect to the receivables owned by the issuing entity, leading to increased delinquencies, defaults and losses on the receivables. Any such disruptions may cause you to experience delays in payments or losses on your notes.

An Economic Downturn May Adversely Affect the Performance of the Receivables, Which Could Result in Losses on Your Notes

An economic downturn may adversely affect the performance of the receivables. High unemployment and a general reduction in availability of credit may lead to increased delinquencies and defaults by obligors, as well as decreased consumer demand for automobiles and reduced used vehicle prices, which could increase the amount of a loss in the event of a default by an obligor. If an economic downturn is experienced for a prolonged period of time, delinquencies and losses on the receivables could continue to increase, which could result in losses on your notes.

Federal Financial Regulatory Reform
Could Have a Significant Impact on
the Servicer, the Sponsor, the
Depositor or the Issuing Entity and
Could Adversely Affect the Timing
and Amount of Payments on Your
Notes

On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Although the Dodd-Frank Act generally took effect on July 22, 2010, many provisions did not take effect for a year or more, some provisions are still not effective and many provisions require implementing regulations to be issued. The Dodd-Frank Act is extensive and significant legislation that, among other things:

•

creates a framework for the liquidation of certain bank holding companies and other nonbank financial companies, determined to be “covered financial companies”, in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the liquidation of certain of their respective subsidiaries, defined as “covered subsidiaries” determined to be “covered financial companies”, in the event such a subsidiary is, among other things, in default or in danger of default and the liquidation of such subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States;

•	creates a new framework for the regulation of over-the-counter derivatives activities;

•	strengthens the regulatory oversight of securities and capital markets activities by the SEC; and

•	creates the Consumer Financial Protection Bureau (the “CFPB”), a new agency responsible for administering and enforcing the laws and regulations for consumer financial products and services.

The Dodd-Frank Act impacts the offering, marketing and regulation of consumer financial products and services offered by financial institutions. The CFPB has supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions and their respective affiliates.

The Dodd-Frank Act also increases the regulation of the securitization markets. For example, implementing regulations will require securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate. It gives broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC or other government entities, as applicable, may impose costs on, create operational constraints for, or place limits on pricing with respect to banks such as the Bank. Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the appropriate federal regulatory agencies over the next couple of years. As such, in many respects, the ultimate impact of the Dodd-Frank Act and its effects on the financial markets and their participants will not be fully known for an extended period of time. In particular, no assurance can be given that these new requirements imposed, or to be imposed after implementing regulations are issued, by the Dodd-Frank Act will not have a significant impact on the servicing of the receivables, and on the regulation and supervision of the servicer, the sponsor, the depositor, the issuing entity and/or their respective affiliates.

In addition, no assurances can be given that the framework for the liquidation of “covered financial companies” or their “covered subsidiaries” would not apply to USAA Capital Corporation, the parent of the Bank or its nonbank affiliates, United Services Automobile Association (“USAA”), the issuing entity or the depositor, or, if it were to apply, would not result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the indenture trustee or other transaction parties from exercising their rights. This repudiation power could also affect certain transfers of receivables pursuant to the transaction documents as further described under “Some Important Legal Issues Relating to the Receivables—Dodd-Frank Orderly Liquidation Framework” in the accompanying prospectus. Application of this framework could materially adversely affect the timing and amount of payments of principal and interest on your notes.

Prepayments and Losses on Your Notes May Result From an Event of Default Under the Indenture	An event of default under the indenture may result in:

	•	losses on your notes if the receivables are sold and the sale proceeds, together with any other assets of the issuing entity, are insufficient to pay the amounts owed on the notes; and

	•	your notes being repaid earlier than scheduled, which may require you to reinvest your principal at a lower rate of return.

See “Description of the Notes—Provisions of the Indenture” in this prospectus supplement.

You May Suffer Losses Because You Have Limited Control Over the Actions of the Issuing Entity and Conflicts Between the Class A Noteholders and Class B Noteholders May Occur

Under certain circumstances, a portion of the holders of the Class A Notes will have the right to control the issuing entity’s actions. For example, if an event of default should occur and be continuing with respect to notes, the indenture trustee or holders of a majority in principal amount of the “controlling class” may declare the principal on those notes to be immediately due and payable. The “controlling class” of notes will be the Class A Notes as long as they are outstanding, and after they have been paid in full, the Class B Notes will become the controlling class, so long as they are outstanding (excluding, in each case, notes held by the issuing entity, any other obligor upon the notes, the depositor, the servicer or any affiliate of any of the foregoing). Furthermore, following certain events of default relating to the failure to pay interest or principal when due and under certain circumstances, the consent of the holders of 66 2/3% of the aggregate outstanding amount of the controlling class will be required before the indenture trustee may sell the receivables of the issuing entity. The holders of the Class B Notes will not have any right to participate in those determinations for so long as any Class A Note is outstanding, and the Class B Notes may be adversely affected by determinations made by the controlling class. Furthermore, the holders of a majority of the aggregate outstanding amount of the controlling class, under certain circumstances, have the right to waive servicer replacement events and holders of 66 2/3% of the aggregate outstanding amount of the controlling class have the right to direct the indenture trustee to terminate the servicer as the servicer of the receivables, and such noteholder direction will be without consideration of the effect such waiver or termination would have on the holders of the Class B Notes. The holders of the Class B Notes will not have the ability to waive servicer replacement events or to remove the servicer until the Class A Notes have been paid in full. In exercising any rights or remedies under the indenture, the holders of the controlling class may be expected to act solely in their own interests.

See “Description of the Sale and Servicing Agreement—Servicer Replacement Events”, “—Removal or Replacement of Servicer” and “—Waiver of Past Servicer Replacement Events” in this prospectus supplement.

Geographic Concentration and Varying Economic Circumstances May Result in More Risk to You

The concentration of the receivables in specific geographic areas may increase the risk of loss. A deterioration in economic conditions in the states where obligors reside could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables and may consequently affect the delinquency, loss and repossession experience of the issuing entity with respect to the receivables. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your notes earlier than anticipated. See “Risk Factors―Prepayments on the receivables may adversely affect the average life of and rate of return on your securities” in the accompanying prospectus. The servicer’s records indicate that the billing addresses of the obligors of the receivables in the pool described in this prospectus supplement as of the cut-off date were primarily concentrated in the following states:

		Percentage of Aggregate Principal Balance

	Texas	14.09%
	California	8.59%
	Virginia	7.36%
	Florida	7.35%
	Georgia	5.74%
	North Carolina	5.19%

	No other state, by those billing addresses, constituted more than 5% of the balance of the receivables in the pool described in this prospectus supplement as of the cut-off date. Economic factors like unemployment, interest rates, the lack of availability of consumer credit, the price of gasoline, the rate of inflation and consumer perceptions of the economy may affect the rate of prepayment and defaults on the receivables. Further, the effect of natural disasters, such as hurricanes and floods, on the performance of the receivables, is unclear, but there may be a significant adverse effect on general economic conditions, consumer confidence and general market liquidity. Because of the concentration of the obligors in certain states, any adverse economic factors or natural disasters in those states may have a greater effect on the performance of the notes than if the concentration did not exist. Further, if the current economic downturn worsens, or continues for an extended period of time, delinquencies and losses on the receivables could increase, which could result in losses on your notes.

Additionally, during periods of economic slowdown or recession, delinquencies, defaults, repossessions and losses generally increase. These periods may also be accompanied by decreased consumer demand for light-duty trucks, SUVs or other vehicles and declining values of automobiles securing outstanding automobile loan contracts, which weakens collateral coverage and increases the amount of a loss in the event of default by an obligor. Significant increases in the inventory of used automobiles during periods of economic slowdown or recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales.

Credit Scores and Historical Loss Experience May Not Accurately Predict the Likelihood of Losses on the Receivables

Information regarding credit scores for the obligors obtained at the time of origination of their contract is presented in “The Receivables Pool” in this prospectus supplement. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Neither the depositor, the sponsor nor any other party makes any representations or warranties as to any obligor’s current credit score or the actual performance of any motor vehicle receivable or that a particular credit score should be relied upon as a basis for an expectation that a receivable will be paid in accordance with its terms.

Additionally, historical loss and delinquency information set forth in this prospectus supplement under “The Receivables Pool—The Bank’s Delinquency, Loan Loss and Recovery Information” was affected by several variables, including general economic conditions and market interest rates, that are likely to differ in the future. Therefore, there can be no assurance that the net loss experience calculated and presented in this prospectus supplement with respect to the Bank’s managed portfolio of contracts will reflect actual experience with respect to the receivables in the receivables pool. There can be no assurance that the future delinquency or loss experience of the servicer with respect to the receivables will be better or worse than that set forth in this prospectus supplement with respect to the Bank’s managed portfolio.

Lack of Liquidity in the Secondary Market May Adversely Affect Your Notes

Recent and continuing adverse events in the global financial markets have caused a significant reduction in liquidity in the secondary market for asset-backed securities. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, such as the notes. This period of illiquidity may continue and may adversely affect the market value of your notes. See “Risk Factors―You may not be able to resell your securities” in the prospectus.

The Rate of Depreciation of Certain Financed Vehicles Could Exceed the Amortization of the Outstanding Principal Amount of the Loan on Those Financed Vehicles, Which May Result in Losses

There can be no assurance that the value of any financed vehicle will be greater than the outstanding principal amount of the related receivable. New vehicles normally experience an immediate decline in value after purchase because they are no longer considered new. As a result, it is highly likely that the principal amount of a receivable will exceed the value of the related financed vehicle during the earlier years of a receivable’s term. The lack of any significant equity in their vehicles may make it more likely that those obligors will default in their payment obligations if their personal financial conditions change. Defaults during these earlier years are likely to result in losses because the proceeds of repossession of the related financed vehicle are less likely to pay the full amount of interest and principal owed on the receivable. The frequency and amount of losses may be greater for receivables with longer terms, because these receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term receivable may result in a longer period during which the value of the financed vehicle is less than the remaining principal balance of the receivable. Additionally, although the frequency of delinquencies and defaults tends to be greater for receivables secured by used vehicles, loss severity tends to be greater with respect to receivables secured by new vehicles because of the higher rate of depreciation described above.

The pricing of used vehicles is affected by the supply and demand for those vehicles, which, in turn, is affected by consumer tastes, economic factors (including the price of gasoline), the introduction and pricing of new vehicle models and other factors. Decisions by a manufacturer with respect to new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models. Further, the insolvency of a manufacturer may negatively affect used vehicle prices for vehicles manufactured by that company. A decrease in the demand for used vehicles may impact the resale value of the financed vehicles securing the receivables. Decreases in the value of those vehicles may, in turn, reduce the incentive of obligors to make payments on the receivables and decrease the proceeds realized by the issuing entity from repossessions of financed vehicles. In any of the foregoing cases, the delinquency and net loss figures, shown in the tables appearing under “The Receivables Pool” in this prospectus supplement, might be a less reliable indicator of the rates of delinquencies, repossessions and losses that could occur on the receivables than would otherwise be the case.

You May Suffer Losses Due to Receivables With Low Annual Percentage Rates

The receivables pool includes receivables which have annual percentage rates that are less than the interest rates on certain classes of the notes. Interest paid on the receivables with annual percentage rates higher than the interest rate on the notes compensate for the receivables with relatively lower annual percentage rates. Excessive prepayments on the receivables with relatively higher annual percentage rates may adversely impact your notes by reducing such interest payments available.

Retention of Some or all of one or more Classes of the Notes by the Depositor or an Affiliate of the Depositor may Reduce the Liquidity of Such Notes

Some or all of one or more classes of notes may be retained by the depositor or transferred to an affiliate of the depositor. Accordingly, the market for such a retained class of notes may be less liquid than would otherwise be the case. In addition, if any retained notes are subsequently sold in the secondary market, demand and market price for notes of that class already in the market could be adversely affected. Additionally, if any retained notes are subsequently sold in the secondary market, the voting power of the noteholders of the outstanding notes may be diluted.

FDIC Receivership or Conservatorship of the Seller Could Result in Delays in Payments or Losses on Your Notes

The seller is a federally chartered savings association and is subject to regulation and supervision by the Office of the Comptroller of the Currency (“OCC”) and whose deposits are insured to the applicable limits by the Federal Deposit Insurance Corporation (“FDIC”). If the seller becomes insolvent, is in an unsound condition or engages in violations of its by-laws or regulations applicable to it, or if similar circumstances occur, the OCC is authorized to appoint the FDIC as conservator and, if a receiver were appointed, the FDIC would act as a receiver for the seller. As receiver, the FDIC would have broad powers to:

	•	require the issuing entity, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

	•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the seller; or

	•	repudiate, without compensation, the seller’s ongoing servicing obligations under the servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables.

Another section of the Federal Deposit Insurance Act provides that, with certain exceptions, during the 45-day period beginning on the date of the appointment of the FDIC as conservator for a bank or the 90-day period beginning on the date of the appointment of the FDIC as receiver for a bank, no person may, without the consent of the FDIC as conservator or receiver, exercise any right or power to terminate, accelerate, or declare a default under any contract to which the bank is a party, or to obtain possession of or exercise control over any property of the bank or affect the contractual rights of the bank. In the event of conservatorship or receivership relating to the seller, this section could be interpreted to prohibit the indenture trustee, noteholders or other persons from exercising contractual rights and remedies under any contract to which the seller was deemed to be a party during the applicable period. Such interpretation, whether or not ultimately sustained, could lead to a delay and reduction in payments on your notes.

If the FDIC were to take any of those actions, payments on your notes could be delayed or reduced.

Under the Federal Deposit Insurance Act, the FDIC, as conservator or receiver of the seller, is authorized to repudiate any “contract” of the seller if the FDIC determines that the performance of the contract is burdensome and the repudiation would promote the orderly administration of the seller’s affairs. Upon such repudiation the FDIC would be required to pay “actual direct compensatory damages.” This authority may be interpreted by the FDIC to permit it to repudiate the transfer of the receivables to the depositor. However, because we have structured the transfer of receivables from the seller to the depositor with the intent that such transfers would be characterized as legal true sales, the FDIC likely would not be able to recover the transferred receivables using its repudiation powers.

If the FDIC nevertheless recharacterizes the transfer of motor vehicle loans to an issuing entity as a grant of a security interest to secure a debt, it could repudiate the debt and recover the motor vehicle loans as assets of the Bank. In this case, the amount of compensation that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as conservator or receiver. There is no statutory definition of “actual direct compensatory damages” but the term does not include damages for lost profits or opportunity. The staff of the FDIC takes the position that upon repudiation these damages would not include interest accrued to the date of actual repudiation, so that the issuing entity would have a claim for interest only through the date of the appointment of the FDIC as conservator or receiver. Since the FDIC may delay repudiation for up to 180 days following that appointment, the issuing entity may not have a claim for interest accrued during this 180 day period. In addition, in one case involving the repudiation by the Resolution Trust Corporation, formerly a sister agency of the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that “actual direct compensatory damages” in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court’s view were applied to determine an issuing entity’s “actual direct compensatory damages” in the event the FDIC repudiated the transfer of motor vehicle loans to an issuing entity under the applicable sale and servicing agreement, the amount paid to the issuing entity could, depending upon circumstances existing on the date of the repudiation, be less than the principal amount of the securities issued by that issuing entity and the interest accrued thereon and unpaid to the date of payment.

The FDIC has adopted regulations entitled “Treatment of financial assets transferred in connection with a securitization for participation” (the “FDIC Rule”). The FDIC Rule contains four different safe harbors, each of which limits the power that the FDIC can exercise in the insolvency of an insured depository institution when it is appointed as receiver or conservator. We do not intend to satisfy the conditions of the FDIC Rule and no legal opinion will be delivered in connection with the issuance of the notes as to the applicability of the FDIC Rule.

The FDIC could delay its decision whether to recognize the seller’s transfer of the receivables for a reasonable period following its appointment as conservator or receiver for the seller. If the FDIC were to refuse to recognize the seller’s transfer of the receivables, payments on your notes could be delayed or reduced.

The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes

Security ratings are not recommendations to buy, sell or hold the notes. Rather, the ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled payment date. Ratings do not consider to what extent the notes will be subject to prepayment or that the principal of any class of notes will be paid prior to the final scheduled payment date for that class of notes, nor do the ratings consider the prices of the notes or their suitability to a particular investor. A rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the sponsor to comply with its obligation to post information provided to the Hired Agencies on a website that is accessible by a rating agency that is not a Hired Agency. The ratings of any notes may be lowered by a rating agency (including the Hired Agencies) following the initial issuance of the notes as a result of losses on the related receivables in excess of the levels contemplated by a rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the notes.

Accordingly, there is no assurance that the ratings assigned to any note on the date on which the note is originally issued will not be lowered or withdrawn by any rating agency at any time thereafter. If any rating with respect to the notes is revised or withdrawn, the liquidity or the market value of your note may be adversely affected.

It is possible that other rating agencies not hired by the sponsor may provide an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies. As of the date of this prospectus supplement, the depositor was not aware of the existence of any unsolicited rating provided (or to be provided at a future time) by any rating agency not hired to rate the transaction. However, there can be no assurance that an unsolicited rating will not be issued prior to or after the closing date, and none of the sponsor, the depositor nor any underwriter is obligated to inform investors (or potential investors) in the notes if an unsolicited rating is issued after the date of this prospectus supplement. Consequently, if you intend to purchase notes, you should monitor whether an unsolicited rating of the notes has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of notes. If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies, the liquidity or the market value of your note may be adversely affected.

Potential rating agency conflict of interest and regulatory scrutiny

It may be perceived that the Hired Agencies have a conflict of interest that may have affected the ratings assigned to the notes where, as is the industry standard and the case with the ratings of the notes, the sponsor, the depositor or the issuing entity pays the fees charged by the rating agencies for their rating services. Furthermore, the rating agencies have been and may continue to be under scrutiny by federal and state legislative and regulatory bodies for their roles in the recent financial crisis and such scrutiny and any actions such legislative and regulatory bodies may take as a result thereof may also have an adverse effect on the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.

THE ISSUING ENTITY

Limited Purpose and Limited Assets

          USAA Auto Owner Trust 2012-1 is a statutory trust governed under the laws of the State of Delaware by a trust agreement, as amended and restated as of the closing date, between the depositor and Wells Fargo Delaware Trust Company, National Association, as the owner trustee. The trust is referred to in this prospectus supplement and in the accompanying prospectus as either the “trust” or the “issuing entity.”

          The issuing entity will not engage in any activity other than:

•	acquiring, holding and managing the assets of the issuing entity, including the receivables, and the proceeds of those assets;

•	issuing the securities;

•	making payments on the securities;

•	selling, transferring and exchanging the securities;

•	pledging the receivables and other assets of the issuing entity pursuant to the indenture;

•	entering into and performing its obligations under the transfer agreements; and

•

engaging in other activities that are necessary, suitable or convenient to accomplish any of the purposes listed above or are in any way connected with those activities or as may be required in connection with conservation of the assets of the issuing entity and the making of payments on the notes and distributions on the certificates.

          The fiscal year of the issuing entity is the calendar year.

          The issuing entity will be capitalized by the issuance of the notes. The issuing entity will transfer the notes and the certificates to the depositor in exchange for the receivables under a sale and servicing agreement among the issuing entity, the depositor, the servicer and the indenture trustee. The proceeds from the issuance of the notes will be used by the depositor (1) to purchase the receivables from the seller under the purchase agreement and (2) to fund the initial deposit into the Reserve Account. The seller or its affiliates may use all or a portion of the net proceeds of the offering of the notes to pay their respective debts and for general purposes.

          In addition to the receivables acquired by the issuing entity from the depositor on the closing date, the issuing entity property will also include:

•	all collections on the receivables on or after the Cut-off Date;

•	the receivable files relating to the original motor vehicle retail installment loans evidencing the receivables;

•	the security interests in the financed vehicles;

•

any proceeds from claims on (1) any theft and physical damage insurance policy maintained by an obligor under a receivable, providing coverage against loss or damage to or theft of the related financed vehicle or (2) any credit life or credit disability insurance maintained by an obligor in connection with any receivable;

•	any other property securing the receivables;

•

the rights of the issuing entity to funds on deposit in the Reserve Account, the Collection Account and the Principal Distribution Account and any other accounts established pursuant to the indenture or sale and servicing agreement, and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit);

•	rights of the issuing entity under the sale and servicing agreement and of the depositor, as buyer, under the purchase agreement; and

•	the proceeds of any and all of the above.

          If the protection provided to the Class A Noteholders by the subordination of the Class B Notes and to all the noteholders by the Reserve Account is insufficient, the issuing entity will have to look solely to the obligors on the receivables and the proceeds from the repossession and sale of the financed vehicles that secure defaulted receivables. In that event, various factors, such as the issuing entity not having perfected security interests in the financed vehicles securing the receivables in all states, may affect the servicer’s ability to repossess and sell the collateral securing the receivables, and thus may reduce the proceeds which the issuing entity can distribute to the noteholders. See “Application of Available Funds—Priority of Distributions” and “Description of the Sale and Servicing Agreement—Reserve Account” in this prospectus supplement and “Some Important Legal Issues Relating to the Receivables” in the attached prospectus.

Capitalization of the Issuing Entity

          The following table illustrates the expected capitalization of the issuing entity as of the closing date, as if the issuance and sale of the notes had taken place on such date:

Class A-1 Notes	$142,000,000.00
Class A-2 Notes	$172,000,000.00
Class A-3 Notes	$125,000,000.00
Class A-4 Notes	$52,180,000.00
Class B Notes	$8,820,000.00
Initial Overcollateralization	$3,778,860.08

Total	$503,778,860.08

The Owner Trustee

          Wells Fargo Delaware Trust Company, National Association will act as owner trustee under the trust agreement. Wells Fargo Delaware Trust Company, National Association is a national banking association existing under the laws of the United States of America authorized to exercise trust powers. The owner trustee maintains its principal office at 919 North Market Street, Suite 1600, Wilmington, Delaware 19801.

          Wells Fargo Delaware Trust Company, National Association has served and currently is serving as owner trustee for numerous securitization transactions and programs involving pools of motor vehicle receivables.

          Currently, there are no legal proceedings pending before any court or governmental authority against Wells Fargo Delaware Trust Company, National Association that would have a material adverse effect on the ability of Wells Fargo Delaware Trust Company, National Association to perform it obligations as owner trustee as provided in the trust agreement.

          The depositor and its affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates.

          Refer to “The Issuing Entities—The Trustee” in the attached prospectus for a description of the owner trustee’s duties and responsibilities under the trust agreement.

Indenture Trustee

          The Bank of New York Mellon will be the indenture trustee under the indenture. The indenture trustee is a New York Banking Corporation. The Bank of New York Mellon has and currently is serving as indenture trustee for numerous securitization transactions and programs involving pools of assets similar to the motor vehicle receivables. The seller, servicer, sponsor, depositor and their affiliates may in the future engage in commercial banking transactions with the indenture trustee and its affiliates in the ordinary course of their respective business.

          Refer to “The Indenture—The Indenture Trustee” section in the attached prospectus for a description of the indenture trustee’s duties and responsibilities under the indenture. The indenture trustee will make the reports to securityholders (as described in the prospectus under “Certain Information Regarding the Securities—Reports to Securityholders”) available to securityholders each month via its Internet website, which is presently located at gctinvestorreporting.bnymellon.com. The indenture trustee will forward a hard copy of the reports to each securityholder promptly after it becomes aware that the reports are not accessible on its Internet website. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at (800) 332-4550. The indenture trustee will notify the securityholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.

ORIGINATOR, SPONSOR, SELLER AND SERVICER

          USAA Federal Savings Bank (the “Bank”) is a federally chartered savings association and a member of the Federal Home Loan Bank System. The Bank is subject to the supervision of the Office of the Comptroller of the Currency (the “OCC”), the Federal Deposit Insurance Corporation (the “FDIC”) and the Consumer Financial Protection Bureau. Deposits held by the Bank are insured by the Deposit Insurance Fund of the FDIC. The Bank is an indirect wholly-owned subsidiary of United Services Automobile Association (“USAA”) and is engaged in providing consumer banking products and services primarily to the USAA membership. As of December 31, 2011, its total assets and total common and preferred stockholders’ equity were $104.4 billion and $20.0 billion, respectively.

          USAA and its various property and casualty insurance subsidiaries provide personal line insurance, which includes automobile, homeowners, and renters insurance, to their policyholders. In addition, through its various wholly-owned subsidiaries and affiliates, USAA offers personal financial service products, including life insurance, mutual funds, banking services and financial planning services. USAA is the sixth largest private passenger automobile and the fifth largest homeowners insurer in the United States, based on 2011 direct written premiums. USAA markets its products and services principally through direct mail, telecommunication and electronic means. USAA is headquartered in San Antonio, Texas and employs more than 22,000 people. The Bank’s executive offices are located at 10750 McDermott Freeway, San Antonio, Texas 78288 and its telephone number is (210) 498-2265.

          USAA is a reciprocal interinsurance exchange formed in 1922. As of December 31, 2011, USAA and its subsidiaries have a combined membership of approximately 8.8 million.

          The Bank began its motor vehicles financing operations in 1984 and has serviced the related receivables since that time. The Bank has been securitizing its motor vehicle loans since 1993 and has done more than 25 public securitizations of its motor vehicle loans.

THE DEPOSITOR

The depositor is a limited liability company formed under the laws of the State of Delaware on July 22, 2002. The depositor maintains its principal office at 9830 Colonnade Blvd., Suite 600, San Antonio, Texas, 78230, Attention: Michael Broker. Its telephone number is (210) 498-0029.

          The depositor is a wholly-owned, special purpose subsidiary of the Bank. The depositor was organized solely for the limited purpose of acquiring receivables and associated rights, issuing securities, selling and otherwise transferring receivables (including for the purpose of securitizing them) and engaging in related transactions. The depositor’s limited liability company agreement limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes. The depositor’s limited liability company agreement also includes a provision that requires the depositor to have at least two directors who are independent. Under the depositor’s limited liability company agreement, an independent director is a person who is not an employee, director, stockholder, partner or officer of the depositor or any of its affiliates (other than his or her service as an independent director of the depositor or any of its affiliates), a customer or supplier of the depositor or any of its affiliates, or any immediate family member of any person described in the foregoing.

          The only obligations, if any, of the depositor with respect to the notes issued by the issuing entity are pursuant to certain limited representations and warranties and limited undertakings to repurchase receivables under certain circumstances, but only to the extent the seller simultaneously performs its obligation to repurchase those receivables. The depositor will have no ongoing servicing obligations or responsibilities with respect to any financed vehicle. The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets.

          None of the depositor, the seller, the servicer or any of their respective affiliates will insure or guarantee the receivables or the securities issued by the issuing entity.

THE RECEIVABLES POOL

          The issuing entity will own a pool of receivables consisting of retail motor vehicle installment loans secured by security interests in the motor vehicles financed by those loans. The pool will consist of the receivables selected from the seller’s portfolio of installment loans for new and used vehicles, in each case meeting the criteria described below, which the seller transfers to the depositor and the depositor transfers to the issuing entity on the closing date. No selection procedures believed by the seller to be adverse to the noteholders were utilized in selecting the receivables. The receivables will include payments on the receivables which are made on or after the Cut-off Date. Approximately 93.27% of the receivables in the pool described in this prospectus supplement (by aggregate principal balance as of the Cut-off Date) are evidenced by electronic contracts.

          The characteristics set forth in this section are based on the receivables in the pool described in this prospectus supplement as of the Cut-off Date. The pool consists of a portion of the receivables owned by the originator that met the criteria below as of the Cut-off Date. The receivables pool sold to the issuing entity on the closing date will be selected from the pool.

Criteria Applicable to Selection of Receivables

          The receivables sold to the issuing entity on the closing date will be selected from the seller’s portfolio for inclusion in the pool by several criteria, some of which are set forth in the attached prospectus under “The Receivables Pools.” These criteria include the requirement that each receivable:

•	constitutes “electronic chattel paper,” “tangible chattel paper,” “accounts,” “promissory notes,” or “payment intangibles,” as applicable, as defined under the Uniform Commercial Code;

•	has a remaining term to maturity, as of the Cut-off Date, of not less than 8 months;

•	had an original term to maturity, as of the Cut-off Date, of not less than 16 months and not more than 72 months;

•

is a fully-amortizing, simple interest loan and which provided, at origination, for level periodic payments (except for the first or last payment, which may be minimally different from the level payments) over its original term;

•	is secured by a new or used automobile or light-duty truck that, as of the Cut-off Date, had not been repossessed;

•	has not been identified on the computer files of the servicer as being the subject of any pending bankruptcy or insolvency proceedings as of the Cut-off Date;

•	has no payment more than 30 days past due as of the Cut-off Date;

•	had an outstanding principal balance, as of the Cut-off Date, of greater than or equal to $808.50;

•	has a scheduled maturity date, as of the Cut-off Date, no later than May 3, 2018; and

•	has a Contract Rate, as of the Cut-off Date, of no less than 1.74% and not more than 17.44%.

Exceptions to Underwriting Criteria

          Receivables originated under the Bank’s underwriting guidelines are approved based on either (i) an automated process based on the Bank’s underwriting policy, (ii) a credit underwriter applying the same criteria and standards used in the automated process or (iii) the authority of a credit underwriter.

          As described under “The Bank’s Portfolio of Motor Vehicle Loans – Underwriting of Motor Vehicle Loans” in the accompanying prospectus, each applicant will initially be evaluated through an automated process. The Bank’s underwriting policy takes into account multiple factors, including, but not limited to, the stability of the applicant with specific regard to the applicant’s length of employment, the applicant’s debt-to-income ratio, the applicant’s payment-to-income ratio and a loan-to-value ratio test taking into account the age, type and market value of the financed vehicle. If an applicant is not approved through the automated process, an underwriter then performs a judgmental review using the same criteria and standards used in the automated review.

          Additionally, certain credit underwriters have limited ability to approve exceptions to the standard underwriting policies. As of the cut-off date, 364 receivables, having an aggregate principal balance of $4,081,605, (approximately 0.81% of the principal balance of receivables in the pool), were approved with one or more exceptions by the decision of a credit underwriter with the appropriate authority. With respect to the receivables in the pool that were exceptions approved by credit underwriters, as of the cut-off date, (i) 185 receivables (approximately 0.33% of the principal balance of receivables in the pool) had exceptions relating to credit score; (ii) 86 receivables (approximately 0.21% of the principal balance of receivables in the pool) had exceptions relating to the applicant’s debt-to-income ratio; (iii) 28 receivables (approximately 0.06% of the principal balance of receivables in the pool) had exceptions relating to payment-to-income ratio; and (iv) 77 receivables (approximately 0.24% of the principal balance of receivables in the pool) had exceptions relating to loan-to-value ratio.

          The Bank elected to include receivables with exceptions to the underwriting criteria in the receivables pool because historically the Bank has not excluded receivables with exceptions from its auto securitization program. In addition, the information relating to delinquency, repossession and credit loss experience set forth in “The Receivables Pool – The Bank’s Delinquency, Loan Loss and Recovery Information” is reflective of the Bank’s total managed portfolio of motor vehicles receivables, including receivables approved as exceptions to the underwriting criteria.

Pool Stratifications

          The composition of the receivables in the pool described in this prospectus supplement as of the Cut-off Date is as follows:

Aggregate Principal Balance	$503,778,860.08
Number of Receivables	34,052
Principal Balance
Average	$14,794.40
Range	$808.50 to $81,766.04
Original Amount Financed
Average	$20,246.90
Range	$1,915.15 to $120,000.00
Weighted Average Contract Rate	4.94%
Range	1.74% to 17.44%
Weighted Average Original Term to Maturity	63 months
Range	16 months to 72 months
Weighted Average Remaining Term to Maturity	48 months
Range	8 months to 68 months
Weighted Average FICO® score*	736
Range*	530 to 831
Percentage of Aggregate Principal Balance of Receivables with no FICO® score	0.55%
Percentages of Aggregate Principal Balance of Receivables for New/Used Vehicles	49.13% / 50.87%

*

Weighted average FICO® score and the range of FICO® scores are calculated excluding accounts for which we do not have a FICO® score. We describe FICO® scores in the prospectus under “The Bank’s Portfolio of Motor Vehicle Loans—Underwriting of Motor Vehicle Loans.”

          The distribution by credit score, distribution by original term, distribution by remaining term, distribution by current contract balance, distribution by contract rate and geographical distribution of the receivables in the pool described in this prospectus supplement as of the Cut-off Date are set forth in the following tables.

Distribution by FICO Score®
of the Receivables in the Pool as of the Cut-off Date

Range of FICO® Scores	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(1)

Not available	325	$2,776,666.86	0.55%
Less than 600	10	125,381.04	0.02
600 – 624	556	6,922,318.20	1.37
625 – 649	1,273	17,518,505.25	3.48
650 – 674	2,668	38,472,447.78	7.64
675 – 699	3,893	57,843,779.93	11.48
700 – 724	4,684	71,776,214.11	14.25
Equal to or greater than 725	20,643	308,343,546.91	61.21

Total	34,052	$503,778,860.08	100.00%

(1)	May not add to 100.00% due to rounding.

Distribution by Original Term to Maturity of the Receivables in the Pool as of the Cut-off Date

Range of Original Terms to Maturity (months)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(1)

13 – 24	165	$851,983.08	0.17%
25 – 36	2,764	21,224,521.58	4.21
37 – 48	5,243	53,518,466.34	10.62
49 – 60	14,898	202,137,630.22	40.12
61 – 72	10,982	226,046,258.86	44.87

Total	34,052	$503,778,860.08	100.00%

(1)	May not add to 100.00% due to rounding.

Distribution by Remaining Term to Maturity of the Receivables in the Pool as of the Cut-off Date

Range of Remaining Terms to Maturity (months)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(1)

1 – 12	617	$2,335,206.06	0.46%
13 – 24	3,146	21,596,056.43	4.29
25 – 36	7,208	75,491,698.46	14.99
37 – 48	10,329	148,090,300.31	29.40
49 – 60	8,986	168,165,809.34	33.38
61 – 72	3,766	88,099,789.48	17.49

Total	34,052	$503,778,860.08	100.00%

(1)	May not add to 100.00% due to rounding.

Distribution by Principal Balance of the Receivables in the Pool as of the Cut-off Date

Range of Principal Balances ($)	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(1)

Equal to or less than 10,000	10,787	$70,766,406.12	14.05%
10,000.01 – 20,000	15,469	224,773,703.07	44.62
20,000.01 – 30,000	6,022	144,121,814.30	28.61
30,000.01 – 40,000	1,407	47,422,764.23	9.41
40,000.01 – 50,000	307	13,262,500.89	2.63
50,000.01 – 60,000	46	2,481,098.04	0.49
60,000.01 – 70,000	9	573,963.06	0.11
Equal to or greater than 70,000.01	5	376,610.37	0.07

Total	34,052	$503,778,860.08	100.00%

(1)	May not add to 100.00% due to rounding.

Distribution by Contract Rate of the Receivables in the Pool as of the Cut-off Date

Range of Contract Rates	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance(1)

Equal to or less than 2.00%	2	$19,471.17	0.00	%(2)
2.01% – 2.50%	503	8,184,749.26	1.62
2.51% – 3.00%	1,074	17,242,903.57	3.42
3.01% – 3.50%	3,059	64,028,717.52	12.71
3.51% – 4.00%	6,878	120,244,889.81	23.87
4.01% – 4.50%	4,394	75,892,579.85	15.06
4.51% – 5.00%	5,137	66,017,961.96	13.10
5.01% – 5.50%	3,927	43,660,244.26	8.67
5.51% – 6.00%	1,684	22,673,552.14	4.50
6.01% – 6.50%	661	9,766,468.46	1.94
6.51% – 7.00%	1,896	22,353,430.31	4.44
7.01% – 7.50%	886	8,729,377.26	1.73
7.51% – 8.00%	320	3,151,842.94	0.63
8.01% – 8.50%	625	9,352,538.95	1.86
8.51% – 9.00%	630	10,348,876.31	2.05
9.01% – 9.50%	898	6,668,850.94	1.32
9.51% – 10.00%	180	1,314,021.10	0.26
10.01% – 10.50%	19	134,323.13	0.03
10.51% – 11.00%	295	2,490,363.75	0.49
11.01% – 11.50%	15	115,223.97	0.02
11.51% – 12.00%	67	843,150.61	0.17
12.01% – 12.50%	98	1,874,394.08	0.37
12.51% – 13.00%	129	1,741,512.00	0.35
13.01% – 13.50%	338	4,004,663.15	0.79
13.51% – 14.00%	215	1,713,941.50	0.34
14.01% – 14.50%	1	12,891.08	0.00	(2)
14.51% – 15.00%	4	38,597.12	0.01
15.01% – 15.50%	12	166,864.66	0.03
15.51% – 16.00%	8	133,921.53	0.03
16.01% – 16.50%	74	633,154.05	0.13
16.51% – 17.00%	14	135,614.77	0.03
Equal to or greater than 17.01%	9	89,768.87	0.02

Total	34,052	$503,778,860.08	100.00%

(1)	May not add to 100.00% due to rounding.
(2)	Greater than 0.000% and less than 0.005%.

Geographic Distribution of the Receivables in the Pool as of the Cut-off Date

Geographic Distribution	Number of Receivables	Principal Balance	Percentage of Aggregate Principal Balance(1)

Alabama	770	$12,284,510.99	2.44%
Alaska	226	3,672,085.44	0.73
Arizona	1,146	16,944,905.65	3.36
Arkansas	333	5,189,451.77	1.03
California	2,852	43,274,681.43	8.59
Colorado	972	14,096,920.65	2.80
Connecticut	254	3,553,459.40	0.71
Delaware	140	1,904,134.68	0.38
District of Columbia	82	1,238,769.29	0.25
Florida	2,512	37,013,158.54	7.35
Georgia	1,928	28,894,194.96	5.74
Hawaii	443	7,316,013.04	1.45
Idaho	125	1,691,465.67	0.34
Illinois	495	6,819,657.62	1.35
Indiana	295	3,842,143.03	0.76
Iowa	97	1,400,519.46	0.28
Kansas	468	6,683,055.11	1.33
Kentucky	426	5,970,957.58	1.19
Louisiana	506	7,792,708.46	1.55
Maine	148	1,910,633.40	0.38
Maryland	1,082	16,199,903.23	3.22
Massachusetts	315	4,047,828.08	0.80
Michigan	326	4,311,833.32	0.86
Minnesota	234	3,237,055.02	0.64
Mississippi	308	4,635,606.86	0.92
Missouri	472	6,701,285.31	1.33
Montana	120	1,790,433.93	0.36
Nebraska	214	2,857,405.71	0.57
Nevada	415	6,353,074.67	1.26
New Hampshire	160	2,100,264.43	0.42
New Jersey	487	6,864,807.56	1.36
New Mexico	418	6,374,634.61	1.27
New York	893	12,868,151.99	2.55
North Carolina	1,768	26,136,808.93	5.19
North Dakota	113	1,608,245.14	0.32
Ohio	515	6,950,412.26	1.38
Oklahoma	535	7,698,574.22	1.53
Oregon	235	3,134,370.63	0.62
Pennsylvania	760	10,646,520.84	2.11
Rhode Island	75	979,610.05	0.19
South Carolina	780	11,157,919.54	2.21
South Dakota	82	1,151,354.16	0.23
Tennessee	782	11,584,535.35	2.30
Texas	4,634	70,989,515.76	14.09
Utah	216	3,134,306.53	0.62
Vermont	65	973,227.76	0.19
Virginia	2,433	37,054,788.85	7.36
Washington	947	14,349,841.97	2.85
West Virginia	154	2,222,125.80	0.44
Wisconsin	217	3,005,183.45	0.60
Wyoming	79	1,165,807.95	0.23

Total	34,052	$503,778,860.08	100.00%

(1)	May not add to 100.00% due to rounding.

The Bank’s Delinquency, Loan Loss and Recovery Information

          The following tables set forth information with respect to the Bank’s experience relating to delinquencies, loan losses and recoveries for each of the periods shown for the portfolio of motor vehicle loans originated and serviced by the Bank (including loans sold but still serviced by the Bank). The portfolio of motor vehicle loans originated and serviced by the Bank during the periods shown includes both fixed rate motor vehicle loans and variable rate motor vehicle loans. The Bank does not maintain separate records with respect to fixed rate motor vehicle loans and variable rate motor vehicle loans regarding delinquency, loan loss and recovery experience. The receivables sold to the issuing entity include only fixed rate motor vehicle loans. The following tables also include information with respect to certain consumer loans which are not motor vehicle loans. These other consumer loans did not exceed 25% of all outstanding loans as of each of the dates and for each of the periods shown in the following tables. The Bank believes that the inclusion of variable rate motor vehicle loans and these other consumer loans has an immaterial effect on the information set forth in the following tables with respect to the Bank’s experience relating to delinquencies, loan losses and recoveries on its fixed rate motor vehicle loans.

Delinquency Experience

	At June 30,				At December 31,

	2012		2011		2011

	Dollars (in 000’s)	Number of Loans	Dollars (in 000’s)	Number of Loans	Dollars (in 000’s)	Number of Loans

Outstandings	$12,752,542	991,609	$12,089,403	970,633	$12,569,694	990,960
Delinquencies over 30 days(1)(2)	$77,306	8,335	$75,339	8,535	$91,016	10,194
Delinquencies over 30 days(%)(3)	0.61%	0.84%	0.62%	0.88%	0.72%	1.03%

	At December 31,

	2010		2009		2008		2007

	Dollars (in 000’s)	Number of Loans	Dollars (in 000’s)	Number of Loans	Dollars (in 000’s)	Number of Loans	Dollars (in 000’s)	Number of Loans

Outstandings	$11,819,508	961,848	$11,798,703	949,666	$12,760,830	973,907	$13,800,537	982,510
Delinquencies over 30 days(1)(2)	$93,376	9,980	$101,975	9,777	$111,642	9,509	$94,446	8,042
Delinquencies over 30 days(%)(3)	0.79%	1.04%	0.86%	1.03%	0.87%	0.98%	0.68%	0.82%

(1)	Delinquencies include principal amounts only.
(2)	The period of delinquency is based on the number of days payments are contractually past due.
(3)	As a percentage of outstandings.

Loan Loss Experience
(Dollars in 000’s)

	Six Months Ended June 30,

	2012	2011

Number of Loans(1)	991,609	970,663
Period Ending Outstandings	$12,752,542	$12,089,403
Average Outstandings(2)	$12,597,668	$11,852,949
Number of Gross Charge-Offs	2,266	4,266
Gross Charge-Offs(3)	$39,717	$45,718
Gross Charge-Offs as a % of Period End Outstandings(6)	0.62%	0.76%
Gross Charge-Offs as a % of Average Outstandings(6)	0.63%	0.77%
Recoveries(4)	$22,818	$24,733
Net Charge-Offs(5)	$16,899	$20,985
Net Charge-Offs as a % of Period End Outstandings(6)	0.27%	0.35%
Net Charge-Offs as a % of Average Outstandings(6)	0.27%	0.35%

	Year Ended December 31,

	2011	2010	2009	2008	2007

Number of Loans(1)	990,960	961,848	949,666	973,907	982,510
Period Ending Outstandings	$12,569,694	$11,819,508	$11,798,703	$12,760,830	$13,800,537
Average Outstandings(2)	$12,124,975	$11,732,590	$12,196,676	$13,289,154	$13,198,770
Number of Gross Charge-Offs	7,929	11,686	14,247	12,117	9,320
Gross Charge-Offs(3)	$90,543	$112,169	$154,689	$139,254	$99,903
Gross Charge-Offs as a % of Period End Outstandings	0.72%	0.95%	1.31%	1.09%	0.72%
Gross Charge-Offs as a % of Average Outstandings	0.75%	0.96%	1.27%	1.05%	0.76%
Recoveries(4)	$47,124	$53,311	$55,318	$40,456	$28,907
Net Charge-Offs(5)	$43,419	$58,857	$99,371	$98,798	$70,996
Net Charge-Offs as a % of Period End Outstandings	0.35%	0.50%	0.84%	0.77%	0.51%
Net Charge-Offs as a % of Average Outstandings	0.36%	0.50%	0.81%	0.74%	0.54%

(1)	Number of loans as of period end.
(2)	Averages were computed by taking an average of daily outstandings for the loans owned by the Bank as well as loans sold and serviced by the Bank.
(3)	Amounts charged off represent the remaining principal balance.
(4)	Recoveries are not net of expenses and generally include amounts received with respect to loans previously charged off.
(5)	Net charge-offs means gross charge-offs minus recoveries of loans previously charged off.
(6)	Percentages have been annualized for the six months ended June 30 and are not necessarily indicative of the experience for the entire year.

          The data presented in the foregoing tables are for illustrative purposes only. “Outstandings” as used in the foregoing tables means the principal balance of all consumer loans (including motor vehicle loans) serviced by the Bank as of the specified date. Delinquency and loan loss experience may be influenced by a variety of economic, social and other factors. The mix of the credit quality of the obligors will vary from time to time and will affect losses and delinquencies. We cannot assure you that the loan loss and delinquency experience of the issuing entity will be similar to the loan loss and delinquency levels for the Bank’s entire portfolio as shown in the preceding tables.

Review of Pool Assets

          In connection with the offering of the notes, the depositor has performed a review of the receivables in the pool and the disclosure regarding those receivables required to be included in this prospectus supplement and the accompanying prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

          As part of the review, USAA identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information were reviewed and approved by USAA’s senior management to ensure the accuracy of such descriptions. USAA also reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents to ensure the descriptions were accurate. Members of USAA’s capital markets group also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the receivables or payments on the notes.

          In addition, USAA also performed a review of the receivables in the pool to confirm that those receivables satisfied the criteria set forth under “The Receivables Pool—Criteria Applicable to Selection of the Receivables” in this prospectus supplement. The first aspect of that review tested the accuracy of the individual receivables data contained in USAA’s data tape. The data tape is an electronic record maintained by USAA, which includes certain attributes of the receivables. In addition, 150 receivable files were randomly selected in order to compare certain receivable characteristics selected by the depositor to the applicable information on the data tape. A second aspect of the review of the receivables in the pool consisted of a comparison of the statistical information contained under “The Receivables Pool” to data in, or derived from, the data tape. Statistical information relating to the receivables in the pool was recalculated using the applicable information on the data tape. In addition to this review, USAA performs periodic internal control reviews and internal audits of various processes, including its origination and reporting system processes.

          Portions of the review of legal matters and the review of statistical information were performed with the assistance of third parties engaged by the depositor. The depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review. The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all finding and conclusions of the review to itself.

          After undertaking the review described above, the depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus supplement and the accompanying prospectus is accurate in all material respects.

Repurchases and Replacements

          No assets securitized by the Bank were the subject of a demand to repurchase or replace for breach of the representations and warranties during the one year period ending June 30, 2012. Please refer to the Form ABS-15G filed by the Bank on February 13, 2012 for additional information. The CIK number of the Bank is 0000908392.

STATIC POOL DATA

          Certain static pool data consisting of delinquency, cumulative loss and prepayment data for securitizations of retail motor vehicle receivables by the Bank during the last five years is set forth in the tables below. We cannot assure you that the prepayment, loss or delinquency experience of the receivables sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by the Bank. In this regard, you should note how the characteristics of the receivables in those securitized pools differ from the characteristics of the issuing entity’s receivables. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity’s receivables will perform in the same way that any of those pools have performed.

          The prepayment speed, monthly net cumulative losses and delinquencies presented in this prospectus supplement reflect the amounts actually collected on the receivables held by the related trusts rather than the accelerated amounts.

Original Summary Pool Characteristics	2007-1	2007-2	2008-1	2008-2

Cut-Off Date	6/1/2007	9/1/2007	1/1/2008	4/1/2008
Closing Date	6/19/2007	10/4/2007	1/15/2008	4/29/2008
Number of Receivables in Pool	64,604	84,401	63,071	52,057
Original Pool Balance	$1,222,030,779.95	$1,341,749,842.99	$1,250,000,000.14	$1,000,001,488.72
Average Receivable Balance	$18,915.71	$15,897.32	$19,818.93	$19,209.74
Weighted Average Contract Rate	6.73%	6.48%	6.32%	6.23%
Weighted Average Original Term(1)	62	63	63	62
Weighted Average Remaining Term(1)	58	55	60	58
Weighted Average FICO® (2)	723	730	745	749
Minimum FICO® (2)	405	432	490	461
Maximum FICO® (2)	855	857	857	857
% of Original Pool Balance w/No FICO®	5%	2%	1%	1%
Product Type: New Vehicle (% Original Pool Balance)	66.40%	65.39%	70.65%	68.71%
Product Type: Used Vehicle (% of Original Pool Balance)	33.60%	34.61%	29.35%	31.29%
Dist. of Receivables by Contract Rate (% of Original Pool Balance(3))
1.51%— 2.00%	—	—	0.00	0.00
2.01%— 2.50%	—	—	0.00	0.00
2.51%— 3.00%	0.01	0.02	0.01	0.00
3.01%— 3.50%	0.14	0.16	0.05	0.01
3.51%— 4.00%	0.05	1.35	0.01	0.03
4.01%— 4.50%	0.18	3.92	0.08	0.13
4.51%— 5.00%	1.60	5.26	19.77	22.27
5.01%— 5.50%	4.28	3.77	6.74	10.66
5.51%— 6.00%	27.05	20.99	23.03	22.69
6.01%— 6.50%	36.26	31.52	18.53	13.95
6.51%— 7.00%	9.25	11.67	13.02	12.00
7.01%— 7.50%	8.33	8.58	7.63	7.62
7.51%— 8.00%	4.12	5.92	3.64	3.50
8.01%— 8.50%	1.61	2.05	3.18	3.34
8.51%— 9.00%	0.57	1.63	1.60	1.32
9.01%— 9.50%	0.21	0.46	1.15	0.93
9.51%—10.00%	0.73	0.20	0.48	0.68
10.01%—10.50%	1.99	0.62	0.14	0.14
10.51%—11.00%	0.98	0.62	0.25	0.21
11.01%—11.50%	0.59	0.51	0.19	0.16
11.51%—12.00%	0.09	0.21	0.16	0.11
12.01%—12.50%	0.07	0.05	0.14	0.11
12.51%—13.00%	0.05	0.02	0.03	0.03
13.01%—13.50%	0.60	0.10	0.02	0.03
13.51%—14.00%	0.55	0.12	0.03	0.02
14.01%—14.50%	0.53	0.13	0.05	0.02
14.51%—15.00%	0.11	0.07	0.02	0.01
15.01%—15.50%	0.04	0.04	0.04	0.01
15.51%—16.00%	0.01	0.01	0.00	0.00
16.01%—16.50%	—	—	0.00	0.00
16.51%—17.00%	—	—	—	—
17.01%—17.50%	—	—	—	—

Total	100.00%	100.00%	100.00%	100.00%

(1)	Weighted average original term and weighted average remaining term are rounded to the nearest month.
(2)	Weighted average FICO® score and range of FICO® scores are calculated excluding accounts for which we do not have a FICO® score.
(3)	May not add to 100.00% due to rounding.

Geographic Distribution of Receivables representing more than 5% of original outstanding principal balance
Texas	15.14%	14.78%	15.88%	16.54%
California	9.08%	9.22%	8.34%	8.13%
Florida	6.97%	6.68%	6.68%	6.23%
Virginia	6.31%	6.32%	6.15%	6.10%
Georgia	5.37%	5.32%	5.07%	5.32%
Alabama	—	—	—	—
North Carolina	—	—	—	—

Original Summary Pool Characteristics	2008-3	2009-1	2009-2	2010-1

Cut-Off Date	7/1/2008	4/1/2009	11/1/2009	1/31/2010
Closing Date	7/23/2008	4/22/2009	11/13/2009	2/24/2010
Number of Receivables in Pool	56,679	93,484	59,319	60,017
Original Pool Balance	$1,033,950,185.34	$1,553,493,948.46	$1,030,985,017.03	$1,000,002,270.57
Average Receivable Balance	$18,242.21	$16,617.75	$17,380.35	$16,661.98
Weighted Average Contract Rate	6.21%	6.70%	6.39%	6.35%
Weighted Average Original Term(1)	62	62	62	62
Weighted Average Remaining Term(1)	58	56	58	56
Weighted Average FICO® (2)	740	730	735	735
Minimum FICO® (2)	491	501	501	503
Maximum FICO® (2)	857	857	848	853
% of Original Pool Balance w/No FICO®	0%	0%	0%	0%
Product Type: New Vehicle (% Original Pool Balance)	60.22%	59.33%	54.22%	52.75%
Product Type: Used Vehicle (% of Original Pool Balance)	39.78%	40.67%	45.78%	47.25%
Dist. of Receivables by Contract Rate (% of Original Pool Balance(3))
1.51%— 2.00%	—	—	—	—
2.01%— 2.50%	—	—	—	—
2.51%— 3.00%	—	—	—	—
3.01%— 3.50%	0.01	0.00	—	0.01
3.51%— 4.00%	0.01	0.01	1.43	0.93
4.01%— 4.50%	0.17	0.16	0.34	0.36
4.51%— 5.00%	11.14	0.79	0.81	1.01
5.01%— 5.50%	21.25	9.09	20.43	21.91
5.51%— 6.00%	25.28	27.67	30.52	30.85
6.01%— 6.50%	14.18	17.84	13.02	12.78
6.51%— 7.00%	11.99	16.72	15.76	15.97
7.01%— 7.50%	6.40	11.72	6.19	5.08
7.51%— 8.00%	3.05	5.13	3.72	3.72
8.01%— 8.50%	2.80	3.96	2.89	2.57
8.51%— 9.00%	1.57	2.53	1.37	1.34
9.01%— 9.50%	0.84	1.57	1.40	1.57
9.51%—10.00%	0.45	1.26	0.56	0.32
10.01%—10.50%	0.07	0.14	0.04	0.02
10.51%—11.00%	0.14	0.08	0.02	0.01
11.01%—11.50%	0.20	0.15	0.04	0.03
11.51%—12.00%	0.14	0.22	0.13	0.15
12.01%—12.50%	0.13	0.28	0.14	0.16
12.51%—13.00%	0.09	0.20	0.17	0.17
13.01%—13.50%	0.02	0.10	0.61	0.66
13.51%—14.00%	0.02	0.09	0.09	0.09
14.01%—14.50%	0.02	0.16	0.13	0.08
14.51%—15.00%	0.01	0.02	0.03	0.02
15.01%—15.50%	0.01	0.04	0.02	0.04
15.51%—16.00%	0.01	0.04	0.02	0.02
16.01%—16.50%	0.00	0.01	0.10	0.10
16.51%—17.00%	—	0.01	0.01	0.01
17.01%—17.50%	—	0.03	0.02	0.02

Total	100.00%	100.00%	100.00%	100.00%

(1)	Weighted average original term and weighted average remaining term are rounded to the nearest month.
(2)	Weighted average FICO® score and range of FICO® scores are calculated excluding accounts for which we do not have a FICO® score.
(3)	May not add to 100.00% due to rounding.

Geographic Distribution of Receivables representing more than 5% of original outstanding principal balance
Texas	15.69%	—	18.35%	19.10%
California	7.99%	9.58%	7.75%	7.24%
Florida	6.54%	7.60%	6.57%	9.20%
Virginia	5.82%	7.00%	6.12%	5.81%
Georgia	5.50%	6.71%	5.41%	—
Alabama	—	—	—	—
North Carolina	5.18%	6.15%	—	—

Prepayment Speed(1)

Months From Issuance	2007-1	2007-2	2008-1	2008-2	2008-3	2009-1	2009-2	2010-1

1	1.56%	1.49%	1.32%	1.55%	1.52%	1.59%	1.31%	1.47%
2	1.64%	1.70%	1.39%	1.54%	1.32%	1.43%	1.40%	2.21%
3	1.49%	1.58%	1.68%	1.60%	1.40%	1.62%	1.49%	1.86%
4	1.47%	1.42%	1.68%	1.50%	1.45%	1.62%	1.55%	1.60%
5	1.70%	1.71%	1.70%	1.34%	1.00%	1.52%	2.32%	1.95%
6	1.40%	1.90%	1.56%	1.53%	1.26%	1.52%	1.92%	1.88%
7	1.15%	2.11%	1.44%	1.31%	1.31%	1.61%	1.61%	1.98%
8	1.49%	1.97%	1.25%	0.97%	1.21%	1.42%	1.93%	1.84%
9	1.72%	1.90%	1.38%	1.25%	1.73%	1.50%	1.89%	1.66%
10	1.81%	1.87%	1.44%	1.35%	1.59%	1.42%	1.90%	1.78%
11	1.76%	1.76%	0.99%	1.24%	1.43%	1.56%	1.90%	1.67%
12	1.80%	1.50%	1.33%	1.66%	1.59%	2.23%	1.67%	1.65%
13	1.61%	1.58%	1.25%	1.60%	1.53%	1.86%	1.75%	1.70%
14	1.67%	1.52%	1.23%	1.38%	1.48%	1.65%	1.73%	2.20%
15	1.31%	1.13%	1.68%	1.57%	1.40%	1.89%	1.67%	1.76%
16	1.54%	1.42%	1.55%	1.60%	1.50%	1.80%	1.68%	1.86%
17	1.29%	1.33%	1.32%	1.48%	1.36%	1.82%	2.13%	1.80%
18	1.04%	1.21%	1.55%	1.48%	1.42%	1.74%	1.81%	1.69%
19	1.35%	1.45%	1.52%	1.45%	1.45%	1.60%	1.84%	1.87%
20	1.31%	1.38%	1.42%	1.28%	1.47%	1.61%	1.85%	1.59%
21	1.18%	1.24%	1.40%	1.35%	2.09%	1.57%	1.70%	1.60%
22	1.62%	1.44%	1.48%	1.55%	1.88%	1.64%	1.80%	1.57%
23	1.38%	1.39%	1.27%	1.42%	1.62%	1.58%	1.57%	1.51%
24	1.26%	1.29%	1.38%	2.02%	1.89%	1.93%	1.54%	1.42%
25	1.51%	1.24%	1.43%	1.74%	1.90%	1.66%	1.50%	1.50%
26	1.41%	1.27%	1.35%	1.51%	1.75%	1.62%	1.49%	1.63%
27	1.30%	1.14%	2.04%	1.70%	1.76%	1.66%	1.56%	1.41%
28	1.31%	1.20%	1.78%	1.59%	1.48%	1.47%	1.55%	1.45%
29	1.41%	1.16%	1.45%	1.63%	1.62%	1.68%	1.58%	1.44%
30	1.22%	1.20%	1.79%	1.52%	1.40%	1.41%	1.54%	1.42%
31	1.26%	1.55%	1.59%	1.40%	1.48%	1.31%	1.47%
32	1.25%	1.37%	1.62%	1.43%	1.50%	1.21%	1.44%
33	1.16%	1.12%	1.49%	1.43%	1.91%	1.29%	1.41%
34	1.73%	1.34%	1.30%	1.40%	1.52%	1.34%
35	1.44%	1.31%	1.47%	1.39%	1.47%	1.34%
36	1.16%	1.29%	1.31%	1.66%	1.45%	1.46%
37	1.41%	1.20%	1.42%	1.44%	1.32%	1.34%
38	1.30%	1.03%	1.32%	1.37%	1.52%	1.30%
39	1.37%	1.11%	1.59%	1.36%	1.33%	1.21%
40	1.36%	1.06%	1.31%	1.23%	1.22%	1.23%
41	1.17%	1.07%	1.45%	1.42%	1.21%
42	1.24%	1.08%	1.35%	1.33%	1.16%
43	1.22%	1.45%	1.26%	1.19%
44	1.25%		1.42%
45
46
47
48

(1)

The prepayment speed is a measurement of the non-scheduled amortization of the pool of receivables and is derived by calculating a survival factor which is calculated by dividing (i) the actual pool factor by (ii) the zero prepayment amortization factor. The “actual pool factor” is the outstanding principal balance of the receivables as of the last day of a collection period divided by the cut-off date principal balance of the receivables. The “zero prepayment amortization factor” is the scheduled principal balance as of the last day of a collection period divided by the cut-off date principal balance of the receivables. The “scheduled principal balance” is the cut-off date principal balance of the receivables minus the aggregate scheduled principal payments on the receivables through and including the last day of a collection period. “Scheduled principal payments” is the required principal payment of the receivables based on the weighted average coupon of the receivables as of the last day of a collection period and weighted average remaining term of the receivables as of the last day of a collection period. The survival factor is converted to a prepayment speed by dividing (i) the survival factor as of the last day of the preceding collection period (for the first period, the cut-off date) minus the survival factor as of the last day of the related collection period by (ii) the sum of (a) one and (b) the product of (x) the survival factor as of the last day of the preceding collection period (for the first period, the cut-off date) minus the survival factor as of the last day of the related collection period and (y) the weighted average original term as of the cut-off date minus the weighted average remaining term as of the cut-off date.

Monthly Net Cumulative Losses(1)

Months From Issuance	2007-1	2007-2	2008-1	2008-2	2008-3	2009-1	2009-2	2010-1

1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.00%	0.00%	0.00%	0.00%	0.00%	0.01%	0.01%	0.01%
4	0.02%	0.01%	0.01%	0.01%	0.01%	0.02%	0.03%	0.02%
5	0.03%	0.03%	0.02%	0.01%	0.02%	0.04%	0.03%	0.04%
6	0.05%	0.05%	0.03%	0.02%	0.04%	0.06%	0.03%	0.05%
7	0.08%	0.06%	0.05%	0.04%	0.06%	0.08%	0.04%	0.06%
8	0.10%	0.07%	0.05%	0.05%	0.08%	0.11%	0.05%	0.08%
9	0.11%	0.09%	0.07%	0.09%	0.10%	0.12%	0.06%	0.10%
10	0.13%	0.12%	0.09%	0.12%	0.11%	0.15%	0.07%	0.11%
11	0.15%	0.14%	0.12%	0.13%	0.12%	0.16%	0.09%	0.13%
12	0.18%	0.15%	0.16%	0.16%	0.13%	0.19%	0.09%	0.13%
13	0.20%	0.19%	0.19%	0.18%	0.15%	0.21%	0.11%	0.15%
14	0.23%	0.21%	0.21%	0.20%	0.17%	0.23%	0.12%	0.17%
15	0.27%	0.23%	0.24%	0.21%	0.20%	0.25%	0.13%	0.17%
16	0.31%	0.30%	0.26%	0.22%	0.22%	0.28%	0.14%	0.17%
17	0.35%	0.35%	0.28%	0.24%	0.25%	0.29%	0.15%	0.19%
18	0.40%	0.37%	0.30%	0.28%	0.28%	0.31%	0.14%	0.20%
19	0.47%	0.39%	0.32%	0.29%	0.31%	0.34%	0.16%	0.20%
20	0.50%	0.41%	0.34%	0.32%	0.32%	0.36%	0.17%	0.21%
21	0.54%	0.42%	0.36%	0.33%	0.34%	0.38%	0.19%	0.22%
22	0.57%	0.45%	0.38%	0.36%	0.35%	0.39%	0.20%	0.24%
23	0.61%	0.48%	0.41%	0.38%	0.36%	0.41%	0.22%	0.24%
24	0.62%	0.50%	0.44%	0.39%	0.38%	0.42%	0.22%	0.24%
25	0.65%	0.53%	0.47%	0.39%	0.39%	0.42%	0.23%	0.26%
26	0.67%	0.55%	0.48%	0.40%	0.40%	0.43%	0.24%	0.26%
27	0.70%	0.59%	0.49%	0.41%	0.41%	0.44%	0.25%	0.27%
28	0.73%	0.61%	0.50%	0.42%	0.43%	0.45%	0.26%	0.27%
29	0.75%	0.63%	0.51%	0.43%	0.44%	0.47%	0.26%	0.27%
30	0.78%	0.66%	0.51%	0.44%	0.44%	0.47%	0.26%	0.27%
31	0.81%	0.68%	0.53%	0.44%	0.45%	0.48%	0.26%
32	0.83%	0.68%	0.53%	0.46%	0.46%	0.49%	0.26%
33	0.83%	0.69%	0.54%	0.46%	0.46%	0.50%	0.27%
34	0.85%	0.71%	0.56%	0.46%	0.47%	0.49%
35	0.85%	0.72%	0.58%	0.47%	0.47%	0.50%
36	0.85%	0.73%	0.58%	0.48%	0.48%	0.49%
37	0.86%	0.73%	0.59%	0.48%	0.47%	0.49%
38	0.88%	0.74%	0.59%	0.48%	0.48%	0.49%
39	0.88%	0.75%	0.59%	0.49%	0.48%	0.50%
40	0.90%	0.75%	0.59%	0.49%	0.49%	0.50%
41	0.90%	0.76%	0.59%	0.49%	0.49%
42	0.91%	0.76%	0.59%	0.49%	0.49%
43	0.91%	0.76%	0.59%	0.49%	0.49%
44	0.93%		0.59%	0.49%
45			0.59%
46
47
48

(1)

The monthly net cumulative loss percent is calculated by dividing the cumulative net dollars charged off, which is the gross principal balance charged off for any receivables less any recoveries received (net of expenses), by the original pool balance of the receivables.

30 - 59 Days Delinquent(1)(2)

Months From Issuance	2007-1	2007-2	2008-1	2008-2	2008-3	2009-1	2009-2	2010-1

1	0.12%	0.00%	0.05%	0.03%	0.04%	0.05%	0.05%	0.04%
2	0.13%	0.09%	0.05%	0.02%	0.04%	0.11%	0.04%	0.08%
3	0.15%	0.13%	0.09%	0.07%	0.07%	0.11%	0.07%	0.07%
4	0.21%	0.16%	0.10%	0.09%	0.09%	0.13%	0.08%	0.10%
5	0.20%	0.13%	0.09%	0.11%	0.12%	0.16%	0.09%	0.11%
6	0.19%	0.15%	0.08%	0.11%	0.17%	0.21%	0.08%	0.13%
7	0.20%	0.15%	0.12%	0.11%	0.13%	0.20%	0.13%	0.20%
8	0.21%	0.15%	0.17%	0.20%	0.17%	0.28%	0.15%	0.17%
9	0.22%	0.19%	0.17%	0.20%	0.16%	0.30%	0.16%	0.20%
10	0.26%	0.24%	0.20%	0.17%	0.18%	0.33%	0.20%	0.23%
11	0.27%	0.25%	0.26%	0.14%	0.23%	0.30%	0.24%	0.28%
12	0.28%	0.28%	0.23%	0.20%	0.21%	0.30%	0.22%	0.28%
13	0.40%	0.38%	0.27%	0.21%	0.27%	0.28%	0.28%	0.25%
14	0.42%	0.37%	0.24%	0.26%	0.34%	0.34%	0.28%	0.23%
15	0.50%	0.52%	0.28%	0.31%	0.35%	0.37%	0.29%	0.22%
16	0.54%	0.50%	0.31%	0.28%	0.39%	0.38%	0.27%	0.26%
17	0.50%	0.47%	0.34%	0.31%	0.38%	0.47%	0.23%	0.33%
18	0.64%	0.48%	0.36%	0.33%	0.39%	0.45%	0.31%	0.35%
19	0.57%	0.48%	0.41%	0.34%	0.37%	0.50%	0.29%	0.39%
20	0.57%	0.49%	0.35%	0.43%	0.33%	0.51%	0.31%	0.42%
21	0.55%	0.53%	0.43%	0.33%	0.37%	0.47%	0.38%	0.49%
22	0.56%	0.66%	0.44%	0.37%	0.32%	0.51%	0.48%	0.47%
23	0.62%	0.63%	0.51%	0.38%	0.44%	0.46%	0.42%	0.47%
24	0.71%	0.73%	0.55%	0.31%	0.41%	0.45%	0.53%	0.52%
25	0.81%	0.77%	0.52%	0.28%	0.44%	0.45%	0.51%	0.46%
26	0.72%	0.76%	0.45%	0.34%	0.51%	0.49%	0.52%	0.41%
27	0.81%	0.78%	0.39%	0.35%	0.51%	0.62%	0.52%	0.38%
28	0.97%	0.82%	0.40%	0.42%	0.46%	0.68%	0.39%	0.48%
29	0.89%	0.84%	0.46%	0.48%	0.50%	0.69%	0.52%	0.52%
30	0.88%	0.74%	0.50%	0.48%	0.53%	0.74%	0.59%	0.58%
31	1.04%	0.68%	0.49%	0.54%	0.53%	0.78%	0.53%
32	0.96%	0.62%	0.53%	0.59%	0.44%	0.80%	0.60%
33	0.86%	0.78%	0.60%	0.59%	0.46%	0.87%	0.66%
34	0.86%	0.84%	0.74%	0.56%	0.42%	0.84%
35	0.82%	0.89%	0.59%	0.49%	0.62%	0.78%
36	0.98%	0.91%	0.69%	0.45%	0.58%	0.78%
37	1.06%	1.00%	0.69%	0.44%	0.71%	0.79%
38	1.01%	1.00%	0.61%	0.54%	0.83%	0.86%
39	1.25%	1.03%	0.63%	0.46%	0.66%	1.00%
40	1.29%	1.08%	0.65%	0.70%	0.73%	1.01%
41	1.15%	1.00%	0.63%	0.81%	0.68%
42	1.20%	0.75%	0.81%	0.66%	1.03%
43	1.26%	0.74%	0.83%	0.77%
44	1.31%		0.95%
45
46
47
48

(1)

Delinquencies include principal amounts only. The period of delinquency is based on the number of days payments are contractually past due. A payment is delinquent if the obligor pays less than 95% of the contractual payment amount by the due date.

(2)

The monthly delinquency percent is calculated by dividing the total remaining principal balance of the receivables 30 days or more but less than 60 days past due by the month end principal balance of the total pool of receivables.

60 - 89 Days Delinquent(1)(2)

Months From Issuance	2007-1	2007-2	2008-1	2008-2	2008-3	2009-1	2009-2	2010-1

1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.03%	0.02%	0.01%	0.01%	0.02%	0.02%	0.02%	0.01%
3	0.03%	0.03%	0.02%	0.01%	0.01%	0.03%	0.02%	0.02%
4	0.05%	0.04%	0.02%	0.01%	0.03%	0.03%	0.02%	0.04%
5	0.07%	0.05%	0.04%	0.03%	0.04%	0.05%	0.02%	0.02%
6	0.08%	0.03%	0.03%	0.05%	0.04%	0.05%	0.02%	0.04%
7	0.05%	0.07%	0.04%	0.05%	0.06%	0.05%	0.03%	0.05%
8	0.07%	0.06%	0.05%	0.06%	0.04%	0.05%	0.04%	0.06%
9	0.07%	0.05%	0.05%	0.07%	0.04%	0.07%	0.05%	0.05%
10	0.08%	0.06%	0.06%	0.08%	0.04%	0.09%	0.05%	0.07%
11	0.08%	0.08%	0.10%	0.05%	0.08%	0.11%	0.04%	0.06%
12	0.09%	0.07%	0.10%	0.04%	0.08%	0.09%	0.07%	0.09%
13	0.13%	0.10%	0.08%	0.07%	0.08%	0.08%	0.05%	0.06%
14	0.16%	0.15%	0.07%	0.09%	0.08%	0.09%	0.10%	0.06%
15	0.14%	0.16%	0.06%	0.07%	0.11%	0.10%	0.06%	0.07%
16	0.16%	0.18%	0.08%	0.12%	0.11%	0.10%	0.05%	0.09%
17	0.17%	0.16%	0.08%	0.12%	0.10%	0.11%	0.08%	0.07%
18	0.17%	0.11%	0.09%	0.12%	0.11%	0.13%	0.05%	0.12%
19	0.18%	0.12%	0.08%	0.10%	0.15%	0.14%	0.10%	0.09%
20	0.18%	0.13%	0.13%	0.11%	0.09%	0.16%	0.09%	0.12%
21	0.17%	0.16%	0.14%	0.11%	0.05%	0.17%	0.13%	0.09%
22	0.14%	0.16%	0.13%	0.09%	0.07%	0.15%	0.11%	0.11%
23	0.14%	0.21%	0.14%	0.07%	0.12%	0.12%	0.12%	0.15%
24	0.17%	0.15%	0.19%	0.07%	0.11%	0.13%	0.12%	0.12%
25	0.20%	0.30%	0.12%	0.10%	0.14%	0.15%	0.16%	0.14%
26	0.22%	0.23%	0.13%	0.07%	0.11%	0.16%	0.19%	0.10%
27	0.25%	0.26%	0.15%	0.10%	0.14%	0.17%	0.15%	0.10%
28	0.24%	0.23%	0.11%	0.08%	0.12%	0.22%	0.10%	0.08%
29	0.33%	0.26%	0.12%	0.12%	0.14%	0.23%	0.07%	0.14%
30	0.31%	0.20%	0.14%	0.13%	0.15%	0.18%	0.13%	0.13%
31	0.25%	0.19%	0.16%	0.11%	0.15%	0.23%	0.15%
32	0.28%	0.19%	0.15%	0.16%	0.16%	0.23%	0.17%
33	0.20%	0.18%	0.19%	0.19%	0.10%	0.28%	0.17%
34	0.18%	0.20%	0.21%	0.15%	0.15%	0.30%
35	0.22%	0.15%	0.25%	0.16%	0.16%	0.29%
36	0.29%	0.29%	0.23%	0.11%	0.20%	0.21%
37	0.19%	0.25%	0.22%	0.11%	0.15%	0.25%
38	0.24%	0.26%	0.18%	0.15%	0.21%	0.24%
39	0.32%	0.25%	0.17%	0.14%	0.26%	0.27%
40	0.26%	0.26%	0.17%	0.13%	0.21%	0.31%
41	0.36%	0.25%	0.23%	0.14%	0.26%
42	0.39%	0.30%	0.20%	0.15%	0.29%
43	0.44%	0.15%	0.29%	0.23%
44	0.36%		0.32%
45
46
47
48

(1)

Delinquencies include principal amounts only. The period of delinquency is based on the number of days payments are contractually past due. A payment is delinquent if the obligor pays less than 95% of the contractual payment amount by the due date.

(2)

The monthly delinquency percent is calculated by dividing the total remaining principal balance of the receivables 60 days or more but less than 90 days past due by the month end principal balance of the total pool of receivables.

90 - 119 Days Delinquent(1)(2)(3)

Months From Issuance	2007-1	2007-2	2008-1	2008-2	2008-3	2009-1	2009-2	2010-1

1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.02%	0.01%	0.01%	0.01%	0.02%	0.02%	0.01%	0.00%
4	0.02%	0.02%	0.01%	0.01%	0.01%	0.03%	0.01%	0.01%
5	0.02%	0.02%	0.02%	0.02%	0.02%	0.02%	0.00%	0.02%
6	0.04%	0.02%	0.03%	0.03%	0.02%	0.03%	0.00%	0.01%
7	0.05%	0.02%	0.02%	0.02%	0.05%	0.03%	0.01%	0.03%
8	0.03%	0.05%	0.03%	0.04%	0.04%	0.03%	0.00%	0.02%
9	0.03%	0.04%	0.04%	0.05%	0.01%	0.03%	0.01%	0.01%
10	0.04%	0.05%	0.04%	0.05%	0.04%	0.04%	0.02%	0.02%
11	0.06%	0.06%	0.05%	0.06%	0.04%	0.06%	0.02%	0.02%
12	0.05%	0.08%	0.04%	0.04%	0.05%	0.05%	0.02%	0.03%
13	0.07%	0.05%	0.07%	0.02%	0.04%	0.05%	0.03%	0.05%
14	0.09%	0.05%	0.07%	0.04%	0.05%	0.06%	0.01%	0.01%
15	0.12%	0.10%	0.03%	0.04%	0.06%	0.07%	0.04%	0.03%
16	0.11%	0.09%	0.04%	0.04%	0.08%	0.06%	0.02%	0.03%
17	0.13%	0.09%	0.04%	0.05%	0.07%	0.06%	0.01%	0.04%
18	0.12%	0.09%	0.05%	0.05%	0.06%	0.07%	0.04%	0.02%
19	0.09%	0.06%	0.05%	0.07%	0.06%	0.08%	0.03%	0.04%
20	0.10%	0.07%	0.07%	0.04%	0.08%	0.07%	0.04%	0.02%
21	0.12%	0.08%	0.06%	0.07%	0.05%	0.07%	0.03%	0.04%
22	0.10%	0.08%	0.08%	0.08%	0.04%	0.08%	0.06%	0.04%
23	0.09%	0.09%	0.09%	0.06%	0.08%	0.07%	0.02%	0.02%
24	0.08%	0.11%	0.08%	0.04%	0.06%	0.06%	0.06%	0.05%
25	0.08%	0.08%	0.09%	0.04%	0.06%	0.06%	0.02%	0.05%
26	0.13%	0.12%	0.06%	0.04%	0.09%	0.08%	0.04%	0.02%
27	0.12%	0.10%	0.06%	0.03%	0.07%	0.08%	0.05%	0.02%
28	0.09%	0.13%	0.03%	0.05%	0.07%	0.10%	0.03%	0.02%
29	0.11%	0.14%	0.07%	0.03%	0.08%	0.09%	0.02%	0.02%
30	0.14%	0.12%	0.09%	0.09%	0.09%	0.12%	0.02%	0.05%
31	0.12%	0.07%	0.10%	0.09%	0.08%	0.11%	0.03%
32	0.11%	0.07%	0.08%	0.06%	0.08%	0.12%	0.05%
33	0.12%	0.08%	0.07%	0.06%	0.08%	0.10%	0.05%
34	0.08%	0.08%	0.10%	0.10%	0.06%	0.12%
35	0.05%	0.11%	0.09%	0.07%	0.09%	0.07%
36	0.07%	0.08%	0.10%	0.06%	0.08%	0.08%
37	0.13%	0.11%	0.13%	0.04%	0.15%	0.15%
38	0.08%	0.09%	0.09%	0.04%	0.11%	0.14%
39	0.14%	0.13%	0.05%	0.03%	0.08%	0.14%
40	0.15%	0.11%	0.07%	0.07%	0.13%	0.14%
41	0.13%	0.10%	0.07%	0.08%	0.06%
42	0.19%	0.15%	0.08%	0.10%	0.10%
43	0.22%	0.07%	0.10%	0.09%
44	0.16%		0.09%
45
46
47
48

(1)

Delinquencies include principal amounts only. The period of delinquency is based on the number of days payments are contractually past due. A payment is delinquent if the obligor pays less than 95% of the contractual payment amount by the due date.

(2)

The monthly delinquency percent is calculated by dividing the total remaining principal balance of the receivables 90 days or more but less than 120 days past due by the month end principal balance of the total pool of receivables.

(3)	Receivables 120 days or more past due are charged off and are reflected in the presentation of the monthly cumulative net loss information.

Total 30+ Days Delinquent(1)(2)(3)

Months From Issuance	2007-1	2007-2	2008-1	2008-2	2008-3	2009-1	2009-2	2010-1

1	0.12%	0.00%	0.05%	0.03%	0.04%	0.05%	0.05%	0.04%
2	0.17%	0.11%	0.07%	0.03%	0.06%	0.13%	0.06%	0.09%
3	0.21%	0.17%	0.12%	0.09%	0.09%	0.16%	0.10%	0.10%
4	0.28%	0.22%	0.12%	0.11%	0.13%	0.19%	0.11%	0.15%
5	0.29%	0.21%	0.15%	0.16%	0.17%	0.23%	0.11%	0.15%
6	0.31%	0.20%	0.15%	0.19%	0.24%	0.29%	0.11%	0.19%
7	0.30%	0.23%	0.17%	0.18%	0.24%	0.28%	0.16%	0.28%
8	0.31%	0.25%	0.25%	0.30%	0.25%	0.37%	0.19%	0.25%
9	0.33%	0.28%	0.25%	0.31%	0.22%	0.40%	0.22%	0.26%
10	0.38%	0.35%	0.30%	0.30%	0.26%	0.46%	0.26%	0.33%
11	0.41%	0.40%	0.41%	0.26%	0.35%	0.46%	0.30%	0.36%
12	0.42%	0.44%	0.37%	0.27%	0.33%	0.44%	0.31%	0.39%
13	0.60%	0.53%	0.41%	0.30%	0.38%	0.40%	0.36%	0.37%
14	0.67%	0.57%	0.37%	0.38%	0.46%	0.49%	0.40%	0.30%
15	0.77%	0.78%	0.37%	0.42%	0.52%	0.53%	0.39%	0.32%
16	0.81%	0.78%	0.43%	0.43%	0.57%	0.54%	0.34%	0.38%
17	0.79%	0.72%	0.46%	0.48%	0.56%	0.65%	0.32%	0.44%
18	0.94%	0.68%	0.50%	0.50%	0.56%	0.65%	0.40%	0.48%
19	0.84%	0.65%	0.54%	0.51%	0.58%	0.72%	0.43%	0.53%
20	0.85%	0.69%	0.55%	0.58%	0.50%	0.73%	0.44%	0.56%
21	0.83%	0.78%	0.63%	0.51%	0.47%	0.72%	0.54%	0.61%
22	0.79%	0.90%	0.65%	0.53%	0.43%	0.74%	0.65%	0.62%
23	0.85%	0.93%	0.74%	0.51%	0.64%	0.65%	0.56%	0.64%
24	0.96%	0.99%	0.81%	0.42%	0.57%	0.64%	0.72%	0.69%
25	1.10%	1.15%	0.73%	0.42%	0.65%	0.66%	0.69%	0.65%
26	1.07%	1.10%	0.64%	0.45%	0.71%	0.74%	0.75%	0.53%
27	1.17%	1.14%	0.60%	0.49%	0.72%	0.87%	0.72%	0.51%
28	1.30%	1.18%	0.55%	0.54%	0.64%	1.00%	0.53%	0.58%
29	1.32%	1.24%	0.64%	0.64%	0.72%	1.01%	0.61%	0.68%
30	1.33%	1.06%	0.73%	0.70%	0.77%	1.05%	0.74%	0.77%
31	1.41%	0.95%	0.75%	0.75%	0.76%	1.12%	0.71%
32	1.35%	0.87%	0.76%	0.80%	0.68%	1.15%	0.81%
33	1.19%	1.05%	0.86%	0.83%	0.64%	1.25%	0.88%
34	1.11%	1.11%	1.05%	0.81%	0.63%	1.27%
35	1.09%	1.15%	0.93%	0.71%	0.86%	1.15%
36	1.34%	1.28%	1.02%	0.62%	0.85%	1.08%
37	1.38%	1.35%	1.03%	0.59%	1.01%	1.19%
38	1.33%	1.35%	0.88%	0.73%	1.15%	1.23%
39	1.70%	1.41%	0.85%	0.62%	0.99%	1.41%
40	1.70%	1.44%	0.89%	0.90%	1.07%	1.46%
41	1.64%	1.35%	0.93%	1.03%	1.00%
42	1.78%	1.20%	1.09%	0.91%	1.42%
43	1.91%	0.97%	1.21%	1.09%
44	1.84%		1.35%
45
46
47
48

(1)

Delinquencies include principal amounts only. The period of delinquency is based on the number of days payments are contractually past due. A payment is delinquent if the obligor pays less than 95% of the contractual payment amount by the due date.

(2)

The monthly delinquency percent is calculated by dividing the total remaining principal balance of the receivables 30 days or more past due by the month end principal balance of the total pool of receivables.

(3)	Receivables 120 days or more past due are charged off and are reflected in the presentation of the monthly cumulative net loss information.

HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT OUTSTANDING ON THE NOTES

          The servicer will provide to you in each report delivered to you a factor which you can use to compute your portion of the principal amount outstanding on the notes.

Notes

          How the Servicer Computes the Factor For Your Class of Notes. The servicer will compute a separate factor for each class of notes. The factor for each class of notes will be a nine-digit decimal which the servicer will compute prior to each distribution with respect to such class of notes indicating the remaining outstanding principal amount of such class of notes, as of the applicable payment date. The servicer will compute the factor after giving effect to payments to be made on such payment date, as a fraction of the initial outstanding principal amount of such class of notes.

          Your Portion of the Outstanding Amount of the Notes. For each note you own, your portion of that class of notes is the product of:

•	the original denomination of your note; and

•	the factor relating to your class of notes computed by the servicer in the manner described above.

          The Principal Factor Will Decline as the Issuing Entity Makes Payments on the Notes. Each of the factors described above will initially be 1.000000000. They will then decline to reflect reductions in the outstanding principal amount of the applicable class of notes.

          These amounts will be reduced over time as a result of scheduled payments, prepayments, repurchases of the receivables by the depositor or purchases of the receivables by the servicer and liquidations of the receivables.

MATURITY AND PREPAYMENT CONSIDERATIONS

          Information regarding certain maturity and prepayment considerations with respect to the notes is set forth under “Maturity and Prepayment Considerations” in the attached prospectus. In addition, no principal payments will be made:

•	on the Class A-2 Notes until the Class A-1 Notes have been paid in full;

•	on the Class A-3 Notes until the Class A-2 Notes have been paid in full;

•	on the Class A-4 Notes until the Class A-3 Notes have been paid in full; or

•	on the Class B Notes until the Class A-4 Notes have been paid in full.

          However, if payment of the notes has been accelerated after an Event of Default, principal payments will be paid, first, to the holders of Class A-1 Notes until the Class A-1 Notes are paid in full, then pro rata based on the outstanding principal amount of the notes to the holders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes until paid in full and then to the holders of the Class B Notes until paid in full.

          Since the rate of payment of principal on each class of notes depends on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of any class of notes could occur significantly earlier than the respective Final Scheduled Payment Dates.

          We Cannot Assure You That Your Notes Will Be Repaid on the Related Final Scheduled Payment Date. It is expected that final payment of each class of notes will occur on or prior to the respective Final Scheduled Payment Dates. Failure to make final payment of any class of notes by the respective Final Scheduled Payment Dates would constitute an Event of Default under the indenture. See “Description of the Notes—Provisions of the

Indenture—Events of Default; Rights Upon Events of Default” in this prospectus supplement. However, we cannot assure you that sufficient funds will be available to pay each class of notes in full on or prior to the respective Final Scheduled Payment Dates. If sufficient funds are not available, final payment of any class of notes could occur later than such dates.

          The Level of Prepayments of the Receivables and Required Repurchases by the Depositor and the Seller and Required Purchases by the Servicer are Unpredictable and May Affect Payments on the Notes. The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors. In addition, under circumstances relating to breaches of representations, warranties or covenants, the depositor may be obligated to repurchase receivables from the issuing entity, the servicer may be obligated to purchase receivables from the issuing entity and the seller may be obligated to repurchase receivables from the depositor. See “The Receivables Pool” in this prospectus supplement and “Description of the Receivables Transfer and Servicing Agreements—Sale and Assignment of Receivables” in the attached prospectus. A higher than anticipated rate of prepayments, repurchases or purchases will reduce the aggregate principal balance of the receivables faster than expected and thereby reduce the outstanding amounts of the notes and the anticipated aggregate interest payments on the notes. The noteholders alone will bear any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables as set forth in the priority of distributions in this prospectus supplement. Such reinvestment risks include the risk that interest rates may be lower at the time such holders received payments from the issuing entity than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

          Risks of Slower or Faster Repayments. Noteholders should consider:

•

in the case of notes purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield; and

•

in the case of notes purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

Weighted Average Lives of the Notes

          The following information is given solely to illustrate the effect of prepayments of the receivables on the weighted average lives of the notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the receivables.

          Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model (“ABS”), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the receivables.

          The rate of payment of principal on each class of notes will depend on the rate of payment (including prepayments) of the principal balance of the receivables. For this reason, final payment of any class of notes could occur significantly earlier than the respective Final Scheduled Payment Dates. The noteholders will exclusively bear any reinvestment risk associated with early payment of their notes.

          The tables (the “ABS Tables”) captioned “Percent of Initial Note Principal Amount at Various ABS Percentages” have been prepared on the basis of the characteristics of the receivables. The ABS Tables assume that:

•	the receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

•	each scheduled monthly payment on the receivables is scheduled to be made and is made on the last day of each month and each month has 30 days;

•	payments on the notes are made on each payment date (and each payment date is assumed to be the 15th day of the applicable month);

•	the initial principal amount of each class of notes is equal to the initial principal amount set forth on the front cover of this prospectus supplement;

•	the receivables have an initial aggregate principal balance of $503,778,860.08;

•	interest accrues on the notes at the following per annum coupon rates: Class A-1 notes, 0.364680%, Class A-2 notes, 0.55%, Class A-3 notes, 0.64%, Class A-4 notes, 0.79% and Class B notes, 1.24%;

•

the servicing fee for any payment date will be an amount equal to the product of (i) one-twelfth, (ii) 1.00% and (iii) the net pool balance as of the first day of the related collection period (or, in the case of the first payment date, the cut-off date);

•	except as otherwise specified in the ABS Tables, the servicer does not exercise its option to purchase the receivables; and

•	the closing date is September 19, 2012.

          The ABS Tables indicate the projected weighted average lives of each class of notes and set forth the percent of the initial principal amount of each class of notes that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

          The ABS Tables also assume that the receivables have been aggregated into hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled payment for each of the pools (which is based on its aggregate principal balance, Contract Rate, original term to maturity and remaining term to maturity as of the Cut-off Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. The pools have an assumed cut-off date of August 31, 2012.

Pool	Aggregate Principal Balance	Weighted Average Contract Rate	Weighted Average Original Term to Maturity (in Months)	Weighted Average Remaining Term to Maturity (in Months)

1	$2,335,206.06	5.029%	38	11
2	21,596,056.43	4.822%	43	20
3	75,491,698.46	5.053%	53	32
4	148,090,300.31	4.994%	61	43
5	168,165,809.34	5.002%	67	54
6	88,099,789.48	4.681%	72	64

Total	$503,778,860.08

          The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of notes.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-1 Notes

Payment Date	1.00%	1.30%	1.40%	1.50%	1.60%	1.80%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2012	87.40%	85.84%	85.28%	84.70%	84.09%	82.78%
November 2012	75.56%	72.57%	71.49%	70.37%	69.19%	66.67%
December 2012	64.45%	60.07%	58.49%	56.84%	55.12%	51.43%
January 2013	53.50%	47.79%	45.74%	43.59%	41.35%	36.55%
February 2013	42.69%	35.74%	33.23%	30.61%	27.88%	22.03%
March 2013	32.03%	23.90%	20.97%	17.91%	14.71%	7.88%
April 2013	21.53%	12.29%	8.95%	5.48%	1.85%	0.00%
May 2013	11.18%	0.90%	0.00%	0.00%	0.00%	0.00%
June 2013	0.98%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2013	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2013	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2013	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (years)(1)	0.40	0.35	0.34	0.33	0.32	0.29

(1)

The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

          This ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-2 Notes

Payment Date	1.00%	1.30%	1.40%	1.50%	1.60%	1.80%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2013	100.00%	100.00%	100.00%	100.00%	100.00%	95.13%
May 2013	100.00%	100.00%	97.68%	94.50%	91.17%	84.04%
June 2013	100.00%	91.53%	88.19%	84.70%	81.00%	73.11%
July 2013	92.52%	82.47%	78.81%	74.99%	71.01%	62.50%
August 2013	84.36%	73.50%	69.59%	65.52%	61.27%	52.20%
September 2013	76.31%	64.82%	60.69%	56.38%	51.89%	42.30%
October 2013	68.40%	56.33%	51.99%	47.47%	42.76%	32.71%
November 2013	60.61%	48.04%	43.51%	38.81%	33.90%	23.43%
December 2013	52.96%	39.93%	35.25%	30.38%	25.30%	14.47%
January 2014	45.44%	32.03%	27.20%	22.19%	16.96%	5.82%
February 2014	38.06%	24.31%	19.37%	14.24%	8.89%	0.00%
March 2014	30.81%	16.80%	11.76%	6.53%	1.09%	0.00%
April 2014	23.69%	9.48%	4.38%	0.00%	0.00%	0.00%
May 2014	16.71%	2.36%	0.00%	0.00%	0.00%	0.00%
June 2014	10.34%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2014	4.10%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 2014	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (years)(1)	1.33	1.19	1.15	1.10	1.06	0.98

(1)

The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

          This ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-3 Notes

Payment Date	1.00%	1.30%	1.40%	1.50%	1.60%	1.80%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2014	100.00%	100.00%	100.00%	100.00%	100.00%	96.56%
March 2014	100.00%	100.00%	100.00%	100.00%	100.00%	85.55%
April 2014	100.00%	100.00%	100.00%	98.73%	91.14%	74.98%
May 2014	100.00%	100.00%	96.16%	88.80%	81.15%	64.86%
June 2014	100.00%	94.27%	87.12%	79.68%	71.95%	55.52%
July 2014	100.00%	85.55%	78.35%	70.87%	63.10%	46.58%
August 2014	97.22%	77.07%	69.86%	62.36%	54.58%	38.03%
September 2014	88.97%	68.85%	61.64%	54.16%	46.39%	29.90%
October 2014	80.90%	60.87%	53.71%	46.27%	38.55%	22.17%
November 2014	72.99%	53.15%	46.05%	38.70%	31.05%	14.85%
December 2014	65.27%	45.68%	38.68%	31.43%	23.90%	7.95%
January 2015	57.71%	38.47%	31.60%	24.48%	17.10%	1.46%
February 2015	50.34%	31.51%	24.80%	17.85%	10.64%	0.00%
March 2015	43.14%	24.82%	18.29%	11.54%	4.54%	0.00%
April 2015	36.12%	18.39%	12.08%	5.55%	0.00%	0.00%
May 2015	29.28%	12.22%	6.15%	0.00%	0.00%	0.00%
June 2015	23.80%	7.14%	1.22%	0.00%	0.00%	0.00%
July 2015	18.46%	2.26%	0.00%	0.00%	0.00%	0.00%
August 2015	13.26%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2015	8.19%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2015	3.26%	0.00%	0.00%	0.00%	0.00%	0.00%
November 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 2015	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2016	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (years)(1)	2.48	2.26	2.18	2.10	2.02	1.85

(1)

The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

          This ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-4 Notes

Payment Date	1.00%	1.30%	1.40%	1.50%	1.60%	1.80%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2015	100.00%	100.00%	100.00%	100.00%	100.00%	88.95%
March 2015	100.00%	100.00%	100.00%	100.00%	100.00%	75.42%
April 2015	100.00%	100.00%	100.00%	100.00%	97.09%	62.90%
May 2015	100.00%	100.00%	100.00%	99.71%	84.17%	51.40%
June 2015	100.00%	100.00%	100.00%	88.26%	73.10%	41.15%
July 2015	100.00%	100.00%	91.62%	77.39%	62.66%	31.65%
August 2015	100.00%	94.19%	80.86%	67.09%	52.86%	22.91%
September 2015	100.00%	83.45%	70.63%	57.39%	43.71%	14.93%
October 2015	100.00%	73.19%	60.93%	48.27%	35.20%	7.72%
November 2015	96.34%	63.41%	51.76%	39.75%	27.34%	1.71%
December 2015	85.21%	54.13%	43.14%	31.82%	20.14%	0.00%
January 2016	74.42%	45.33%	35.06%	24.49%	13.59%	0.00%
February 2016	63.97%	37.03%	27.53%	17.77%	7.71%	0.00%
March 2016	53.86%	29.22%	20.56%	11.65%	2.49%	0.00%
April 2016	44.10%	21.91%	14.13%	6.15%	0.00%	0.00%
May 2016	38.03%	16.94%	9.54%	1.95%	0.00%	0.00%
June 2016	32.16%	12.23%	5.24%	0.00%	0.00%	0.00%
July 2016	26.47%	7.79%	1.25%	0.00%	0.00%	0.00%
August 2016	20.97%	3.62%	0.00%	0.00%	0.00%	0.00%
September 2016	15.67%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2016	10.55%	0.00%	0.00%	0.00%	0.00%	0.00%
November 2016	5.64%	0.00%	0.00%	0.00%	0.00%	0.00%
December 2016	0.91%	0.00%	0.00%	0.00%	0.00%	0.00%
January 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

	Class A-4 Notes

Payment Date	1.00%	1.30%	1.40%	1.50%	1.60%	1.80%

July 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (years) to Call(1)(2)	3.37	3.11	2.97	2.88	2.78	2.54
Weighted Average Life (years) to Maturity(1)	3.63	3.36	3.25	3.13	3.01	2.74
Earlier Optional Call Date	Feb. 2016	Nov. 2015	Sep. 2015	Aug. 2015	July 2015	Apr. 2015

(1)

The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

(2)	This calculation assumes the servicer purchases the receivables on the earliest payment date on which it is permitted to do so.

          This ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class B Notes

Payment Date	1.00%	1.30%	1.40%	1.50%	1.60%	1.80%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2012	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2013	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2014	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2015	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2015	100.00%	100.00%	100.00%	100.00%	100.00%	80.63%
January 2016	100.00%	100.00%	100.00%	100.00%	100.00%	53.55%
February 2016	100.00%	100.00%	100.00%	100.00%	100.00%	28.87%
March 2016	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
April 2016	100.00%	100.00%	100.00%	100.00%	87.85%	0.00%
May 2016	100.00%	100.00%	100.00%	100.00%	65.43%	0.00%
June 2016	100.00%	100.00%	100.00%	88.63%	45.11%	0.00%
July 2016	100.00%	100.00%	100.00%	67.65%	26.90%	0.00%
August 2016	100.00%	100.00%	85.48%	48.63%	0.00%	0.00%
September 2016	100.00%	98.38%	65.39%	31.56%	0.00%	0.00%
October 2016	100.00%	76.97%	47.08%	16.46%	0.00%	0.00%
November 2016	100.00%	57.18%	30.58%	0.00%	0.00%	0.00%
December 2016	100.00%	39.05%	15.90%	0.00%	0.00%	0.00%
January 2017	78.63%	22.56%	0.00%	0.00%	0.00%	0.00%
February 2017	53.02%	0.00%	0.00%	0.00%	0.00%	0.00%
March 2017	28.59%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2017	19.88%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

	Class B Notes

Payment Date	1.00%	1.30%	1.40%	1.50%	1.60%	1.80%

July 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 2017	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
January 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
February 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
March 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
April 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
May 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
August 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
September 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
October 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
November 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
December 2018	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (years) to Call(1)(2)	3.41	3.16	2.99	2.91	2.82	2.57
Weighted Average Life (years) to Maturity(1)	4.47	4.23	4.11	3.95	3.76	3.37
Earlier Optional Call Date	Feb. 2016	Nov. 2015	Sep. 2015	Aug. 2015	Jul. 2015	Apr. 2015

(1)

The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

(2)	This calculation assumes the servicer purchases the receivables on the earliest payment date on which it is permitted to do so.

          This ABS Table has been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

DESCRIPTION OF THE NOTES

          The issuing entity will issue the notes under an indenture to be dated as of the closing date between the issuing entity and The Bank of New York Mellon, as indenture trustee. We will file a copy of the indenture in its execution form with the SEC after the issuing entity issues the notes. We summarize below some of the most important terms of the notes. This summary is not a complete description of all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any issuing entity and the related indenture set forth under the headings “Certain Information Regarding the Securities” and “The Indenture” in the attached prospectus. We refer you to those sections.

Payments of Interest

          Interest on the principal amounts of the notes will accrue at the respective per annum interest rates for the various classes of notes and will be payable to the noteholders on each payment date. The issuing entity will make payments to the person in whose name such note is registered on the Record Date.

          Calculation of Interest. Interest will accrue and will be calculated on the various classes of notes as follows:

•

Actual/360. Interest on the Class A-1 Notes will accrue from and including the prior payment date (or from and including the closing date, in the case of the first payment date) to but excluding the current payment date and will be calculated on the basis of actual days elapsed and a 360-day year.

•

30/360. Interest on the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes will accrue from and including the 15th day of each calendar month preceding each payment date (or from and including the closing date, in the case of the first payment date) to but excluding the 15th day of the month in which the payment date occurs and will be calculated on the basis of a 360-day year of twelve 30-day months.

•

Unpaid Interest. Interest accrued as of any payment date on a class of notes but not paid on such payment date will accrue interest at the applicable interest rate for such class of notes (to the extent lawful).

          Priority of Interest Payments. The issuing entity will pay interest on the notes (without priority among the classes of Class A Notes) on each payment date with Available Funds in accordance with the priority set forth under “Application of Available Funds—Priority of Distributions” in this prospectus supplement. While any Class A Notes are outstanding, the failure to pay interest on the Class B Notes will not be an Event of Default. When the Class A Notes are no longer outstanding, an Event of Default will occur if the full amount of interest due on the Class B Notes is not paid within five Business Days after the related payment date. The priority in which interest will be paid on the Class B Notes will change upon the occurrence of certain events as described under “Application of Available Funds—Priority of Distributions” in this prospectus supplement.

Payments of Principal

          Priority and Amount of Principal Payments. The issuing entity will generally make principal payments, including with respect to the Class A Notes, any First Allocation of Principal, to the principal distribution account for distribution to the noteholders on each payment date in the amount and in the priority set forth under “Application of Available Funds—Priority of Distributions” in this prospectus supplement.

          If the notes have not been accelerated because of an Event of Default, then on each payment date, the indenture trustee will distribute all amounts on deposit in the principal distribution account to noteholders in respect of principal of the notes to the extent of the funds therein in the following order of priority:

          first, to the holders of the Class A-1 Notes, until the Class A-1 Notes are paid in full;

          second, to the holders of the Class A-2 Notes, until the Class A-2 Notes are paid in full;

          third, to the holders of the Class A-3 Notes, until the Class A-3 Notes are paid in full;

          fourth, to the holders of the Class A-4 Notes, until the Class A-4 Notes are paid in full; and

          fifth, to the holders of the Class B Notes, until the Class B Notes are paid in full.

          Event of Default. An Event of Default will occur under the indenture if the outstanding principal amount of any note has not been paid in full on its Final Scheduled Payment Date or the date on which the servicer (or one or more of its designees) exercises the optional purchase described in “—Optional Prepayment” below. The failure to pay principal on a note is not an Event of Default until its Final Scheduled Payment Date or its optional purchase date. Payments on the notes may be accelerated upon an Event of Default. Upon an acceleration of payment of the notes, after payments for accrued and unpaid fees, expenses and indemnification of the indenture trustee and the owner trustee and payments pursuant to clauses first through third in the amount and in the priority set forth under “Application of Available Funds—Priority of Distributions” in this prospectus supplement (provided, that if there are not sufficient funds available to pay the entire amount of the accrued Class A Note interest, the amount available shall be applied to the payment of such interest on each class of Class A Notes on a pro rata basis based on the amount of interest payable to each class of Class A Notes), payments will be made, first, to the holders of the Class A-1 Notes in respect of principal thereof until the Class A-1 notes have been paid in full, then payments of principal will be made on a pro rata basis based on the outstanding principal amount of each such class to the holders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes until they are paid in full, then payments of the accrued Class B Note interest will be made to the holders of the Class B Notes, then payments of principal will be made to the holders of the Class B Notes until the Class B Notes are paid in full.

          Notes Might Not Be Repaid on Their Final Scheduled Payment Dates. The principal amount of any class of notes to the extent not previously paid will be due on the Final Scheduled Payment Date relating to that class shown on the front cover of this prospectus supplement. The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier or later than the Final Scheduled Payment Date for that class of notes based on a variety of factors, including those described under “Maturity and Prepayment Considerations” in this prospectus supplement and in the attached prospectus. An Event of Default will occur under the indenture if the outstanding principal amount of any note is paid later than the Final Scheduled Payment Date or the date on which the servicer (or one or more of its designees) exercises the optional purchase described in “—Optional Prepayment” below relating to that class of notes.

          Subordination of Class B Notes. The rights of the Class B Noteholders to receive payments of interest are subordinated to the rights of Class A Noteholders to receive payments of interest and any First Allocation of Principal and, if payment of the notes has been accelerated after an Event of Default, subordinated to rights of the Class A Noteholders to receive all payments of principal. In addition, the Class B Noteholders will have no right to receive payments of principal until the aggregate principal amount of all the Class A Notes has been paid in full. This subordination is effected by the priority of distributions set forth under “Application of Available Funds—Priority of Distributions” in this prospectus supplement. While any Class A Notes are outstanding, the failure to pay interest on the Class B Notes will not be an Event of Default. When the Class A Notes are no longer outstanding, an Event of Default will occur if the full amount of interest due on the Class B Notes is not paid within five Business Days after the related payment date.

Optional Prepayment

          All outstanding notes will be prepaid in whole, but not in part, on any payment date on which the servicer exercises its option to purchase (and/or to designate one or more persons to purchase) some or all of the receivables from the issuing entity on any payment date, if both of the following conditions are satisfied: (i) the Net Pool Balance as of the end of the related Collection Period has declined to 10% or less of the Net Pool Balance as of the Cut-off Date and (ii) the sum of the purchase price for the receivables and other issuing entity property (other than the Reserve Account) and Available Funds for such payment date would be sufficient to pay (x) the amounts required to be paid under clauses first through fifth in accordance with “Application of Available Funds—Priority of Distributions” and (y) the outstanding note balance (after giving effect to the payments described in the preceding clause (x)). The purchase price for the assets of the issuing entity (other than the Reserve Account) will equal the lesser of (x) the aggregate principal amounts of the receivables (assuming that receivables that were more than 30 days past due as of the last day of the related Collection Period have a principal balance of zero) and (y) the fair market value of the receivables (assuming that receivables that were more than 30 days past due as of the last day of the related Collection Period have a fair market value of zero), which amount will be deposited by or at the direction of the Servicer into the Collection Account on the redemption date. If the lesser of the fair market value and the aggregate principal amounts of the receivables (other than receivables that were more than 30 days past due as of the last day of the related Collection Period) is not at least equal to the outstanding principal balance of the notes, the Servicer will not be permitted to exercise its optional purchase and effect the redemption of the notes. Upon such purchase by the servicer, you will receive:

•	the unpaid principal amount of your notes plus accrued and unpaid interest at the applicable interest rate up to but excluding that prepayment date; plus

•	interest on any past due interest at the rate of interest on your notes (to the extent lawful).

          It is expected that at the time this purchase option becomes available to the servicer, only the Class A-4 Notes and the Class B Notes will be outstanding.

          Notice of redemption under the indenture will be given by the indenture trustee (in the name and at the expense of the issuing entity) not later than 10 days prior to the applicable redemption date to each holder of notes. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that the record date otherwise applicable to that redemption date is not applicable and that payments will be made only upon presentation and surrender of those notes, and the place where those notes are to be surrendered for payment of the redemption price; (iv) that interest on the notes will cease to accrue on the redemption date; and (v) the CUSIP numbers (if applicable) for the notes. In addition, the issuing entity will notify the Hired Agencies upon redemption of the notes.

Provisions of the Indenture

Events of Default; Rights Upon Events of Default

          With respect to the notes issued by the issuing entity an “Event of Default” under the indenture will consist of any of the following:

•	a default continuing for five business days or more in the payment of any interest on any notes of the controlling class when the same becomes due and payable;

•	a default in the payment of the principal of any note at the related final scheduled payment date or the redemption date;

•

any failure by the issuing entity to duly observe or perform in any material respect any of its material covenants or agreements in the indenture, which failure materially and adversely affects the interests of the noteholders, and which continues unremedied for 60 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing a majority of the outstanding principal amount of the notes;

•

any representation or warranty of the issuing entity made in the indenture proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 60 days after receipt by the issuing entity of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the notes; or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity or its property as specified in the indenture.

          Notwithstanding the foregoing, a delay in or failure of performance referred to under the first four bullet points above for a period of 90 days will not constitute an Event of Default if that delay or failure was caused by force majeure or other similar occurrence, as certified by the issuing entity in an officer’s certificate of the issuing entity delivered to the indenture trustee. The issuing entity will deliver to the indenture trustee, within five days after its occurrence, written notice of any Event of Default, its status and what action the issuing entity is taking or proposes to take with respect thereto.

          If any Event of Default (or an event that, with notice or the passage of time or both, would be an Event of Default) occurs and is continuing and is known to an officer of the indenture trustee who has direct responsibility for the indenture trustee’s administration of the indenture or such officer has received written notice of such Event of Default, the indenture trustee will mail to each noteholder and the administrator a notice of that default within 90 days after such officer receives notice or has knowledge thereof. However, unless the default is a default in the payment of principal or interest, the indenture trustee may withhold such notice if and so long as a committee of its officers in good faith determines that withholding the notice is in the interests of the noteholders.

          The amount of principal due and payable to holders of a class of notes under the indenture until its final scheduled payment date generally will be limited to amounts available to pay principal thereon. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default under the indenture until the final scheduled payment date for such class of notes.

          Rights Upon an Event of Default. If an Event of Default (other than an Event of Default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity) should occur and be continuing with respect to the notes of the issuing entity, the indenture trustee may, or if directed by the holders of a majority in principal amount of the Controlling Class of notes outstanding shall, declare the principal of such notes to be immediately due and payable and, upon any such declaration, the unpaid principal amount of such notes, together with accrued and unpaid interest thereon through the date of acceleration, will become immediately due and payable. Such declaration may be rescinded by the holders of a majority in principal amount of the Controlling Class then outstanding if both of the following occur:

•	the issuing entity has paid or deposited with the indenture trustee enough money to pay:

	•	all payments of principal of and interest on all notes and all other amounts that would then be due if the Event of Default causing the acceleration of maturity had not occurred; and

	•	all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel; and

•	all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived.

          If an Event of Default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuing entity should occur, all unpaid principal, together with all accrued and unpaid interest, of all Notes will automatically become due and payable without any declaration or other act on the part of the indenture trustee or any noteholder.

          If an Event of Default has occurred with respect to the notes issued by issuing entity, the indenture trustee may, or at the direction of holders of a majority in principal amount of the Controlling Class outstanding will, institute proceedings to collect amounts due on the notes, exercise remedies as a secured party (including foreclosure or sale of the issuing entity property) or elect to maintain the issuing entity property. Upon the occurrence of an Event of Default resulting in acceleration of the notes, the indenture trustee may sell the related receivables only if:

•	the holders of 100% of the notes of the Controlling Class issued by the issuing entity consent to such liquidation,

•	the proceeds of such sale or liquidation are sufficient to pay in full the principal of and the accrued interest on the notes of the issuing entity then outstanding, or

•

there has been an Event of Default (x) arising from the failure to pay principal or interest when due and the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes of the issuing entity as such payments would have become due if such obligations had not been declared due and payable or (y) that relates to an insolvency event, and, in each case, such indenture trustee obtains the consent of the holders of at least 66⅔% of the aggregate outstanding amount of the Controlling Class of the issuing entity.

          Any money received in realizing on issuing entity property will first be applied to pay any due and unpaid fees, expenses and indemnity payments of the indenture trustee and the owner trustee.

          In addition, if the Event of Default relates to a default by the issuing entity in observing or performing any covenant or agreement (other than an Event of Default relating to non-payment of interest or principal, insolvency or any other event which is otherwise specifically dealt with by the indenture), the indenture trustee is prohibited from selling the receivables unless the holders of all outstanding notes consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes. The indenture trustee may also elect to have the issuing entity maintain possession of the receivables and apply collections as received without obtaining the consent of noteholders.

          Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an Event of Default under the indenture occurs and is continuing with respect to notes of the issuing entity, such indenture trustee will be under no obligation to exercise any of the rights or powers under such indenture at the request or direction of any of the holders of such notes, unless such noteholders shall have offered to the indenture trustee security or indemnity satisfactory to the indenture trustee against the costs, expenses, disbursements, advances and liabilities that might be incurred by it, its agents and its counsel in compliance with such request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the Controlling Class outstanding of the issuing entity will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, and the holders of a majority in principal amount of the Controlling Class outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes of the issuing entity or a default arising from an insolvency of the issuing entity.

          No holder of a note of the issuing entity will have the right to institute any proceeding with respect to the indenture, unless—

•	such holder previously has given to the indenture trustee written notice of a continuing Event of Default;

•

the holders of not less than 25% in principal amount of the Controlling Class outstanding of the issuing entity have made written request to such indenture trustee to institute such proceeding in its own name as indenture trustee;

•	such holder or holders have offered such indenture trustee indemnity satisfactory to it;

•	such indenture trustee has for 60 days after such notice, request and offer of indemnity failed to institute such proceeding; and

•	no direction inconsistent with such written request has been given to such indenture trustee during such 60-day period by the holders of a majority in principal amount of the outstanding note balance.

          The indenture trustee and the noteholders, by accepting the notes, will covenant that they will not, prior to the end of the period that is one year and one day after there has been paid in full all debt issued by any securitization vehicle in respect of which the depositor or the Bank holds any interest, institute against the issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

          With respect to the issuing entity, neither the indenture trustee nor the owner trustee in their respective individual capacities, nor any holder of a certificate representing an ownership interest in the issuing entity nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns (other than the issuing entity) will be personally liable for the payment of the principal of or interest on the notes or for the agreements of the issuing entity contained in the indenture.

Modification of Indenture

          The issuing entity, together with the indenture trustee (when directed by an issuer request), may, without the consent of the noteholders of the issuing entity or any other person, execute a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the indenture or for the purposes of modifying in any manner the rights of the noteholders under the indenture provided that either (i) such action will not materially and adversely affect the interests of any noteholders as evidenced by (a) an opinion of counsel to that effect delivered to the Indenture Trustee and (b) an officer’s certificate to that effect delivered to the Indenture Trustee or (ii) the Rating Agency Condition is satisfied with respect to such amendment and the issuing entity notifies the indenture trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

          The issuing entity, together with indenture trustee, when authorized by an issuing entity order, also may, with prior notice from the issuing entity to the Hired Agencies and with the consent of the holders of a majority in principal amount of the outstanding note balance of the controlling class, enter into an indenture or supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or of modifying in any manner the rights of the noteholders. Any such supplemental indenture that amends, modifies or supplements the rights of any noteholder in any of the following manners will require prior notice by the issuing entity to the Hired Agencies, the indenture trustee and the owner trustee and the consent of the holder of each outstanding note affected thereby:

•

changes the final scheduled payment date of any note or reduces the principal amount thereof, the interest rate thereon or the redemption price with respect thereto or changes any place of payment where, or the coin or currency in which, any such note or any interest thereon is payable or impairs the right to institute suit for enforcement of the provisions of the indenture requiring application of funds available as provided in the indenture, to the payment of any such amount due on the notes on or after the respective due dates thereof;

•

reduces the percentage of the aggregate principal amount of the notes outstanding, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in such indenture;

•	modifies or alters the provisions of the indenture regarding the voting of notes held by the issuing entity, any other obligor on such notes, the depositor, the seller or an affiliate of any of them;

•

reduces the percentage of the aggregate principal amount of the notes outstanding required to direct the indenture trustee to direct the issuing entity to sell or liquidate the receivables after an Event of Default if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes of the issuing entity;

•

permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for such notes or, except as otherwise permitted or contemplated in such transaction document, terminate the lien of such indenture on any such collateral or deprive the holder of any such note of the security afforded by the lien of such indenture;

•	impair the right to institute suit for the enforcement of payment; or

•

modify any of the foregoing items requiring the consent of the noteholders in any respect materially adverse to the interests of the noteholders, except to increase any percentage specified therein or provide that certain additional provisions of the indenture or the other transaction documents cannot be modified or waived without the consent of the holders of all the outstanding notes affected thereby.

          No supplemental indenture will be effective which affects the rights, protections or duties of the owner trustee or indenture trustee under the indenture or the sale and servicing agreement without the consent of such party, if applicable (which consent is not to be unreasonably withheld or delayed).

DESCRIPTION OF THE CERTIFICATES

          The issuing entity will issue the certificates, representing an equity interest in the issuing entity, under the trust agreement. We will initially hold the certificates, but will transfer the certificates to an affiliate on the closing date. We will file a copy of the trust agreement in its execution form with the SEC after the issuing entity issues the certificates. The certificates will have no principal balance and will not bear interest. Distributions will be made on the certificates on each payment date only to the extent amounts remain after payments on the notes, payment of issuing entity expenses and payments of any other required amounts, as described in this prospectus supplement.

APPLICATION OF AVAILABLE FUNDS

Sources of Funds for Distributions

          The funds available to the issuing entity to make payments and distributions in the amounts and priorities set forth below under “―Priority of Distributions” on each payment date (“Available Funds”) will come from the following sources:

•

all collections (including all liquidation proceeds) received by the servicer on the receivables during the prior calendar month (excluding various fees, if any, paid by the obligors that constitute the Supplemental Servicing Fee and investment earning on funds on deposit in the Trust Accounts, to which the servicer is entitled),

•

proceeds of repurchases of receivables by the seller or the depositor because of certain breaches of representations and warranties or purchases of receivables by the servicer because of certain breaches of servicing covenants,

•	the Reserve Account Excess Amount for such Payment Date.

          In addition to Available Funds, any amount withdrawn from the Reserve Account to cover shortfalls, if any, will be used to make payments and distributions on each payment date.

Fees and Expenses of the Issuing Entity

          As set forth below under “—Priority of Distributions,” the issuing entity is obligated to pay the following fees and expenses on each payment date:

Recipient	Fees and Expenses

Servicer	Servicing Fee described under “Description of the Sale and Servicing Agreement—Servicing Compensation and Expenses.”
Indenture Trustee	$10,000 per annum plus expenses and indemnities.
Owner Trustee	$3,500 per annum plus reasonable expenses and indemnities.

The Bank, as the administrator pursuant to the administration agreement or as the servicer pursuant to the sale and servicing agreement, as applicable, is required to pay fees, expenses and indemnity payments of the indenture trustee and the owner trustee. However, to the extent that the administrator or the servicer fails to make these payments, fees, expenses and indemnity payments are payable out of the issuing entity’s funds in the order of priority specified under “—Priority of Distributions” below to the extent they have not been previously paid when due. The servicer, in turn, is obligated to pay the fees and expenses of the accountants in delivering their annual attestation report. Any other expenses or liabilities of the issuing entity would be payable by the issuing entity prior to any payments due on the notes.

Priority of Distributions

          If on any payment date prior to the occurrence of an Event of Default that has resulted in an acceleration of the notes, Available Funds, together with the amount on deposit in the reserve account, equals or exceeds the sum of (i) the aggregate outstanding principal amount of the notes, (ii) accrued and unpaid interest thereon and (iii) the servicing fee, then all such amounts will be applied to reduce the outstanding note balance to zero, pay all accrued and unpaid interest on the notes, and pay the servicing fee. Otherwise, Available Funds for such payment date will be used by the issuing entity to pay the following amounts on each payment date in the following order of priority:

(1) first, to the servicer, the servicing fee and all prior unpaid servicing fees with respect to prior Collection Periods;

          (2) second, to the Class A Noteholders, pro rata based on the amount of interest payable to each class of Class A Notes, the accrued Class A Note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on each class of Class A Notes at their respective interest rates on the respective note balances as of the previous payment date or the closing date, as the case may be (after giving effect to all payments of principal to the Class A Noteholders on prior payment dates); and (b) the excess, if any, of the amount of interest due and payable to the Class A Noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class A Noteholders on those prior payment dates, plus interest on any such shortfall at the respective interest rates on each class of Class A Notes (to the extent permitted by law), provided, that if there are not sufficient funds available to pay the entire amount of the accrued Class A Note interest, the amounts available will be applied to the payment of such interest on the Class A Notes on a pro rata basis;

(3) third, to the Principal Distribution Account for distribution to the noteholders pursuant to “Description of the Notes—Payments of Principal” above, the First Allocation of Principal;

          (4) fourth, to the Class B Noteholders, the accrued Class B Note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on the Class B Notes at the applicable interest rate on the Class B note balance as of the previous payment date or the closing date, as the case may be (after giving effect to all payments of principal to the Class B Noteholders on prior payment dates); and (b) the excess, if any, of the amount of interest due and payable to the Class B Noteholders on prior payment dates over the amounts in respect of interest actually paid to the Class B Noteholders on those prior payment dates, plus interest on any such shortfall at the applicable interest rate on the Class B Notes (to the extent permitted by law);

(5) fifth, to the Principal Distribution Account for distribution to the noteholders pursuant to “Description of the Notes—Payments of Principal” above, the Second Allocation of Principal;

(6) sixth, to the Reserve Account, any additional amount required to increase the amount on deposit in the Reserve Account up to the Specified Reserve Account Balance;

(7) seventh, to the Principal Distribution Account for distribution to the noteholders pursuant to “Description of the Notes—Payments of Principal” above, the Regular Allocation of Principal;

          (8) eighth, to the owner trustee and the indenture trustee, fees, expenses and indemnification amounts due and owing under the sale and servicing agreement, the trust agreement and the indenture, as applicable, which have not been previously paid;

          (9) ninth, to the servicer, legal expenses and costs incurred in legal matters in respect of the interests of the noteholders and the rights and duties of the parties to the sale and servicing agreement; and

(10) tenth, to or at the direction of the certificateholder, any funds remaining.

          If the Available Funds are insufficient to make the payments in clauses first through fifth above, funds, if any, on deposit in the Reserve Account will be applied toward those shortfalls. See “Description of the Sale and Servicing Agreement—Deposits to the Collection Account” in this prospectus supplement.

Subordination of Class B Notes

          The subordination of the Class B Notes to the Class A Notes, as described above under “—Priority of Distributions” is intended to provide credit enhancement to the Class A Notes. Payments of principal will not be made on the Class B Notes until the principal on the Class A Notes has been paid in full. Payments of interest will not be made on the Class B Notes on a payment date until accrued and unpaid interest on the Class A Notes and the First Allocation of Principal on the Class A Notes have been made. Also, if payment of the notes has been accelerated after an Event of Default, then no payments of interest or principal will be made on the Class B Notes until the Class A Notes have been paid in full. While any Class A Notes are outstanding, the failure to pay interest on the Class B Notes will not be an Event of Default. When the Class A Notes are no longer outstanding, an Event of Default will occur if the full amount of interest due on the Class B Notes is not paid within five Business Days after the related payment date.

DESCRIPTION OF THE SALE AND SERVICING AGREEMENT

          We have summarized below some of the important terms of the sale and servicing agreement. The depositor will transfer the receivables to the issuing entity, and the servicer will service the receivables, under the sale and servicing agreement between the depositor, the servicer, the issuing entity and the indenture trustee. We will file a copy of the sale and servicing agreement in its execution form with the SEC after we issue the notes. This summary is not a complete description of all of the provisions of the sale and servicing agreement. You can find more information about the transfer of the receivables from the depositor to the issuing entity on the closing date in the attached prospectus under “Description of the Receivables Transfer and Servicing Agreements.”

Accounts

In addition to the Collection Account, the servicer will cause to be established:

•	the Principal Distribution Account in the name of the indenture trustee for the benefit of the noteholders; and

•	the Reserve Account in the name of the indenture trustee for the benefit of the noteholders.

The Principal Distribution Account may be a subaccount of the Collection Account.

Servicing Compensation and Expenses

          The servicer is entitled to receive the Servicing Fee for the previous month on each payment date equal to the product of (i) one-twelfth, (ii) 1.00% per annum and (iii) the Net Pool Balance of the receivables at the beginning of the previous month (or, in the case of the first payment date, as of the cut-off date). The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior payment dates, will be payable on each payment date. The Servicing Fee will be paid only to the extent of the funds deposited in the Collection Account with respect to the Collection Period preceding such payment date, plus funds, if any, deposited into the Collection Account from the Reserve Account. As additional compensation, the servicer also is entitled to retain all Supplemental Servicing Fees and to receive any investment earnings on funds on deposit in the Collection Account. See “Description of the Receivables Transfer and Servicing Agreements—Servicing Compensation and Expenses” in the attached prospectus.

Servicer Replacement Events

“Servicer Replacement Events” under the sale and servicing agreement will consist of:

•

any failure by the servicer to deliver or cause to be delivered any required payment to the indenture trustee for distribution to the noteholders, which failure continues unremedied for five business days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing a majority of the aggregate outstanding principal amount of the notes, voting together as a single class;

•

any failure by the servicer to duly observe or perform in any material respect any other of its covenants or agreements in the sale and servicing agreement, which failure materially and adversely affects the rights of the issuing entity or the noteholders, and which continues unremedied for 90 days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the noteholders evidencing a majority of the aggregate outstanding principal amount of the notes, voting together as a single class (it being understood that no Servicer Replacement Event will result from a breach by the servicer of any covenant for which the repurchase of the affected receivable is specified as the sole remedy under the sale and servicing agreement);

•

any representation or warranty of the servicer made in any transaction document to which the servicer is a party or by which it is bound or any certificate delivered pursuant to the sale and servicing agreement proves to have been incorrect in any material respect when made, which failure materially and adversely affects the rights of the issuing entity or the noteholders, and which failure continues unremedied for 90 days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or the noteholders evidencing a majority of the aggregate outstanding principal amount of the notes, voting together as a single class (it being understood that any repurchase of a receivable by the seller, the depositor or the servicer will remedy any incorrect representation or warranty with respect to such receivable); and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the servicer.

          Notwithstanding the foregoing, a delay in or failure of performance referred to under the first bullet point above for a period of 90 days will not constitute a Servicer Replacement Event if that delay or failure was caused by force majeure or other similar occurrence, as certified by the related servicer in an officer’s certificate of that servicer delivered to the indenture trustee.

Removal or Replacement of Servicer

          If a Servicer Replacement Event occurs, the indenture trustee may or, acting at the direction of holders of not less than 66⅔% of the principal amount of the notes of the controlling class, will terminate all of the servicing rights and obligations of the servicer with respect to the receivables. The indenture trustee will effect that termination by delivering notice to the servicer, the owner trustee, the issuing entity, the administrator and the noteholders. Any successor servicer must be an established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of comparable motor vehicle receivables having an aggregate outstanding principal amount of not less than $50,000,000.

          The servicer may not resign from its servicing obligations and duties except upon determination that the performance of its duties as servicer is no longer permissible under applicable law. No servicer resignation will become effective until a successor servicer has assumed the servicer’s obligations and duties and provided in writing the information reasonably requested by the depositor to comply with its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to a replacement servicer. The servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the transfer and servicing agreements to any of its affiliates or (b) specific duties to sub-contractors who are in the business of performing similar duties. However, no delegation to affiliates or sub-contractors will release the servicer of its responsibility with respect to its duties, and the servicer will remain obligated and liable to the issuing entity and the indenture trustee for those duties as if the servicer alone were performing those duties.

          Upon the servicer’s receipt of notice of termination, such terminated servicer will continue to perform its functions as servicer only until the date specified in that termination notice or, if no date is specified, until receipt of that notice. If a successor servicer has not been appointed at the time when the terminated servicer ceases to act as servicer of the receivables, the indenture trustee will automatically be appointed the successor servicer. However, if the indenture trustee is legally unable or is unwilling to act as servicer, the indenture trustee will appoint (or petition a court to appoint) a successor servicer.

          Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the receivables (other than the obligations of the predecessor servicer that survive its termination as servicer, including indemnification obligations against certain events arising before its replacement). The indenture trustee may make arrangements for compensation to be paid to the successor that is not greater than the servicing compensation to the servicer under the sale and servicing agreement. In a bankruptcy or similar proceeding for the servicer, a bankruptcy trustee or similar official may have the power to prevent the indenture trustee, the owner trustee or the noteholders from effecting a transfer of servicing to a successor servicer.

          The terminated servicer is obligated to cooperate with the indenture trustee and the successor servicer in transferring documentation and any accounts related to the receivables that are held by it to the successor servicer. The terminated servicer is responsible for the reasonable costs of such transfer. The issuing entity will not set aside any funds to cover the costs of such transfer.

Waiver of Past Servicer Replacement Events

          If a Servicer Replacement Event occurs, holders of not less than a majority of the principal amount of the controlling class may waive any Servicer Replacement Event without the consent of any of the other noteholders.

Deposits to the Collection Account

          The servicer will establish the Collection Account as described under “Description of the Receivables Transfer and Servicing Agreements” in the attached prospectus. In general, the servicer will be permitted to retain collections on the receivables until the related payment date. However, the servicer will be required to remit collections received with respect to the receivables not later than the second Business Day after identification to the Collection Account if (1) a Servicer Replacement Event has occurred and is continuing, (2) the Bank or one of its affiliates is no longer the servicer or (3) USAA Capital Corporation does not have a short term debt rating of at least “P-1” from Moody’s and “A1” from Standard & Poor’s.

          On or before the payment date, the servicer will cause all collections on the receivables and other amounts constituting Available Funds, to be deposited into the Collection Account. See “Description of Receivables Transfer and Servicing Agreements—Collections” in the attached prospectus.

          On or before each payment date, the servicer will instruct the indenture trustee to withdraw the following amounts from the Reserve Account for deposit into the Collection Account:

•

an amount equal to the lesser of (a) the amount by which the amounts required to be paid pursuant to clauses first through fifth under “Application of Available Funds—Priority of Distributions” exceeds Available Funds for such payment date or (b) the amount on deposit in the Reserve Account on such payment date; and

•	the Reserve Account Excess Amount.

Reserve Account

          The servicer will establish the Reserve Account with the indenture trustee. It will be held in the name of the indenture trustee for the benefit of the noteholders. To the extent that collections on receivables and amounts on deposit in the Reserve Account are insufficient, the noteholders will have no recourse to the assets of the certificateholder, the servicer or the depositor as a source of payment on the notes.

          Deposits to the Reserve Account. The Reserve Account will be funded by a deposit by the depositor on the closing date in an amount equal to $1,259,447.15 (the “Specified Reserve Account Balance”), which is equal to 0.25% of the Net Pool Balance as of the cut-off date; provided, however, on any Payment Date after the Notes are no longer outstanding following payment in full of the principal and interest on the Notes, the “Specified Reserve Account Balance” will be $0.

          As of any payment date, the amount of funds actually on deposit in the Reserve Account may, in certain circumstances, be less than the Specified Reserve Account Balance. On each payment date prior to an Event of Default that has resulted in an acceleration of the Notes, the issuing entity will deposit into the reserve account the amount, if any, necessary to cause the amount of funds on deposit in the Reserve Account to equal the Specified Reserve Account Balance to the extent set forth above under “Application of Available Funds—Priority of Distributions.”

          Withdrawals From the Reserve Account. Amounts on deposit in the Reserve Account may decrease on each payment date, prior to an event of default that has resulted in an acceleration of the notes, by withdrawals of funds to cover shortfalls in the amounts required to be distributed pursuant to clauses first through fifth under “Application of Available Funds—Priority of Distributions” above.

          Funds in the Reserve Account Will Be Limited. Amounts on deposit in the Reserve Account from time to time are available to:

•	enhance the likelihood that you will receive the amounts due on your notes; and

•	decrease the likelihood that you will experience losses on your notes.

          However, the amounts on deposit in the Reserve Account are limited to the Specified Reserve Account Balance. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in funds on deposit in the Collection Account exceeds the amount on deposit in the Reserve Account, a shortfall in the amounts distributed to the noteholders could result. Depletion of the Reserve Account ultimately could result in losses on your notes. Because the Class B Notes are subordinated to the Class A Notes, the Class B Notes will experience shortfalls and losses due to a depletion of the Reserve Account before the Class A Notes experience such shortfalls and losses.

          After the payment in full, or the provision for such payment of all accrued and unpaid interest on the notes and the outstanding principal amount of the notes, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the holders of the certificates representing the beneficial interest in the issuing entity.

Credit Enhancement

Overcollateralization

          Overcollateralization is the amount by which the aggregate principal amount of the receivables exceeds the aggregate principal amount of the notes. Overcollateralization means there will be additional receivables generating Collections that will be available to cover losses on the receivables and shortfalls due to any low annual percentage rate receivables. The initial amount of overcollateralization will be $3,778,860.08, or approximately 0.75% of the initial pool balance.

          The application of funds as described under “Application of Available Funds—Priority of Distributions” above is designed to maintain the amount of overcollateralization as of any payment date at the Targeted Overcollateralization Amount.

Subordination of Payments on the Class B Notes

          For a description of the subordination of payments on the Class B Notes, see “Description of the Notes—Payments of Principal—Subordination of Class B Notes” in this prospectus supplement.

Reserve Account

          For a description of the Reserve Account, see “Description of the Sale and Servicing Agreement—Reserve Account” in this prospectus supplement.

Permitted Investments

          Amounts on deposit in the Collection Account and the Reserve Account will be invested by the indenture trustee solely at the prior written direction of the servicer in Permitted Investments. Permitted Investments are limited to obligations or securities that mature so that funds will be available by 10:00 a.m. New York City time on the next payment date.

Amendment

          Any term or provision of the sale and servicing agreement may be amended by the depositor and the servicer, without the consent of the indenture trustee, the related noteholders, the issuing entity, the owner trustee or any other person; provided that either (i) such action will not materially and adversely affect the interest of any such noteholder as evidenced by (a) an opinion of counsel to that effect delivered to the Indenture Trustee and (b) an officer’s certificate to that effect delivered to the Indenture Trustee or (ii) the Rating Agency Condition is satisfied with respect to such amendment and the depositor or the servicer notifies the indenture trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

          The sale and servicing agreement may also be amended by the depositor, the servicer and the indenture trustee with the consent of the holders of a majority in principal amount of the outstanding note balance of the controlling class, for the purpose of adding any provisions to or changing in any manner or eliminating any provision or of modifying in any manner the rights of noteholders; provided, however, that no such amendment may (i) reduce the interest rate or principal amount of any note or change or delay the final scheduled payment date of any note without the consent of the applicable noteholder or (ii) reduce the percentage of the aggregate outstanding amount of the notes, the holders of which are required to consent to any matter without the consent of the holders of at least the percentage of the aggregate outstanding amount of the notes which were required to consent to such matter before giving effect to such amendment.

          No amendment will be effective which affects the rights, protections or duties of the owner trustee or indenture trustee under the sale and servicing agreement without the consent of such party, if applicable (which consent is not to be unreasonably withheld or delayed).

USE OF PROCEEDS

          The proceeds from the issuance of the notes will be used by the depositor (1) to purchase the receivables from the seller under the purchase agreement and (2) to fund the initial deposit into the Reserve Account. The seller or its affiliates may use all or a portion of the net proceeds of the offering of the notes to pay their respective debts and for general purposes.

AFFILIATION AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          USAA Acceptance, LLC, as depositor, created the issuing entity. USAA Acceptance, LLC is a wholly-owned subsidiary of USAA Federal Savings Bank. USAA Federal Savings Bank is the sponsor, seller and servicer of the motor vehicle loans and administrator of the issuing entity.

          The owner trustee and the indenture trustee are banking corporations that the sponsor and its affiliates may have other banking relationships with directly or with their affiliates in the ordinary course of their businesses. In some instances, the owner trustee and the indenture trustee will be acting in similar capacities for other asset-backed transactions of the sponsor for similar or other pool-asset types. The owner trustee and the indenture trustee charge fees for their services and such fees, to the extent they are not paid by the servicer, will be payable out of the cash flows of the issuing entity.

LEGAL PROCEEDINGS

          There are no legal or governmental proceedings pending, or to the knowledge of the sponsor, threatened, against the sponsor, depositor, indenture trustee, owner trustee, issuing entity, servicer or originator, or of which any property of the foregoing is the subject, that are material to noteholders.

LEGAL INVESTMENT

Money Market Investment

          The Class A-1 Notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(12) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. It is the responsibility solely of the fund and its advisor to satisfy those requirements.

Capital Requirements Directive

          The member states of the European Economic Area (as defined below) have implemented or are in the process of implementing Article 122a of the Banking Consolidation Directive, which forms part of the Capital Requirements Directive (“CRD”) 2006/48/EC (as amended by Directive 2009/111/EC) (together with implementing measures in each European Economic Area member state, “Article 122a”). Article 122a, among other things, places certain restrictions on the ability of a European Economic Area-regulated credit institution and its affiliates to invest in asset-backed securities. Article 122a allows such credit institutions and their affiliates to invest in asset-backed securities only if the sponsor, originator or original lender has disclosed to investors that it will retain, on an ongoing basis, a specified minimum net economic interest in the securitization transaction. Prior to investing in an asset-backed security, and while it holds that investment, the credit institution or its affiliate must also be able to demonstrate that, among other things, it has a comprehensive and thorough understanding of the securitization transaction and its structural features by satisfying the due diligence requirements and ongoing monitoring obligations of Article 122a.

          None of the Bank, the depositor or any of their respective affiliates is obligated to retain a material net economic interest in the securitization described in this prospectus supplement and the accompanying prospectus or to provide any additional information that may be required to enable a credit institution or an affiliate thereof to satisfy the due diligence and monitoring requirements of Article 122a.

          Failure of a European Economic Area-regulated credit institution or an affiliate thereof (or any other European Economic Area-regulated investor that may become subject to Article 122a) to comply with one or more requirements for an investment in a securitization set forth in Article 122a in any material respect may result in the imposition of a penalty regulatory capital charge on the securities acquired by that credit institution. In addition, Article 122a and any other changes to the regulation or regulatory treatment of asset-backed securities (including corresponding rules for investors other than credit institutions) may negatively impact the regulatory position of affected investors and have an adverse impact on the value and liquidity of asset-backed securities such as the notes. Noteholders should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors regarding compliance with Article 122a or other applicable regulations and the suitability of the notes for investment.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The Notes

          In the opinion of Mayer Brown LLP, counsel for the Bank and the depositor and Federal Tax Counsel for the issuing entity, for United States federal income tax purposes, the notes (other than notes, if any, retained by the issuing entity or a person considered the same person as the issuing entity for United States federal income tax purposes) will be characterized as debt, and the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. See “Material Federal Income Tax Consequences—Issuing Entities in Which All Certificates are Retained by the Depositor or an Affiliate of the Depositor—Tax Characterization of the Issuing Entity—Treatment of the Notes as Indebtedness” in the accompanying prospectus for a discussion of the consequences governing any class of notes treated as equity interests in a partnership.

          If you purchase a note, you agree (unless you are the sole owner of the certificate), by your purchase, that you will treat the note as indebtedness for federal income tax purposes. See “Material Federal Income Tax Consequences—Issuing Entities Structured as Partnerships for Federal Income Tax Purposes—Tax Consequences to Holders of the Notes” in the accompanying prospectus.

          It is anticipated that no class of notes offered hereunder will be issued with more than a de minimis amount (i.e., ¼% of the principal amount of a class of notes multiplied by its weighted average life to maturity) of original issue discount (“OID”). If a class of notes offered hereunder is in fact issued at a greater than de minimis discount or is treated as having been issued with OID under the Treasury Regulations, the following general rules will apply.

          The excess of the “stated redemption price at maturity” of a class of notes offered hereunder (generally equal to its principal amount as of the date of original issuance plus all interest other than “qualified stated interest payments” payable prior to or at maturity) over its original issue price (in this case, the initial offering price at which a substantial amount of the class of notes are sold to the public) will constitute OID. A noteholder must include OID in income over the term of the notes under a constant yield method. In general, OID must be included in income in advance of the receipt of the cash representing that income.

          In the case of a debt instrument (such as a note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under section 1272(a)(6) of the tax code, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering) and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, and regulations could be adopted applying those provisions to the notes. It is unclear whether those provisions would be applicable to the notes in the absence of such regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. If this provision applies to the notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate. In the absence of such regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the noteholders regarding OID, if any, will be based on the assumption that the motor vehicle loans will prepay at a rate based on the assumption used in pricing the notes offered hereunder. However, no representation will be made regarding the prepayment rate of the motor vehicle loans. See “Maturity and Prepayment Considerations―Weighted Average Lives of the Notes”. Accordingly, noteholders are advised to consult their own tax advisors regarding the impact of any prepayments of the motor vehicle loans (and the OID rules) if the notes offered hereunder are issued with OID.

          In the case of a note purchased with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal amount of the note. Such income generally is capital gain. If the notes are not issued with OID but a holder purchases a note at a discount greater than the de minimis amount set forth above, such discount will be market discount. Generally, a portion of each principal payment will be treated as ordinary income to the extent of the accrued market discount not previously recognized as income. Gain on sale of such note is treated as ordinary income to the extent of the accrued but not previously recognized market discount. Market discount generally accrues ratably, absent an election to base accrual on a constant yield to maturity basis.

          Noteholders should consult their tax advisors with regard to OID and market discount matters concerning their notes.

STATE TAX CONSEQUENCES

          The tax discussion in the attached prospectus does not address the tax treatment of the issuing entity, the notes or noteholders under any state tax laws. You are urged to consult with your own tax advisors regarding the state tax treatment of the issuing entity as well as any state tax consequences to you, particularly in the case of financial institutions, of purchasing, holding and disposing of your notes.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. EMPLOYEE BENEFIT PLANS

                    Subject to the following discussion, the notes may be acquired by or on behalf of a Plan. Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan Investor. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of such Benefit Plan Investor. In addition, Title I of ERISA requires fiduciaries of a Benefit Plan Investor subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) are not subject to the fiduciary and prohibited transaction provisions of ERISA or Section 4975 of the Code. However, such plans may be subject to similar restrictions under applicable under applicable state, local or other law (“Similar Law”).

                    Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan Investor that acquired notes if assets of the issuing entity were deemed to be assets of the Benefit Plan Investor. Under a regulation issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “Regulation”), the assets of the issuing entity would be treated as plan assets of a Benefit Plan Investor for the purposes of ERISA and the Code only if the Benefit Plan Investor acquired an “equity interest” in the Issuer and none of the exceptions to plan assets contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, it is anticipated that, at the time of their issuance, the notes should be treated as indebtedness of the issuing entity without substantial equity features for purposes of the Regulation. This determination is based upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, traditional default remedies, as well as on the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change subsequent to their issuance if the Issuer incurs losses. This risk of recharacterization is enhanced for classes of notes that are subordinated to other classes of notes. In the event of a withdrawal or downgrade to below investment grade of the rating of the notes, the subsequent acquisition of the notes or interest therein by a Benefit Plan Investor is prohibited.

                    However, without regard to whether the notes are treated as an equity interest in the Issuer for purposes of the Regulation, the acquisition or holding of notes by or on behalf of a Benefit Plan Investor could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, the originator, the servicer, the underwriter, the indenture trustee, the trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan Investor. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition and holding of notes by a Benefit Plan Investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes and the relationship of the party in interest to the Benefit Plan Investor. Included among these exemptions are: Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions between a Benefit Plan Investor and persons who are parties in interest solely by reason of providing services to the Benefit Plan Investor or being affiliated with such service providers; Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers;” PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes, and prospective purchasers that are Benefit Plan Investors should consult with their legal advisors regarding the applicability of any such exemption.

                    By acquiring a note (or interest therein), each purchaser and transferee (and if the purchaser or transferee is a Plan, its fiduciary) is deemed to represent and warrant that either (i) it is not acquiring the note (or interest therein) with the assets of a Plan; or (ii) (a) the note is rated at least “BBB-” or its equivalent by a rating agency at the time of purchase or transfer, and (b) the acquisition and holding of the note (or interest therein) will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law.

                    A Plan fiduciary considering the acquisition of notes should consult its legal advisors regarding the matters discussed above and other applicable legal requirements.

UNDERWRITING

          Subject to the terms and conditions set forth in the underwriting agreement, the depositor has agreed to sell to each of the underwriters named below, and each of the underwriters, for whom Citigroup Global Markets Inc. and RBS Securities Inc. are acting as representatives, has severally agreed to purchase, the initial principal amount of the notes set forth opposite its name below:

Underwriters	Principal Amount of Class A-1 Notes		Principal Amount of Class A-2 Notes		Principal Amount of Class A-3 Notes		Principal Amount of Class A-4 Notes		Principal Amount of Class B Notes

Citigroup Global Markets Inc.	$		$		$		$		$
RBS Securities Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Mitsubishi UFJ Securities (USA), Inc.
RBC Capital Markets, LLC

Total		$142,000,000		$172,000,000		$125,000,000		$52,180,000		$8,820,000

          The depositor has been advised by the underwriters that they propose initially to offer the notes to the public at the applicable prices set forth on the front cover of this prospectus supplement. If all of the notes are not sold at the initial offering price, or at any time after the initial public offering of the notes, the public offering prices and other selling terms may change.

          The underwriting discounts and commissions, the selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the aggregate initial principal amount of each Class of the notes shall be as follows:

	Underwriting Discount and Commissions	Net Proceeds to the Depositor(1)	Selling Concessions Not to Exceed	Reallowance Not to Exceed

Class A-1 Notes	%	%	%	%
Class A-2 Notes	%	%	%	%
Class A-3 Notes	%	%	%	%
Class A-4 Notes	%	%	%	%
Class B Notes	%	%	%	%

(1)	Before deducting expenses payable by the depositor estimated at $ .

          Certain of the offered notes initially may be retained by the depositor or an affiliate of the depositor (the “Retained Notes”). Any Retained Notes will not be sold to the Underwriters under the underwriting agreement. Retained Notes may be sold from time to time to purchasers directly by the depositor or an affiliate of the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or an affiliate of the depositor or the purchasers of the Retained Notes. If the Retained Notes are sold through underwriters or broker-dealers, the depositor or an affiliate of the depositor will be responsible for underwriting discounts or commissions or agent’s commissions. The Retained Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

Offering Restrictions

          Each underwriter has represented and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) does not apply to the issuing entity; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

European Economic Area

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed with us that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State other than to any legal entity which is a “qualified investor” as defined in the Prospectus Directive; provided that no such offer of notes shall require the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

          For purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of, sufficient information on the terms of the offer and the notes to be offered, so as to enable an investor to decide to purchase or subscribe to the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

          In the case of any notes being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, such financial intermediary will be deemed to have represented, acknowledged and agreed that the notes acquired by it in the offer have not been acquired on a non discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to persons in circumstances which may give rise to an offer of any notes to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale. The issuing entity, the underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the underwriters of such fact in writing may, with the consent of the representatives, be permitted to subscribe for or purchase notes in the offer.

          The countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and United Kingdom.

General

          Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

          If the underwriters create a short position in the notes in connection with this offering (i.e., they sell more notes than the aggregate initial principal amount set forth on the front cover of this prospectus supplement), the underwriters may reduce that short position by purchasing notes in the open market.

          The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase notes in the open market to reduce the underwriters’ short position or to stabilize the price of such notes, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those notes as part of the offering.

          In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

          None of the seller, the depositor or any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above might have on the price of the notes. In addition, none of the seller, the depositor or any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, if commenced, will not be discontinued without notice.

          The notes are new issues of securities and there currently is no secondary market for the notes. The underwriters for the notes expect to make a market in the notes but will not be obligated to do so. We cannot assure you that a secondary market for the notes will develop. If a secondary market for the notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes.

          The indenture trustee may, from time to time, on behalf of the issuing entity, invest the funds in the Collection Account and the Reserve Account in investments acquired from or issued by the underwriters.

          In the ordinary course of business, some of the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the seller, the depositor and their respective affiliates.

          Subject to certain conditions, the depositor and the seller have agreed (or will agree) jointly and severally (subject to certain limits set forth in the transaction documents) to indemnify the underwriters against certain civil liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect thereof, and the depositor and the seller have agreed (or will agree) to reimburse certain expenses of the underwriters in connection with the offering of the notes. If the obligations of the underwriters have been terminated by the seller and the depositor, the depositor fails to tender the underwritten notes for delivery to the underwriters or the underwriters decline to purchase the underwritten notes under certain permitted circumstances, the seller will reimburse the underwriters for the fees and expenses of their counsel and such other out-of-pocket expenses.

          The closings of the sale of each class of the notes are conditioned on the closing of the sale of each other class of notes.

          Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor’s representative within the period during which there is an obligation to deliver a prospectus, the depositor or such underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the attached prospectus.

LEGAL OPINIONS

          Certain legal matters and federal income tax matters relating to the notes will be passed upon for the depositor by Mayer Brown LLP. Certain legal matters relating to the notes will be passed upon for the underwriters by Bingham McCutchen LLP.

GLOSSARY OF TERMS

          Additional defined terms used in this prospectus supplement are defined under “Glossary of Terms” in the attached prospectus.

          “Available Funds” means, for any payment date and the related Collection Period, an amount equal to the sum of the following amounts: (i) all collections received by the servicer during such Collection Period, (ii) the sum of the repurchase prices deposited in the Collection Account with respect to each receivable that will be repurchased by the Bank and the depositor or purchased by the servicer on that payment date because of certain breaches of representations and warranties, and (iii) the Reserve Account Excess Amount for such Payment Date.

          “Benefit Plan Investor” has the meaning specified in “ERISA Considerations.”

          “Business Day” is a day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York, the State of Delaware or the State of Texas, or the State in which the corporate trust office of the indenture trustee is located, are authorized or obligated by law, executive order or government decree to be closed.

          “Clearstream” means Clearstream Banking, société anonyme, a professional depository under the laws of Luxembourg.

          “closing date” means on or about September      , 2012.

          “Code” means the Internal Revenue Code of 1986, as amended, modified or supplemented from time to time, and any successor law thereto, and the regulations promulgated and the rulings issued thereunder.

          “Collection Account” means an account established pursuant to the sale and servicing agreement, held in the name of the indenture trustee, into which the servicer is required to deposit collections on the receivables and other amounts.

          “Collection Period” means, with respect to the first payment date, the period from and including the close of business on the Cut-off Date to and including September 30, 2012 and, with respect to each subsequent payment date, the calendar month preceding the calendar month in which such payment date occurs.

          “Contract Rate” means with respect to a receivable, the rate per annum at which interest accrues under the retail motor vehicle installment loan evidencing such receivable.

          “controlling class” means the Class A Notes, voting together as a single class, as long as any Class A Notes are outstanding, and thereafter, the Class B Notes, as long as any Class B Notes are outstanding (excluding, in each case, notes held by the issuing entity, any other obligor upon the notes, the certificateholder, the servicer or any affiliate of the foregoing).

          “Cut-off Date” means August 31, 2012.

          “defaulted receivable” means with respect to any Collection Period, any receivable (i) that the servicer determines is unlikely to be paid in full or (ii) with respect to which at least 5% of a scheduled payment is 120 or more days delinquent as of the end of the calendar month. The outstanding principal balance of any receivable that becomes a “defaulted receivable” will be deemed to be zero as of the date it becomes a “defaulted receivable”.

          “DTC” means The Depository Trust Company and any successor depository selected by the indenture trustee.

          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended and any successor law thereto, and the regulations promulgated and rulings issued thereunder.

          “Euroclear” means a professional depository operated by Euroclear Bank S.A./N.V.

          “Federal Tax Counsel” means Mayer Brown LLP.

          “Final Scheduled Payment Date” for each class of notes means the respective dates set forth on the front cover of this prospectus supplement or, if such date is not a Business Day, the next succeeding Business Day.

          “First Allocation of Principal” means, for any payment date, an amount not less than zero equal to the excess, if any, of (a) the note balance of the Class A Notes as of that payment date (before giving effect to any principal payments made on the Class A Notes on that payment date) over (b) the Net Pool Balance as of the last day of the related Collection Period; provided, that the First Allocation of Principal will not exceed the outstanding note balance of the Class A Notes; provided, further, that the First Allocation of Principal on and after the Final Scheduled Payment Date for any class of Class A Notes will not be less than the amount that is necessary to reduce the note balance of that class of Class A Notes to zero.

          “liquidation proceeds” means, with respect to any receivable (a) insurance proceeds received by the servicer with respect to any insurance policies relating to the related financed vehicle or maintained by the obligor in connection with a receivable, (b) amounts received by the servicer in connection with that receivable pursuant to the exercise of rights under that receivable and (c) the monies collected by the servicer (from whatever source, including proceeds of a sale of the related financed vehicle or a deficiency balance recovered from the related obligor after the charge-off of that receivable) on that receivable, in each case net of any expenses (including, without limitation, any auction, painting, repair or refurbishment expenses in respect of the related financed vehicle) incurred by the servicer in connection therewith and any payments required by law to be remitted to the related obligor; provided, however, that the repurchase price for any Purchased Receivable will not constitute Liquidation Proceeds.

          “Moody’s” means Moody’s Investors Service, Inc. and any successor in interest that is a nationally recognized statistical rating organization.

          “Net Pool Balance” means the aggregate outstanding principal balance of all receivables of the issuing entity as of the date of determination.

          “payment date” means the date on which the issuing entity will pay interest and principal on the notes, which will be the 15th day of each month or, if any such day is not a Business Day, the next Business Day, commencing on October 15, 2012.

          “PTCE” has the meaning specified in “Certain Considerations for ERISA and Other U.S. Employee Benefit Plans.”

          “Permitted Investments” means (i) evidences of indebtedness, maturing within thirty (30) days after the date of loan thereof, issued by, or guaranteed by the full faith and credit of, the federal government of the USA, (ii) repurchase agreements with banking institutions or broker-dealers registered under the Exchange Act which are fully secured by obligations of the kind specified in clause (i) and which are accounted for as borrowings (and not sales), (iii) money market funds (a) rated not lower than the highest rating category from Moody’s and “AAAm” or “AAAm-g” from Standard & Poor’s or (b) which are otherwise acceptable to each rating agency, as evidenced by a letter from that rating agency to the issuing entity or the indenture trustee, in each case including money market funds for which the indenture trustee acts as sponsor, administrator or in similar capacities and for which the indenture trustee in such capacity receives a fee, or (iv) commercial paper (including commercial paper of any affiliate of the depositor, the servicer, the indenture trustee or the owner trustee) rated, at the time of investment or contractual commitment to invest therein, at least “A-1+” (or the equivalent) by Standard & Poor’s and at least “P-1” (or the equivalent) by Moody’s.

          “Person” shall mean any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

          “Plans” has the meaning specified in “ERISA Considerations.”

          “Principal Distribution Account” means an account established and maintained pursuant to the sale and servicing agreement, held in the name of the indenture trustee.

          “Purchased Receivable” means a receivable that has been (a) repurchased by the Bank or the depositor due to certain breaches of representations or warranties made by the Bank or the depositor, as applicable, with respect to such receivable, (b) purchased by the servicer due to certain breaches of servicing covenants or (c) purchased by the servicer (or its designee) pursuant to the election of the Servicer’s purchase option.

          “Rating Agency Condition” means, with respect to any event or circumstance and each Hired Agency, either (a) written confirmation (which may be in the form of a letter, a press release or other publication, or a change in such Hired Agency’s published ratings criteria to this effect) by that rating agency that the occurrence of that event or circumstance will not cause such Hired Agency to downgrade, qualify or withdraw its rating assigned to the notes or (b) that such Hired Agency has been given notice of that event or circumstance at least ten days prior to the occurrence of that event or circumstance (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such Hired Agency shall not have issued any written notice that the occurrence of that event will itself cause such Hired Agency to downgrade, qualify or withdraw its rating assigned to the notes. Notwithstanding the foregoing, no Hired Agency has any duty to review any notice given with respect to any event, and it is understood that such Hired Agency may not actually review notices received by it prior to or after the expiration of the ten (10) day period described in (b) above. Further, each Hired Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event had been previously satisfied pursuant to clause (a) or clause (b) above.

          “Record Date” with respect to any payment date means the close of business on the Business Day immediately preceding the payment date or, if the notes are issued as definitive securities, the close of business on the last Business Day of the preceding month.

          “Recoveries” means, with respect to any Collection Period, all monies received by the servicer with respect to any defaulted receivable during any Collection Period following the Collection Period in which such receivable became a defaulted receivable, net of any fees, costs and expenses incurred by the servicer in connection with the collection of such receivable and any payments required by law to be remitted to the obligor.

          “Regular Allocation of Principal” means, with respect to any payment date, an amount equal to the lesser of (i) the Note Balance of the notes on that payment date (before giving effect to any payments made to holders of the notes on that payment date) and (ii) an amount equal to:

•	the excess of:

	•	the Note Balance of the notes on that payment date (before giving effect to any payments made to holders of the notes on that payment date); minus

	•	the sum of the First Allocation of Principal and the Second Allocation of Principal, if any, for such payment date;

•	over:

	•	the Net Pool Balance at the end of the related Collection Period less the Targeted Overcollateralization Amount.

          “Regulation” has the meaning specified in “Certain Considerations for ERISA and Other U.S. Employee Benefit Plans.”

          “Reserve Account” means the account which the servicer will establish pursuant to the sale and servicing agreement in the name of the indenture trustee into which the depositor will deposit the Reserve Initial Deposit on the closing date and into and from which the issuing entity will make the other deposits and withdrawals specified in this prospectus supplement.

          “Reserve Account Excess Amount” means, with respect to any payment date, an amount equal to the excess, if any, of (a) the amount of cash or other immediately available funds in the Reserve Account on that payment date, after giving effect to all deposits to and withdrawals from the Reserve Account relating to that payment date, over (b) the Specified Reserve Account Balance with respect to that payment date.

          “Reserve Initial Deposit” means an amount equal to at least $1,259,447.15, which will initially be deposited into the Reserve Account.

          “SEC” means the Securities and Exchange Commission.

          “Second Allocation of Principal” means, for any payment date an amount not less than zero equal to the excess, if any, of (a) the sum of the note balance of the Class A Notes and the Class B Notes (before giving effect to any principal payments made on the Notes on such Payment Date) minus the First Allocation of Principal for the specified payment date over (b) the Net Pool Balance as of the last day of the related Collection Period; provided, however, that the Second Allocation of Principal on and after the Final Scheduled Payment Date for the Class A Notes or the Class B Notes will not be less than the amount that is necessary to reduce the note balance of each such class, as applicable, to zero (after the application of the First Allocation of Principal).

          “Servicemembers Act” means the Servicemembers Civil Relief Act of 2003, as amended.

          “Servicing Fee” means a fee payable to the servicer on each payment date for servicing the receivables which is equal to the product of (i) one-twelfth, (ii) 1.00% and (iii) the Net Pool Balance as of the first day of the related Collection Period (or, in the case of the first payment date, the Cut-off Date).

          “Similar Laws” has the meaning set forth in “Certain Considerations for ERISA and Other U.S. Employee Benefit Plans.”

          “Simple Interest Receivable” has the meaning set forth in the accompanying prospectus.

          “Specified Reserve Account Balance” has the meaning specified in “Description of the Sale and Servicing Agreement—Reserve Account—Deposits to the Reserve Account.”

          “Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor in interest that is a nationally recognized statistical rating organization.

          “Supplemental Servicing Fee” means, for each Collection Period, the amount of any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges and (iv) other administrative fees or similar charges collected during that Collection Period.

          “Targeted Overcollateralization Amount” means, with respect to any payment date, the greater of (a) 1.50% of the Net Pool Balance on such Payment Date, less the Specified Reserve Account Balance and (b) 0.75% of the Net Pool Balance as of the Cut-off Date. The Targeted Overcollateralization Amount shall not exceed the Net Pool Balance on such Payment Date.

INDEX OF PRINCIPAL TERMS

ABS	S-43	notes	S-5
ABS Tables	S-43	OCC	S-18, S-24
Article 122a	S-65	OID	S-66
Authorised Persons	S-2	originator	S-5
Available Funds	S-58, S-72	Outstandings	S-32
Bank	S-5, S-24	payment date	S-73
Benefit Plan Investor	S-11, S-72	Permitted Investments	S-73
Business Day	S-72	Person	S-73
CFPB	S-13	Plans	S-11, S-73
clean-up call	S-9	Principal Distribution Account	S-74
Clearstream	S-72	Prospectus Directive	S-2, S-69
closing date	S-5, S-72	PTCE	S-68, S-73
Code	S-72	Purchased Receivable	S-74
Collection Account	S-72	Rating Agency Condition	S-74
Collection Period	S-72	record date	S-6
Contract Rate	S-72	Record Date	S-74
controlling class	S-14, S-72	Recoveries	S-74
CRD	S-65	Regular Allocation of Principal	S-74
cut-off date	S-5	Regulation	S-67, S-74
Cut-off Date	S-72	Relevant Implementation Date	S-69
defaulted receivable	S-72	Relevant Member State	S-69
Dodd-Frank Act	S-13	Reserve Account	S-74
DTC	S-72	Reserve Account Excess Amount	S-75
ERISA	S-72	Reserve Initial Deposit	S-75
Euroclear	S-72	Retained Notes	S-69
European Economic Area	S-70	SEC	S-75
event of default	S-9	Second Allocation of Principal	S-75
Event of Default	S-54	seller	S-5
Exchange Act	S-62	Servicemembers Act	S-75
FDIC	S-18, S-24	Servicer Replacement Events	S-61
FDIC Rule	S-20	Servicing Fee	S-75
Federal Tax Counsel	S-73	Similar Law	S-67
Final Scheduled Payment Date	S-73	Similar Laws	S-75
First Allocation of Principal	S-73	Simple Interest Receivable	S-75
FSMA	S-2, S-69	specified reserve account balance	S-8
Hired Agency	S-11	Specified Reserve Account Balance	S-63, S-75
Investment Company Act	S-11, S-65	Standard & Poor’s	S-75
issuing entity	S-5, S-22	Supplemental Servicing Fee	S-75
liquidation proceeds	S-73	targeted overcollateralization amount	S-8
Moody’s	S-73	Targeted Overcollateralization Amount	S-75
net pool balance	S-9	trust	S-22
Net Pool Balance	S-73	USAA	S-14, S-24

I-1

USAA Auto Trusts
Issuing Entities

Asset Backed Notes
Asset Backed Certificates

USAA Acceptance, LLC
Depositor

USAA Federal Savings Bank
Sponsor, Seller and Servicer

Before you purchase any of these securities, be sure to read the risk factors beginning on page 5 of this prospectus and the risk factors set forth in the related prospectus supplement.

A security is not a deposit and neither the securities nor the underlying motor vehicle installment loans are insured or guaranteed by the FDIC or any other governmental authority.

The notes and the certificates will represent obligations of or interests in the issuing entity and will not represent obligations of or interests in USAA Acceptance, LLC, USAA Federal Savings Bank or any of their respective affiliates.

This prospectus may be used to offer and sell securities only if accompanied by an applicable prospectus supplement for the related issuing entity.

Each issuing entity—

•	will issue asset-backed notes and/or certificates in one or more classes;

•	will own

	—	a portfolio of motor vehicle installment loans secured by a combination of new or used automobiles, light-duty trucks or other types of motor vehicles;

	—	collections on those receivables;

	—	security interests in the financed vehicles and the rights to receive proceeds from claims on insurance policies; and

	—	funds in the accounts of the issuing entity; and

•

may have the benefit of some form of credit, yield or payment enhancement. The main sources of funds for making payments on an issuing entity’s securities will be collections on its motor vehicle installment loans and any enhancement that the issuing entity may have.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 7, 2012

READING THIS PROSPECTUS AND THE ACCOMPANYING
PROSPECTUS SUPPLEMENT

          We provide information on your securities in two separate documents that offer varying levels of detail:

•	this prospectus provides general information, some of which may not apply to a particular series of securities, including your securities, and

•	the accompanying prospectus supplement will provide a summary of the specific terms of your securities.

          The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

          We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections.

          You will find the “Glossary of Terms” on page 76 of this prospectus which lists the definitions of certain terms used in this prospectus. You will find on page 80 the “Index of Principal Terms” which lists the page number where the definitions of certain terms used in this prospectus can be found.

          You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information. The information in this prospectus or the accompanying prospectus supplement is only accurate as of the dates on their respective covers.

          In this prospectus, the terms “we,” “us” and “our” refer to USAA Acceptance, LLC.

          Forward-looking Statements. This prospectus and a prospectus supplement may contain forward-looking statements. Whenever we use words like “intends,” “anticipates” or “expects,” or similar words in this prospectus or in a prospectus supplement, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of uncertainties and circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus or in a prospectus supplement speak only as of the date of this prospectus or the date of the prospectus supplement, as applicable. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus or a prospectus supplement to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

          USAA Acceptance, LLC, as the depositor of each issuing entity, has filed a registration statement with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended. This prospectus is part of the registration statement but the registration statement includes additional information.

          You may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549, on official business days between the hours of 10:00 am and 3:00 pm. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

          Also, the SEC maintains an Internet site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus from the dates of filing of the documents. Such information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently printed information rather than contradictory information included in this prospectus or the applicable prospectus supplement. Any information that has been so updated by more recent information shall not, except as so updated, constitute part of this prospectus. We incorporate by reference any monthly distribution reports on Form 10-D and current reports on Form 8-K subsequently filed by or on behalf of an issuing entity until we terminate our offering of the securities by that issuing entity.

COPIES OF THE DOCUMENTS

          You may receive a free copy of any or all of the documents incorporated by reference in this prospectus or incorporated by reference into the accompanying prospectus supplement if:

•	you received this prospectus and

•

you request such copies from USAA Acceptance, LLC, c/o Wilmington Trust SP Services, 1105 North Market Street, Suite 1300, Wilmington, Delaware, Attention: Tom Strauss, telephone number (302) 636-6104.

          This offer only includes the exhibits to such documents if such exhibits are specifically incorporated by reference in such documents. You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C. referred to above.

v

SUMMARY

          The following summary is a short description of the main structural features that an issuing entity’s securities may have. For that reason, this summary does not contain all of the information that may be important to you or that describes all of the terms of a security. To fully understand the terms of an issuing entity’s securities, you will need to read both this prospectus and the related prospectus supplement in their entirety.

The Issuing Entities

A separate issuing entity will be formed to issue each series of securities. Each issuing entity will be created by an agreement between the depositor and the trustee.

The Depositor

USAA Acceptance, LLC, a Delaware limited liability company and a wholly-owned subsidiary of USAA Federal Savings Bank.

The Sponsor, Seller and the Servicer

USAA Federal Savings Bank.

Trustee

The related prospectus supplement will name the trustee for the issuing entity. If an issuing entity issues notes, this trustee will be referred to as the owner trustee in the applicable prospectus supplement.

Indenture Trustee

If an issuing entity issues notes, the prospectus supplement will name the indenture trustee.

Securities

An issuing entity’s securities may include one or more classes of notes and/or certificates. You will find the following information about each class of securities in the related prospectus supplement:

•	its principal amount;

•	its interest rate, which may be fixed, variable or a combination;

•	the timing, amount and priority or subordination of payments of principal and interest;

•	the method for calculating the amount of principal payments;

•	its final payment date;

•	whether and when it may be redeemed prior to its final payment date; and

•	how losses on the receivables are allocated among the classes of securities.

Some classes of securities may be entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

Some classes of securities may be retained by the depositor or purchased by an affiliate of the depositor, who may then resell or transfer the securities pursuant to this prospectus.

The related prospectus supplement will identify any class of securities that is not being offered to the public.

Optional Prepayment

Generally, the servicer will have the option to purchase (and/or to designate one or more other persons to purchase) some or all of the receivables of each issuing entity when conditions set forth in the related prospectus supplement have been satisfied.

For a more detailed description of the servicer’s option to purchase the receivables supporting the securities, see “Description of the Notes—Optional Prepayment” in the prospectus supplement.

The Receivables and Other Issuing Entity Property

The receivables of each issuing entity will consist of the following:

•	a pool of motor vehicle installment loans made by the seller and secured by new or used automobiles, light-duty trucks or other property;

•	collections on the receivables on or after the date (a “cut-off date”) specified in the related prospectus supplement;

•	security interests in the vehicles financed by the receivables;

•	any proceeds from claims on insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables; and

•	all proceeds of the foregoing.

The seller will transfer the receivables to the depositor, which will in turn convey them to the issuing entity that is issuing the related series of securities.

You will find a description of the characteristics of the issuing entity’s receivables in the related prospectus supplement.

For a more detailed description of the receivables, including the criteria they must meet in order to be included in an issuing entity, and the other property supporting the securities, see “The Receivables Pools” in this prospectus.

Other Property of the Issuing Entity

In addition to the receivables, each issuing entity will own amounts on deposit in various accounts from which funds are withdrawn to make payments of issuing entity obligations, which may include:

•	an account into which collections are deposited;

•	an account to fund post-closing purchases of additional receivables during the funding period; or

•	a reserve account, yield supplement account or other account relating to credit, yield or payment enhancement.

Purchase of Receivables After the Closing Date during a Funding Period

If an issuing entity has not purchased all of its receivables at the time you purchase your securities, it will purchase the remainder of its receivables from the seller over the funding period specified in the related prospectus supplement.

Credit, Yield or Payment Enhancement

The related prospectus supplement will specify the credit, yield or payment enhancement, if any, for each issuing entity. Credit, yield or payment enhancement may consist of one or more of the following:

•	subordination of one or more classes of securities;

•	a reserve account;

•	overcollateralization (i.e., the amount by which the principal amount of the receivables exceeds the principal amount of all of the issuing entity’s securities);

•

excess interest collections (i.e., the excess of anticipated interest collections on the receivables over servicing fees, interest on the issuing entity’s securities and any amounts required to be deposited in a reserve account, if any);

•	letters of credit;

•	insurance policies, surety bonds or guaranties;

•	liquidity arrangements;

•	interest rate swaps, caps or floors or currency swap agreements;

•	yield supplement accounts or agreements;

•	guaranteed investment contracts;

•	ability to issue revolving notes to an affiliate of the Bank or another third party;

•	demand obligations issued or guaranteed by an affiliate of the depositor; or

•	a combination of two or more of the above.

Limitations or exclusions from coverage could apply to any form of credit, yield or payment enhancement. The related prospectus supplement will describe the credit, yield or payment enhancement and related limitations and exclusions applicable for securities issued by an issuing entity. Enhancements cannot guarantee that losses will not be incurred on the securities.

Reserve Account

If there is a reserve account, the issuing entity or the depositor will initially deposit in it cash or securities having a value equal to the amount specified in the related prospectus supplement. The related prospectus supplement may also specify other ways to fund the reserve account. Amounts on deposit in a reserve account will be available to cover shortfalls in the payments on the securities as described in the prospectus supplement. The related prospectus supplement may also specify (1) a minimum balance to be maintained in the reserve account and what funds are available for deposit to reinstate that balance, and (2) when and to whom any amount will be distributed if the balance exceeds this minimum amount.

For more information about credit enhancement, see “Description of the Receivables Transfer and Servicing Agreements—Credit, Yield or Payment Enhancement” in this prospectus.

Transfer and Servicing of the Receivables

The depositor will transfer the receivables to an issuing entity under a sale and servicing agreement or a pooling and servicing agreement. The servicer will agree with the issuing entity to be responsible for servicing, managing, maintaining custody of and making collections on the receivables.

For more information about the sale and servicing of the receivables, see “Description of the Receivables Transfer and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

Servicing Fees

Each issuing entity will pay the servicer a servicing fee based on the outstanding balance of the receivables. The amount of the servicing fee will be specified in the related prospectus supplement. The servicer will also be entitled to retain as supplemental servicing compensation certain fees and charges paid by obligors and, to the extent specified in the applicable prospectus supplement, net investment income from investment of collections on the receivables.

Servicer Advances of Certain Late Interest Payments

When interest collections received on the receivables are less than the scheduled interest collections in a collection period, the servicer may advance to the issuing entity certain amounts as may, if applicable, be set forth under “Description of the Sale and Servicing Agreement—Advances” in the related prospectus supplement.

Purchase May Be Required For Modified Receivables

In the course of its normal servicing procedures, the servicer may defer or modify the payment schedule of a receivable. Some of these arrangements may obligate the servicer to purchase the receivable.

For a discussion of the servicer’s purchase obligations, see “Description of the Receivables Transfer and Servicing Agreements—Servicing Procedures” in this prospectus.

Repurchase May Be Required For Breaches of Representation or Warranty

The seller will make representations and warranties relating to the receivables when it sells them to the depositor. The depositor also will make representations and warranties when it sells the receivables to the issuing entity.

The seller will be required to repurchase a receivable from the depositor (which will be required to repurchase the receivables from the issuing entity) if (1) one of the seller’s representations or warranties is breached with respect to that receivable and such breach is not cured prior to the end of the collection period which includes the 60th day after the date that the seller became aware or was notified of such breach and (2) the issuing entity or the securityholders are materially and adversely affected by the breach.

For a discussion of the representations and warranties given by the seller and its related repurchase obligations, see “Description of the Receivables Transfer and Servicing Agreements—Sale and Assignment of Receivables” in this prospectus.

No Additional Issuances of Securities by an Issuing Entity

After issuing the securities described in a prospectus supplement, the related issuing entity will not issue any additional securities.

Tax Status

If the issuing entity issues notes, Federal Tax Counsel to the issuing entity will deliver an opinion when the notes are issued that for federal income tax purposes:

•	the notes will be characterized as debt unless otherwise stated in the prospectus supplement and

•	the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

Certain classes of subordinate notes issued under the prospectus supplement may be issued without an opinion of Federal Tax Counsel to the effect that such notes will be treated as debt for federal income tax purposes and may be more likely to be recharacterized as equity in a partnership. See “Issuing Entities Structured as Partnerships for Federal Income Tax Purposes—Tax Consequences to Holders of the Certificates” in this prospectus.

If the issuing entity is a grantor trust issuing certificates, Federal Tax Counsel will deliver an opinion when the certificates are issued that, for federal income tax purposes, the issuing entity will be characterized as a grantor trust and not as an association (or publicly traded partnership) taxable as a corporation. See “Material Federal Income Tax Consequences” and “State Tax Consequences” in this prospectus for additional information concerning the application of federal and state tax laws to the securities.

ERISA Considerations

If you are (or are investing on behalf of) an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, a “plan” described in Section 4975(e)(1) of the Code, which is subject to Section 4975 of the Code, an entity deemed to hold plan assets of the foregoing (each, a “Benefit Plan Investor”), or a governmental or church plan subject to similar restrictions under applicable state, local or other law (collectively with Benefit Plan Investors, referred to as “Plans”), you should review the matters discussed under “Certain Considerations for ERISA and Other U.S. Employee Benefit Plans” in this prospectus and “ERISA Considerations” in the applicable prospectus supplement before investing in the securities.

Form, Denomination and Record Date

Generally, you may purchase securities only in book-entry form and will not receive your securities in definitive form. You may purchase securities in the denominations set forth in the related prospectus supplement. The record date for a payment date with respect to book-entry securities will be the close of business on the business day immediately preceding the payment date or, if definitive securities are issued, the close of business on the last business day of the calendar month preceding such payment date.

RISK FACTORS

          You should consider the following risk factors in deciding whether to purchase any of the securities.

Interests of other persons in the receivables could reduce the funds available to make payments on your securities

Financing statements under the Uniform Commercial Code will be filed reflecting the sale of the receivables by the seller to the depositor and by the depositor to the issuing entity. The seller’s accounting records and computer systems will also be marked to reflect a sale of the receivables, through the depositor, to the issuing entity. However, because the servicer will maintain possession of the receivables and not segregate or mark the receivables as belonging to the issuing entity, another person could acquire an interest in a receivable that is superior to the issuing entity’s interest by obtaining physical possession of the loan document representing that receivable in tangible form without knowledge of the assignment of the receivable to the issuing entity. In addition, another person could acquire an interest in a receivable that is superior to the issuing entity’s interest in the receivable if the receivable is evidenced by an electronic contract and the servicer loses control over the authoritative copy of the contract and another party purchases the receivable evidenced by the contract without knowledge of the issuing entity’s interest. If the servicer loses control over the contract through fraud, forgery, negligence or error, or as a result of a computer virus or a hacker’s actions or otherwise, a person other than the issuing entity may be able to modify or duplicate the authoritative copy of the contract. If another person acquires an interest in a receivable that is superior to the issuing entity’s interest in the receivable, some or all of the collections on that receivable may not be available to make payment on the securities.

If another person acquires a security or other interest in a financed vehicle that is superior to the issuing entity’s security interest in the vehicle, some or all of the proceeds from the sale of the vehicle may not be available to make payments on the securities.

The issuing entity’s security interest in the financed vehicles could be impaired for one or more of the following reasons:

	•	the seller might fail to perfect its security interest in a financed vehicle;

•

another person may acquire an interest in a financed vehicle that is superior to the issuing entity’s security interest through fraud, forgery, negligence or error because the servicer will not amend the certificate of title or ownership to identify the issuing entity as the new secured party;

•

the issuing entity may not have a security interest in the financed vehicles in certain states because the certificates of title to the financed vehicles will not be amended to reflect assignment of a security interest therein to the issuing entity;

	•	holders of some types of liens, such as tax liens or mechanics liens, may have priority over the issuing entity’s security interest; and

	•	the issuing entity may lose its security interest in vehicles confiscated by the government.

Neither the seller, the depositor nor the servicer will be required to repurchase a receivable if the security interest in a related vehicle or the receivable becomes impaired after the receivable is sold to the issuing entity.

Consumer protection laws may cause an issuing entity to experience losses on its receivables

Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on retail installment loans. Some of these laws make an assignee of the loan (such as an issuing entity) liable to the obligor for any violation by the lender. Any liabilities of the issuing entity under these laws could reduce the funds that the issuing entity would otherwise have to make payments on your securities. The seller and the depositor may be obligated to repurchase from the related issuing entity any receivable that fails to comply with federal and state consumer protection laws. If the seller or the depositor, as applicable, fails to repurchase that receivable, you might experience delays or reductions in payments on your securities.

Only the assets of the issuing entity are available to pay your securities

Neither the depositor, the seller nor any of their affiliates is obligated to make any payments relating to (1) the securities of an issuing entity or (2) the receivables owned by an issuing entity. Therefore, you must rely solely on the assets of the issuing entity for repayment of your securities. If these assets are insufficient, you may suffer losses on your securities.

The assets of an issuing entity will consist solely of its receivables and, to the extent specified in the related prospectus supplement, various accounts from which funds are withdrawn to make payments of issuing entity obligations and any credit, yield or payment enhancement.

Amounts on deposit in any reserve account or yield supplement account will be limited and subject to depletion. The amount required to be on deposit in any reserve account or yield supplement account will be limited. If the amounts in the reserve account or yield supplement account are depleted as amounts are paid out to cover shortfalls in distributions of principal and interest on your securities, the issuing entity will depend solely on collections on the receivables and any other credit, yield or payment enhancement to make payments on your securities. In addition, the minimum required balance in a reserve account or yield supplement account may decrease as the outstanding balance of the receivables decreases.

You may suffer losses upon a liquidation of the receivables if the proceeds of the liquidation are less than the amounts due on the outstanding securities. Under certain circumstances described herein, the receivables of an issuing entity may be sold after the occurrence of an event of default. The related securityholders will suffer losses if the issuing entity sells the receivables for less than the total amount due on its securities. We cannot assure you that sufficient funds would be available to repay those securityholders in full.

Delays in collecting payments could occur if USAA Federal Savings Bank ceases to be the servicer

If USAA Federal Savings Bank were to cease acting as servicer, the processing of payments on the receivables and information relating to collections could be delayed, which could delay payments to securityholders. See “Description of the Receivables Transfer and Servicing Agreements—Servicer Replacement Events.” USAA Federal Savings Bank may resign as servicer under certain circumstances described in this prospectus. See “Description of the Receivables Transfer and Servicing Agreements—Certain Matters Regarding the Servicer; Limitation on Liability.”

Bankruptcy of USAA Acceptance, LLC, as depositor, could result in delays in payment or losses on the securities

The depositor intends that its sale of the receivables to an issuing entity will be a valid sale and assignment of the receivables to the issuing entity. If USAA Acceptance, LLC, as depositor, were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of USAA Acceptance, LLC or USAA Acceptance, LLC itself were to take the position that the sale of receivables by the depositor to the issuing entity should instead be treated as a pledge of the receivables to secure a borrowing of USAA Acceptance, LLC, delays in payments of collections on the receivables to securityholders could occur. If a court ruled in favor of any such trustee, debtor or creditor, reductions in the amounts of those payments could result. A tax or governmental lien on the property of the depositor arising before the transfer of the receivables to the issuing entity may have priority over the issuing entity’s interest in those receivables even if the transfer of the receivables to the issuing entity is characterized as a sale.

Regulatory action could result in delayed or reduced payments to you

In April 2003, after the Office of the Comptroller of the Currency (“OCC”) found that a national bank was, contrary to safe and sound banking practices, receiving inadequate servicing compensation under its securitization agreements, that bank agreed to a consent order with the OCC. The consent order required the bank, among other things, to immediately resign as servicer and to cease performing its duties as servicer within 120 days, to immediately withhold and segregate funds from collections for payment of its servicing fee (notwithstanding the priority of payments in the securitization agreements and the perfected security interest of the relevant issuing entity in those funds) and to increase its servicing fee percentage above that which was originally agreed upon in its securitization agreements.

While the seller has no reason to believe that any applicable regulatory authority would consider provisions relating to the seller or any of its affiliates or the payment or amount of a servicing fee to the seller or any of its affiliates, or any other obligation of the seller or any of its affiliates under any receivables purchase agreement, sale and servicing agreement, trust agreement or any indenture to be unsafe or unsound or violative of any law, rule or regulation applicable to them, there can be no assurance that any such regulatory authority would not conclude otherwise in the future. If such a bank regulatory authority did reach such a conclusion, and ordered the seller or any of its affiliates to rescind or amend these agreements, payments to you could be delayed or reduced.

Subordination may cause some classes of securities to bear additional credit risk

The rights of the holders of any class of securities to receive payments of interest and principal may be subordinated to one or more other classes of securities. Holders of subordinated classes of securities will bear more credit risk than more senior classes. Subordination may take the following forms:

	•	interest payments on any date on which interest is due may first be allocated to the more senior classes or to other parties such as swap counterparties;

	•	principal payments on the subordinated classes might not begin until principal of the more senior classes is repaid in full;

	•	principal payments on the more senior classes may be made on a payment date before interest payments on the subordinated classes are made;

	•	subordinated classes bear the risk of losses on the receivables and the resulting cash shortfalls before the more senior classes do;

	•	if the trustee sells the receivables after an event of default, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior classes; and

•

if so specified in the related prospectus supplement, the failure to pay interest on a class of subordinate notes will not be an event of default so long as a more senior class of notes is outstanding.

The timing and priority of payment, seniority, allocations of losses and method of determining payments on the respective classes of securities of any issuing entity will be described in the related prospectus supplement.

Subordinate securities are subject to greater credit and other risk because they are subordinate to the senior notes

The subordinate securities (such as subordinate notes and if notes and certificates are issued, certificates) bear greater credit risk than the senior notes because payments of interest and principal on the subordinate securities are subordinated to payments of interest and, in some instances, principal on the senior notes. Interest payments on the subordinate securities on each payment date will be subordinated to interest payments and any first priority principal payments on the notes on such payment date and, if payment of the notes has been accelerated because of a failure to pay an amount due on the senior notes or certain events of insolvency in respect of the issuing entity, to principal payments on the senior notes. The subordinate securities also bear the risk that prepayments of receivables result in the pool consisting of receivables with lower rates, including some receivables for which the interest rate is less than the subordinate security interest rate plus the servicing fee rate.

Principal payments on the subordinate securities will be fully subordinated to principal payments on the senior notes, unless otherwise specified in the related prospectus supplement, since no principal will be paid on the subordinate securities until the senior notes have been paid in full. If both certificates and subordinate notes are issued, the certificates will be subordinate to the subordinate notes in the same manner as described with respect to the senior notes, unless otherwise specified in the related prospectus supplement.

You may suffer losses because you have limited control over the actions of the issuing entity and conflicts between the senior securityholders and subordinate securityholders may occur

Under certain circumstances, a portion of the holders of an issuing entity’s most senior class of outstanding securities will have the right to control the issuing entity’s actions. For example, if an event of default should occur and be continuing with respect to notes issued by any issuing entity, the related indenture trustee or holders of a majority in principal amount of the most senior class of outstanding securities (excluding securities held by any issuing entity, any other obligor upon the securities, the certificateholder, the servicer or any affiliate of any of the foregoing) may declare the principal of those notes to be immediately due and payable. Furthermore, following certain events of default and under certain circumstances, the consent of the holders of 66⅔% of the aggregate outstanding amount of the most senior class of outstanding securities (or such other percentage as specified in the related prospectus supplement) (excluding securities held by any issuing entity, any other obligor upon the securities, the certificateholder, the servicer or any affiliate of any of the foregoing) will be required before the indenture trustee may sell the receivables of an issuing entity. The holders of any subordinate class of securities will not have any right to participate in those determinations for so long as any more senior class is outstanding, and the subordinate classes of securities may be adversely affected by determinations made by the most senior class.

Additionally, if so specified in the related prospectus supplement, the failure to pay interest on a class of subordinate notes will not be an event of default so long as a more senior class of notes is outstanding. Under these circumstances the holders of the subordinate notes will not have any right to declare an event of default, cause the maturity of the notes to be accelerated or direct or consent to any action under the indenture.

The servicer’s discretion over the servicing of the receivables could increase the average life of the securities and impact the amount and timing of funds available to make payments on the securities

The servicer is obligated to service the receivables in accordance with its customary practices. The servicer has discretion in servicing the receivables, including the ability to permit an extension on or deferral of payments due on receivables on a case-by-case basis. In addition, the servicer may from time to time solicit or offer obligors an opportunity to defer payments. Any of these deferrals or extensions may extend the maturity of the receivables and increase the weighted average life of the securities. The weighted average life and yield on your securities may be adversely affected by extensions and deferrals on the receivables. However, the servicer must purchase a receivable from the related issuing entity if any modification or extension extends the term of that receivable beyond the latest final scheduled payment date for the latest maturing class of securities issued by that issuing entity. In addition, the servicer’s customary practices may change from time to time and those changes could reduce collections on the receivables. The manner in which the servicer exercises its servicing discretion or changes its customary practices could have an impact on the amount and timing of collections on the receivables, which may impact the amount and timing of funds available to make payments on the securities.

Prepayments on the receivables may adversely affect the average life of and rate of return on your securities

Faster than expected prepayments on the receivables will cause the issuing entity to make payments on its securities earlier than expected. You may not be able to reinvest the principal repaid to you at a rate of return that is equal to or greater than the rate of return on your securities. We cannot predict the effect of prepayments on the average life of your securities.

All the receivables by their terms may be prepaid at any time. Prepayments include:

	•	prepayments in whole or in part by the obligor;

	•	liquidations due to default;

	•	partial payments with proceeds from physical damage, credit life and disability insurance policies;

	•	required purchases of receivables by the servicer or repurchases of receivables by the depositor or the seller for specified breaches of their representations or covenants; and

	•	an optional repurchase of an issuing entity’s receivables as described under “Description of the Notes—Optional Prepayment” in the related prospectus supplement.

A variety of economic, social and other factors will influence the rate of optional prepayments on the receivables and defaults.

The final payment of each class of securities is expected to occur prior to its final scheduled payment date because of the prepayment and purchase considerations set forth above. If sufficient funds are not available to pay any class of notes in full on its final payment date, an event of default will occur and final payment of such class of notes will occur later than such date.

For more information regarding the timing of repayments of the securities, see “Maturity and Prepayment Considerations” in the prospectus supplement and in this prospectus.

Prepayments and losses on your securities may result from an event of default under the indenture	An event of default under the indenture may result in:

•

losses on your notes or certificates if the receivables are sold and the sale proceeds, together with any other assets of the issuing entity, are insufficient to pay the amounts owed on the notes and the certificates; and

• your notes or certificates being repaid earlier than scheduled, which may require you to reinvest your principal at a lower rate of return.

See “The Indenture” in this prospectus.

You may suffer losses on your securities because the servicer will hold collections and commingle them with its own funds

The servicer will generally be permitted to hold with its own funds (1) collections it receives from obligors on the receivables and (2) the purchase price of receivables required to be repurchased from the issuing entity until the day on which distributions are made on the securities. During this time, the servicer may invest those amounts at its own risk and for its own benefit and need not segregate them from its own funds. If the servicer is unable for any reason to pay these amounts to the issuing entity on the payment date, you might incur a loss on your securities.

For more information about the servicer’s obligations regarding payments on the receivables, see “Description of the Receivables Transfer and Servicing Agreements—Collections” in this prospectus.

The senior class of securities controls removal of the servicer upon a default on its servicing obligations

Generally, the holders of 66⅔% of an issuing entity’s senior class of securities (or the applicable indenture trustee acting on their behalf) (excluding securities held by any issuing entity, any other obligor upon the securities, the depositor, the servicer or any affiliate of any of the foregoing) can remove the servicer if the servicer—

• does not deliver to the applicable trustee or indenture trustee the available funds for application to a required payment after a grace period after notice or discovery; or

	•	defaults on a servicing obligation which materially and adversely affects the issuing entity or the securityholders after a grace period after notice.

The holders of a majority of an issuing entity’s senior class of securities (excluding securities held by the issuing entity, any other obligor upon the securities, the depositor, the servicer or affiliate of any of the foregoing) may waive a default by the servicer. The holders of any subordinate class of securities do not have any rights to participate in such determinations for so long as any of the more senior classes are outstanding, and the subordinate classes of securities may be adversely affected by determinations made by the more senior classes.

See “Description of the Receivables Transfer and Servicing Agreements—Servicer Replacement Events”, “—Rights Upon Servicer Replacement Event” and “—Waiver of Past Servicer Replacement Events” in this prospectus.

A servicer replacement event may
result in additional costs, increased
servicing fees by a successor servicer
or a diminution in servicing
performance, including higher
delinquencies and defaults, any of
which may have an adverse effect
on your securities

In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict:

	•	the costs of the transfer of servicing to the successor;

	•	the ability of the successor to perform the obligations and duties of the servicer under the servicing agreement; or

	•	the servicing fees charged by the successor.

Furthermore, the indenture trustee or the securityholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted, resulting in increased delinquencies and/or defaults on the receivables.

Paying the servicer a fee based on a percentage of the receivables may result in the inability to obtain a successor servicer

Because the servicer is paid its base servicing fee based on a percentage of the aggregate outstanding amount of the receivables, the fee the servicer receives each month will be reduced as the size of the pool decreases over time. At some point, if the need arises to obtain a successor servicer, the fee that such successor servicer would earn might not be sufficient to induce a potential successor servicer to agree to service the remaining receivables in the pool. In this event a higher servicing fee may need to be negotiated, resulting in less available funds that may be distributed to noteholders and certificateholders on a related payment date. Also, if there is a delay in obtaining a successor servicer, it is possible that normal servicing activities could be disrupted during this period, resulting in increased delinquencies and/or defaults on the receivables.

You may not be able to resell your securities

There may be no secondary market for the securities. Underwriters may participate in making a secondary market in the securities, but are under no obligation to do so. We cannot assure you that a secondary market will develop. If a secondary market does develop, we cannot assure you that it will continue or that you will be able to resell your securities. Absent a secondary market for the securities, you may experience a delay if you choose to sell your security or the price you receive for your security may be less than you would receive for a comparable liquid security. The market values of the securities are likely to fluctuate. Fluctuations may be significant and could result in significant losses to you.

The offered securities may not be a suitable investment for you

The securities are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The securities are complex investments and the securities should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the resources and expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors. This may be the case because, among other things, a secondary market for the securities may not develop or provide holders with liquidity of investment.

Geographic concentration of an issuing entity’s motor vehicle loans may adversely affect your securities

Adverse economic conditions or other factors particularly affecting any state or region where there is a high concentration of an issuing entity’s motor vehicle loans could adversely affect the securities of that issuing entity. The seller and the depositor are unable to forecast, with respect to any state or region, whether any such conditions may occur, or to what extent such conditions may affect motor vehicle loans or the repayment of your securities. The location of an issuing entity’s motor vehicle loans by state, based upon borrowers’ addresses as of the applicable cut-off date specified in the related prospectus supplement (or such other date specified in the related prospectus supplement), will be set out in the related prospectus supplement.

If book-entry registration is used, you
will be able to exercise your rights as
a securityholder only through the
clearing agency and your ability to
transfer your securities may be
limited and payments on your
securities may be delayed

The securities will be delivered to you in book-entry form through the facilities of The Depository Trust Company (“DTC”) or Clearstream or Euroclear. Consequently, your securities will not be registered in your name and you will not be recognized as a securityholder by the trustee or any applicable indenture trustee. You will only be able to exercise the rights of a securityholder indirectly through DTC and its participating organizations. Specifically, you may be limited in your ability to resell the securities to a person or entity that does not participate in the DTC system or Clearstream or Euroclear. In addition, you may experience delays in your receipt of payments with respect to your beneficial interest in book-entry notes because payments will be made by the indenture trustee to Cede & Co., as nominee for DTC rather than directly to you. You may also experience delays in receipt of payments in the event of misapplication of payments by DTC, participants or indirect participants or bankruptcy or insolvency of those entities and your recourse will be limited to your remedies against those entities.

Physical certificates will only be issued in the limited circumstances described in the prospectus. See “Certain Information Regarding the Securities—Definitive Securities” in this prospectus.

The return on your securities could be reduced by shortfalls due to the Servicemembers Civil Relief Act and other recent legislation

The Servicemembers Civil Relief Act of 2003, as amended (the “Servicemembers Act”), provides relief to obligors who enter active military service and to obligors in reserve status who are called to active duty after the origination of their receivables. The response of the United States to the terrorist attacks on September 11, 2001 and the United States-led invasion and occupation of Iraq have included military operations that may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. The Servicemembers Act provides, generally, that an obligor who is covered by the Servicemembers Act may not be charged interest on the related receivable in excess of 6% per annum during the period of the obligor’s active duty. Any shortfalls are not required to be paid by the obligor at any future time. The servicer is not required to advance these shortfalls as delinquent payments. Interest shortfalls on the receivables due to the application of the Servicemembers Act or similar legislation or regulations will reduce the amount of interest collections available to make payments on the securities.

The Servicemembers Act also limits the ability of the servicer to repossess the financed vehicle securing a receivable during the related obligor’s period of active duty and, in some cases, may require the servicer to extend the maturity of the receivable, lower the scheduled payments and readjust the payment schedule for a period of time after the completion of the obligor’s military service. In addition, the servicer may elect to reduce the interest rate on receivables affected by the application of the Servicemembers Act to a rate that is lower than the maximum rate prescribed by the Servicemembers Act and may readjust the payment schedule for any receivable that is affected by the application of the Servicemembers Act until the maturity of the receivable.

In addition, pursuant to laws of various states, under certain circumstances, payments on retail installment contracts or installment loans such as the receivables by residents in those states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the servicer to repossess the financed vehicle securing a receivable.

As a result of the Servicemembers Act and similar state legislation or regulations and as a result of the servicer’s ability to further lower the interest rate on the affected receivables, there may be delays or reductions in payment and increased losses on the receivables. Those delays, reductions and increased losses will be borne primarily by holders of the certificates, but if such reductions and losses are greater than anticipated, the holders of notes may suffer a loss.

We do not know how many receivables may be affected by the application of the Servicemembers Act or any similar state legislation or regulations.

You may suffer losses on your securities because certain forms of credit enhancements, hedge or swap transactions involve credit risk

We may enter into certain forms of credit enhancement, interest rate or currency swaps or other hedge arrangements with respect to a series or class of securities. Such arrangements entail certain kinds of risks, including credit risks (the risk associated with the credit of any party providing the credit enhancement, interest rate swap or hedge) and, with respect to any swap or hedge arrangement, the risk of an event of default or termination event which would cause the hedge arrangement to be prematurely terminated. Any such event of default or termination event could also result in the issuing entity owing a termination payment to the applicable swap counterparty which could deplete the amount of any collections available to make payments on the securities and you may incur a loss on your securities. The applicable prospectus supplement will contain the risk factors, if any, associated with any applicable credit enhancement, interest rate swap or hedge arrangement.

The failure to make principal payments on any securities of a series will generally not result in an event of default under the related indenture until the applicable final scheduled payment date

The amount of principal required to be paid to investors prior to the applicable final scheduled payment date set forth in the applicable prospectus supplement generally will be limited to amounts available for those purposes. Therefore, the failure to pay principal of a security generally will not result in an event of default under the indenture until the applicable final scheduled payment date for that series of securities.

THE ISSUING ENTITIES

          The depositor will establish a separate issuing entity to issue each series of notes and/or certificates as either a limited liability company formed pursuant to a limited liability company agreement, a limited partnership formed pursuant to a limited partnership agreement or a statutory trust or a common law trust formed pursuant to a trust agreement. The issuing entity will be formed in accordance with the laws of Delaware or New York as a limited liability company, a limited partnership, a statutory trust, or a common law trust, as specified in the applicable prospectus supplement. Each issuing entity will be established for the transactions described in this prospectus and in the related prospectus supplement. If an issuing entity is a grantor trust for federal income tax purposes, the related prospectus supplement will so state.

          Unless otherwise stated in the related prospectus supplement, each issuing entity will only engage in the following activities:

•	entering into and performing its obligations under the agreements to which it is a party and, if applicable, a credit, yield or other enhancement agreement;

•	acquiring, holding, pledging and managing its receivables, their proceeds, its credit, yield or other enhancement, if any, and other assets of the issuing entity;

•	issuing its securities;

•	making payments on the securities;

•	selling, transferring and exchanging the securities to the depositor;

•	making deposits to and withdrawals from the accounts owned by the issuing entity;

•	paying organizational, start-up and transactional expenses of the issuing entity; and

•

other activities that are necessary, suitable or incidental to the above activities or engaging in other activities, as may be required in connection with conservation of the assets of the issuing entity and the making of payments on the securities.

          The operations of an issuing entity are governed by the trust agreement and the indenture or by the pooling and servicing agreement, as applicable. Under the administration agreement the administrator will be obligated to perform the administrative duties of the related issuing entity and trustee. An issuing entity does not have the discretion to engage in activities other than those described above.

The Receivables

          On the closing date for an issuing entity, the seller will sell and transfer receivables to the depositor, and the depositor will sell and transfer the receivables to the issuing entity, in an amount specified in the related prospectus supplement. Generally, the issuing entity will have the right to receive all payments on those receivables that are received on or after the cut-off date specified in the related prospectus supplement.

          The property of each issuing entity will also include:

•	the receivables acquired by the issuing entity from the depositor on the closing date and payments made on the receivables on or after the cut-off date;

•	the receivable files relating to the original motor vehicle retail installment loans evidencing the receivables;

•	the security interests in the financed vehicles;

•

any proceeds from claims on (1) any theft and physical damage insurance policy maintained by an obligor under a receivable providing coverage against loss or damage to or theft of the related financed vehicle or (2) any credit life or credit disability insurance maintained by an obligor in connection with any receivable;

•	any other property securing the receivables;

•

the rights of the issuing entity to funds on deposit in, if applicable, the reserve account, the yield supplement account, the collection account, and the principal distribution account and any other accounts established pursuant to the indenture or sale and servicing agreement, and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit);

•	rights of the issuing entity under the sale and servicing agreement and of the depositor, as buyer, under the purchase agreement;

•	rights of the issuing entity under a credit, yield or payment enhancement agreement, if any, and payments made by the credit enhancement provider under the credit enhancement agreement; and

•	the proceeds of any and all of the above.

          If the issuing entity issues notes, the issuing entity’s rights and benefits with respect to the property of the issuing entity will be assigned to the indenture trustee for the benefit of the noteholders and, if applicable, the credit enhancement provider.

Funding Periods

          To the extent provided in the related prospectus supplement, the seller will convey additional receivables (“Subsequent Receivables”) to the depositor, and the depositor will convey those additional receivables to the issuing entity, as frequently as daily during the period (the “Funding Period”) specified in that prospectus supplement. A Funding Period will not exceed one year. An issuing entity will purchase any Subsequent Receivables with amounts deposited in a pre-funding account on the closing date. Up to 50% of the net proceeds from the sale of the securities issued by an issuing entity may be deposited into a pre-funding account for the purchase of Subsequent Receivables. An issuing entity will invest funds in its pre-funding account in Permitted Investments in the manner described under “Description of the Receivables Transfer and Servicing Agreements—Accounts.”

          The Subsequent Receivables will be required to meet the applicable criteria set forth in the related prospectus supplement. We will note any differences from the criteria used for the initial pool purchased by the issuing entity. There will not be any independent verification of the depositor’s determination that the Subsequent Receivables satisfy such criteria. We will describe in the prospectus supplement any events the occurrence of which would result in the termination of the Funding Period and the distribution of funds, if any, in the pre-funding account to securityholders.

          After the Funding Period ends, to the extent required by applicable rules under the Securities Exchange Act of 1934, as amended, we will file a report on Form 10-D with the SEC that gives required information in respect of the final pool of receivables for the issuing entity.

The Trustee

          The trustee for each issuing entity will be specified in the related prospectus supplement. The trustee’s liability in connection with the issuance and sale of the securities and the operation of an issuing entity is limited solely to the express obligations of the trustee set forth in the trust agreement and the sale and servicing agreement or the pooling and servicing agreement. The servicer will reimburse and indemnify the trustee from and against any and all loss, liability, expense, tax, penalty or claim (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by or asserted against the trustee in any way relating to or arising out of the trust agreement and the sale and servicing agreement or the pooling and servicing agreement, as applicable, the other transaction documents, the issuing entity property, the administration of the issuing entity property or the action or inaction of the trustee. However, neither the depositor nor the servicer will be liable for or required to indemnify the trustee from and against the trustee’s own willful misconduct, bad faith or negligence, the inaccuracy of certain of the trustee’s representations and warranties expressly made by the trustee in the related trust agreement, liabilities arising from the failure of the trustee to discharge any liens on any part of the issuing entity property that result from actions by, or claims against, the trustee that are not related to the ownership or the administration of the issuing entity property, or taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the trustee. To the extent that any such indemnities are not paid by the servicer, they will be paid from available funds as described in the related prospectus supplement. Prior to an Event of Default, any such indemnification will be paid on a payment date only after all amounts required to be paid to the securityholders have been paid and certain other distributions have been made. The trustee will not be liable for any error in judgment made in good faith by any of its officers or employees unless such persons were negligent in ascertaining the pertinent facts. The trustee will not be required to expend its own funds or incur any financial liability in respect of its rights or powers.

          A trustee may resign at any time, in which event the depositor and the administrator, acting jointly, will be obligated to appoint a successor trustee. The depositor or the administrator of an issuing entity may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the related trust agreement and fails to resign after written request by the depositor or administrator, or if the trustee is legally unable to act or certain insolvency events occur with respect to the trustee. In such circumstances, the depositor and the administrator, acting jointly, will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. To be eligible to be a trustee, a financial institution must be authorized to exercise corporate trust powers, have a combined capital and surplus of at least $50,000,000 and be subject to supervision by state or federal authorities.

          The trustee is not required to give any certificateholder or other person notice of any event of default under any of the documents relating to the issuing entity.

          The issuing entity is required to deliver to the certificateholders information required by the Code that is necessary for the preparation of their tax returns as they relate to the certificates. The holders of a majority interest in the certificates issued by an issuing entity may direct the actions to be taken by the related trustee so long as such actions are not contrary to the provisions of the trust agreement or any document to which the issuing entity is a party.

          Under the administration agreement the Bank, as administrator, is obligated to perform on behalf of the trustee all of the administrative obligations of the trustee under the trust agreement. The trustee shall not have any liability for those obligations that the administrator has agreed to perform.

          The trustee of an issuing entity will be a financial institution or trust company with which the sponsor and its affiliates may have other banking relationships in the ordinary course of their businesses. In some instances the trustee may be acting in similar capacities for other asset-backed transactions of the depositor for similar or other asset types. The trustee will charge fees for its services as such and such fees will be payable by the servicer.

          You will find the addresses of the principal office of the trustee in the related prospectus supplement.

THE DEPOSITOR

          The depositor is a limited liability company formed under the laws of the State of Delaware on July 22, 2002. The depositor maintains its principal office at 9830 Colonnade Blvd., Suite 600, San Antonio, TX, 78230, Attention: Michael Broker. Its telephone number is (210) 498-0029.

          The depositor is a wholly-owned, special purpose subsidiary of USAA Federal Savings Bank. The depositor was organized solely for the limited purpose of acquiring receivables and associated rights, issuing securities, selling and otherwise transferring receivables (including for the purpose of securitizing them) and engaging in related transactions. The depositor’s limited liability company agreement limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes. The depositor’s limited liability company agreement also includes a provision that requires the depositor to have at least two directors who are independent. Under the depositor’s limited liability company agreement, an independent director is a person who is not an employee, director, stockholder, partner or officer of the depositor or any of its affiliates (other than his or her service as an independent director of the depositor or any of its affiliates), a customer or supplier of the depositor or any of its affiliates, or any immediate family member of a person described in the foregoing.

          The only obligations, if any, of the depositor with respect to the securities issued by any issuing entity may be pursuant to certain limited representations and warranties and limited undertakings to repurchase (or, if so specified in related prospectus supplement, substitute for) receivables under certain circumstances, but only to the extent the seller simultaneously performs its obligation to repurchase those receivables. The depositor will have no ongoing servicing obligations or responsibilities with respect to any financed vehicle. The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets.

          Unless expressly set forth in a prospectus supplement, none of the depositor, the seller, the servicer or any of their respective affiliates will insure or guarantee the receivables or the securities issued by any issuing entity.

Certain Bankruptcy Considerations Regarding the Depositor

          The depositor intends that the transfer of the receivables from the depositor to the issuing entity constitutes a sale, rather than a pledge of the receivables to secure indebtedness of the depositor. However, if the depositor were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of the depositor, as debtor-in-possession, may argue that the sale of the receivables by the depositor was a pledge of the receivables rather than a sale. This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the securityholders.

SPONSOR, SELLER AND SERVICER

          USAA Federal Savings Bank (the “Bank”) is a federally chartered savings association and a member of the Federal Home Loan Bank System. The Bank is subject to the supervision of the Office of the Comptroller of the Currency (the “OCC”), the Federal Deposit Insurance Corporation (the “FDIC”) and the Consumer Financial Protection Bureau. Deposits held by the Bank are insured by the Savings Association Insurance Fund and the Bank Insurance Fund of the FDIC. The Bank is an indirect wholly-owned subsidiary of United Services Automobile Association (“USAA”) and is engaged in providing consumer banking products and services primarily to the USAA membership.

          The Bank’s executive offices are located at 10750 McDermott Freeway, San Antonio, Texas 78288 and its telephone number is (210) 498-2265.

          USAA and its various property and casualty insurance subsidiaries provide personal line insurance, which includes automobile, homeowners, and renters insurance, to their policyholders. In addition, through its various wholly-owned subsidiaries and affiliates, USAA offers personal financial service products, including life insurance, mutual funds, banking services and financial planning services. USAA markets its products and services principally through direct mail, telecommunication and electronic means. USAA is headquartered in San Antonio, Texas.

          The Bank began its motor vehicles financing operations in 1984 and has serviced the related receivables since that time. The Bank has been securitizing its motor vehicle loans since 1993. We describe the Bank’s origination procedures in detail under “The Bank’s Portfolio of Motor Vehicle Loans”. The Bank also originates home equity loans, mortgage loans and credit card receivables. It securitized a portion of its portfolio of credit card receivables in 2005. The Bank participates in the structuring of its securitizations, services the securitized assets and usually acts as administrator for the issuing entity.

          In the normal course of its servicing operations, the Bank outsources certain of its administrative functions to third party providers. With respect to its securitization trusts, the Bank remains responsible to the issuing entity for its obligations under the sale and servicing agreement regardless of whether the performance of an obligation has been outsourced to a third party. The Bank believes that such third parties can be replaced with other providers of such services.

          Unless otherwise specified in the related prospectus supplement, the Bank outsources custody of the vehicle titles or other evidence of the perfected security interest of the Bank to VINtek Inc., in Philadelphia, Pennsylvania. VINtek, Inc. is a Pennsylvania corporation that has been in the business of title administration since 1990. VINtek holds such titles or other evidence in a fire-resistant vault; it has FM200 gas suppression.

          No event of default or performance trigger event has occurred in securitizations sponsored by the Bank. The Bank has not taken any action outside of its contractual servicing obligations to prevent the occurrence of any such event.

          The Bank engages investment banks for structuring its motor vehicle loan securitizations and selling the resulting asset-backed securities to investors.

          We describe the continuing obligations of the Bank in its capacities as seller of the receivables to the depositor and servicer of the receivables on behalf of an issuing entity under “Description of the Receivables Transfer and Servicing Agreements” in this prospectus.

THE BANK’S PORTFOLIO OF MOTOR VEHICLE LOANS

Origination of Motor Vehicle Loans

          The Bank directly originates motor vehicle installment loans secured by new and used automobiles and light-duty trucks (the “Motor Vehicle Loans”). Applications for Motor Vehicle Loans are made by individuals to the Bank’s office in San Antonio, Texas and are reviewed by the Bank in accordance with the Bank’s underwriting procedures discussed below. Applications are generally accepted by telephone but may also be accepted in person, through the internet, or by mail. The Bank’s primary source of applicants is the membership and associate membership of USAA, which consist of officers and former officers of the U.S. military, their dependents and former dependents and, more recently, enlisted personnel in the U.S. military.

          The Bank may use programs developed and maintained by the Bank or third parties that allow the Bank to complete the entire contracting process electronically. The electronic contracts created by the programs will be electronically signed by the related obligors and will be stored in an electronic vault maintained by the Bank or third parties. The Bank does not expect to maintain physical copies of the electronic contracts.

          The Bank services all of its Motor Vehicle Loans. The servicing functions performed by the Bank include customer service, document file keeping, computerized account record keeping and collections. Vehicle title processing is outsourced to VINtek, Inc. The Bank may change its servicing and origination policies and practices over time in accordance with the Bank’s business judgment.

          Unless otherwise stated in the prospectus supplement, there have been no material changes in the Bank’s policies or procedures for its origination of retail motor vehicle loans during the three years preceding the date of that prospectus supplement.

Underwriting of Motor Vehicle Loans

          Pre-Approval Process. The Bank has a program of pre-approving potential customers for Motor Vehicle Loans. The Bank obtains names of potential customers from its existing Motor Vehicle Loan database, credit card database and various other sources.

          All potential pre-approved customer names are screened against the database maintained by the Bank’s parent company. USAA’s database must show that the potential customer is an active USAA insurance policyholder or is eligible to be one.

          The Bank then screens those potential customer names against its database of credit card and other loan accounts, although an existing credit card or other loan account is not a prerequisite for pre-approval. A potential customer will be pre-approved if the potential customer has a credit card or other loan account, has had no internal record of bankruptcy or account closure due to a collection problem on any Bank loan product or USAA product, and the Bank’s credit card or other loan database shows that the account:

•	is open or otherwise monitored by the Bank;

•	is currently not more than 59 days delinquent; and

•	has no lost or stolen account or fraudulent activity record.

          A potential customer who is pre-approved using the credit card account screening process is offered a Motor Vehicle Loan in an amount determined by the individual’s credit and internal behavior scores and in some cases by the credit limit amount of the individual’s credit card accounts and in other cases by the individual’s payment-to-income ratio. The Bank offers those pre-approved potential customers Motor Vehicle Loans in amounts up to a maximum amount of $50,000.

          A potential customer without a credit card account with the Bank who has another loan account with the Bank is eligible for a pre-approved Motor Vehicle Loan in an amount up to a maximum amount of $50,000, determined by the individual’s credit score and provided the individual has no record of bankruptcy or collection problems on any Bank loan products.

          The Bank also offers pre-approved Motor Vehicle Loans in an amount up to a maximum amount of $50,000 to customers who do not have a credit card or other existing loan with the Bank. Such customers must meet all of the following credit bureau criteria:

•	no bankruptcy record;

•	no record of a major derogatory item (foreclosure, repossession, garnishment, etc.);

•	no adverse public records (unpaid judgment, tax lien, suit, etc.);

•	does not possess more than two of the following derogatory items within the past 24 months: collections, an account 90 days or more past due, or an account with another derogatory status;

•	possesses at least one satisfactory trade line; and

•	has a credit bureau score of at least 670.

          The Bank notifies potential customers that they have been pre-approved for a Motor Vehicle Loan by direct mail under certain circumstances and, if a pre-approved individual contacts the Bank to inquire about a Motor Vehicle Loan, by telephone or via the Bank’s password-protected Web site. A potential customer who has been pre-approved can activate the preapproval by following the application process described below. The Bank then follows its underwriting procedures to verify that no material changes have occurred since a customer was preapproved.

          Application Process. If an applicant is not part of the pre-approval program for a Motor Vehicle Loan as described above, the applicant submits an application, over the telephone or via the Bank’s Web site or mobile app or by mail. The application sets forth the applicant’s income, liabilities, credit and employment history, and other personal information as well as a description of the financed vehicle which is intended to secure a Motor Vehicle Loan. The Bank reviews each application for completeness and for compliance with the Bank’s underwriting criteria, guidelines and applicable consumer regulations.

          Underwriting Criteria. The Bank evaluates each applicant using uniform underwriting standards developed by the Bank. These underwriting standards are intended to assess the applicant’s ability to repay such Motor Vehicle Loan and the adequacy of the financed vehicle as collateral, based upon a review of the information contained in the applicant’s loan application and the credit bureau reports referred to below.

          The Bank first performs the evaluation on an automated basis. If the automated review of the application shows that the applicant meets certain criteria in the Bank’s underwriting guidelines described below at specified levels and has at least a specified credit score in the Bank’s credit scoring process referred to below, then the application is approved. If the application is not approved in the automated review, an underwriter then performs a judgmental review using the same criteria and standards used in the automated review.

          Among the criteria considered in evaluating each application are:

•	stability of the applicant with specific regard to the applicant’s length of employment;

•	the applicant’s payment history based on information known directly by the Bank or as provided by various credit reporting agencies with respect to present and past debt;

•	a debt service to gross monthly income ratio test; and

•	a loan to value ratio test taking into account the age, type and market value of the financed vehicle.

          The Bank uses an empirically based credit scoring process (the FICO® credit scoring system described below) that uses credit scores provided by credit bureaus to objectively assess an applicant’s creditworthiness. Through credit scoring, the Bank evaluates credit profiles to quantify credit risk. The credit scoring process uses statistics to correlate common characteristics with credit risk. The Bank’s standards are periodically reviewed and updated, if necessary. The Bank’s standards are intended to provide a basis for lending decisions, not to supersede the judgment of the underwriter.

          A FICO® score is a credit score derived from a scoring system created by the Fair Isaac Company. A FICO® score is used to evaluate creditworthiness on the basis of, among other things, information that a credit bureau keeps about the applicant for credit and the debt service-to-income ratio of the applicant. Because the FICO® score depends on the information gathered by a credit bureau, it is possible that the FICO® score for a person will vary depending upon which credit bureau is used.

          Exceptions to the Underwriting Criteria. The Bank has approved applications that do not meet its standard credit guidelines, both before and after implementation of the credit scoring process. Generally, those approvals require approval of a designated credit underwriter or credit manager of the Bank. Applications that do not comply with all the Bank’s guidelines must have compensating factors, such as a substantial down payment being made by the applicant or an amount financed that is lower than the maximum permitted by the Bank’s guidelines, which indicate a strong capacity to repay the loan.

          Amount Advanced. The amount advanced by the Bank under any Motor Vehicle Loan, including Motor Vehicle Loans offered pursuant to the pre-approved program, generally has not exceeded:

•	for a new financed vehicle, the manufacturer’s suggested retail price plus the cost of additional options, taxes and title and license fees on the financed vehicle or

•

for a used financed vehicle, the “retail” value stated in the most recently published National Auto Research Black Book used vehicle guide, adjusted for high or low mileage and before credit for any optional equipment, plus taxes and title and license fees.

          The maximum amount advanced for Motor Vehicle Loans is often less than such amounts depending on a number of factors, including the length of the Motor Vehicle Loan term and the model and year of the financed vehicle. These adjustments are made to assure that the financed vehicle constitutes adequate collateral to secure the Motor Vehicle Loan. In addition, whether a financed vehicle is new or used, the Bank will also finance service warranties under a Motor Vehicle Loan.

          Periodically, the Bank makes a detailed analysis of its portfolio to evaluate the effectiveness of the Bank’s credit guidelines and scoring process. If external economic factors, credit delinquencies or credit losses change, the Bank adjusts its credit guidelines to maintain the asset quality deemed acceptable by the Bank’s management. The Bank reviews, on a monthly and an annual basis, the quality of its Motor Vehicle Loans by examining certain randomly selected Motor Vehicle Loans to ensure compliance with established policies and procedures.

Insurance

          Each Motor Vehicle Loan requires the obligor to obtain comprehensive and collision insurance for the financed vehicle. The Bank does not monitor the obligor’s compliance with such requirement. Most obligors obtain the required comprehensive and collision insurance from USAA or an affiliate thereof.

          If an obligor fails to maintain the required insurance, the Bank may, but is not obligated to, purchase limited comprehensive and collision insurance to protect the interests of the Bank and those of the obligor and charge the obligor for the cost of such insurance (the “Force Placed Insurance”). The Bank currently does not obtain Force Placed Insurance if an obligor fails to maintain the required insurance.

Collection Procedures

          The Bank performs collection activities with respect to delinquent Motor Vehicle Loans including the prompt investigation and evaluation of the causes of any delinquency. An obligor is considered delinquent when the obligor makes any payment that is less than 95% of a scheduled payment.

          The Bank maintains an on-line collection system for use in collection efforts. The collection system provides relevant obligor information (for example, current addresses, phone numbers and loan information) and records of all contact of the Bank with obligors. The system also records an obligor’s promise to pay, affords supervisors the ability to review collection personnel activity and modify priorities with respect to obligor contacts and provides reports concerning Motor Vehicle Loan delinquencies. Currently, the Bank initiates contact by mail with any obligor whose Motor Vehicle Loan has become seven days delinquent. The Bank sends another mail contact to any obligor when the obligor’s Motor Vehicle Loan has become 16 days delinquent. The Bank initiates telephone contact with the obligor on day 3 for high risk, day 7 for medium risk and day 20 for low risk. The level of risk on the loan is determined by a combination of internal scores and FICO scores. Generally, after a Motor Vehicle Loan continues to be delinquent for 30 days, the Bank sends a demand letter. After 50 days of delinquency, the Bank accelerates the outstanding principal and interest on the Motor Vehicle Loan. Generally, the Bank initiates repossession procedures after a Motor Vehicle Loan is delinquent for 60 to 90 days, depending on factors such as payments made and credit score. Repossession action may occur without regard to the length of existence of payment delinquency if (1) a Motor Vehicle Loan is deemed uncollectible, (2) the financed vehicle is deemed by Bank collection personnel to be in danger of being damaged, destroyed or made unavailable for repossession, or (3) the obligor voluntarily surrenders the financed vehicle. Repossessions are conducted by third parties engaged in the business of repossessing vehicles for secured parties. After repossession, the obligor generally has an additional 10 to 21 days to redeem or reinstate the financed vehicle based on state law before the financed vehicle is resold at auction.

          Losses may occur in connection with delinquent Motor Vehicle Loans and can arise in several ways, including inability to locate the financed vehicle or the obligor, or because of a discharge of the obligor in a bankruptcy proceeding. The current policy of the Bank is to recognize losses when it determines that the Motor

Vehicle Loan is uncollectible, or during the month the Motor Vehicle Loan becomes 120 days delinquent, whichever occurs first. Under the Bank’s current policy, to the extent a Motor Vehicle Loan suffers a total loss, through accident or other insured loss, and the remaining balance of the Motor Vehicle Loan exceeds the insurance proceeds, the remaining balance is considered uncollectible at the time the Bank receives payment of the insurance proceeds with respect to the Motor Vehicle Loan. The Bank is the beneficiary under a contractual liability insurance policy issued by an affiliate of the Bank which insures against losses of such amounts. To the extent the Bank draws on this insurance policy for the remaining balance of the Motor Vehicle Loan, such amount will be deposited into the related issuing entity’s collection account.

          Upon repossession and sale of the financed vehicle, the Bank pursues any deficiency remaining to the extent deemed practical by the Bank and as permitted by law. The loss recognition and collection policies and practices of the Bank may change over time in accordance with the Bank’s business judgment.

          The Bank offers certain obligors credit-related extensions. Generally, these extensions are offered only when:

•	the extension will result in the obligor’s payments being brought current;

•	the number of credit-related extensions granted on the Motor Vehicle Loan will be limited to one per twelve month period; and

•

no more than two credit-related extensions will be granted on the Motor Vehicle loan in any five year period, and the total credit-related extensions granted on the Motor Vehicle Loan generally will not exceed four months in the aggregate in such five year period. Motor Vehicle Loans are not eligible for modifications.

          Any deviation from this policy requires the concurrence of the Bank’s collection manager and collection officer. See “Description of the Receivables Transfer and Servicing Agreements—Servicing Procedures” in this prospectus for certain additional conditions on credit-related extensions which must be satisfied with respect to receivables owned by an issuing entity.

          The Bank may also offer certain obligors payment extensions on receivables that are not delinquent. To qualify for such a payment extension, an account must satisfy certain criteria which are designed to preserve the quality of the loan portfolio in the Bank’s judgment. Any extension may extend the maturity of the applicable receivable beyond its original term to maturity and increase the weighted average life of the receivables.

          The Bank may, from time to time, review its portfolio of Motor Vehicle Loans and offer certain obligors with consistent payment experience reduced contract rates on their receivables either for a specified number of payment dates or for the remaining term to maturity of such receivable. Any such reduction will not affect the original amount financed under such receivable. If so specified in a prospectus supplement, the Bank may take such actions with respect to receivables owned by an issuing entity.

THE RECEIVABLES POOLS

          Criteria for Selecting the Receivables. The receivables, including Subsequent Receivables, to be held by each issuing entity will be selected from the Bank’s portfolio of Motor Vehicle Loans on the basis of several criteria. The criteria used by the Bank to select the receivables for securitization will be described in the prospectus supplement. No selection procedures which the Bank believes to be adverse to the securityholders of the issuing entity will be used in selecting the receivable for the issuing entity. The receivables may provide for payments:

•	monthly;

•	semi-monthly, which provides for payments twice a month on the specified dates, resulting in 24 payments in a calendar year; or

•	bi-weekly, which provides for payments once every two weeks, resulting in 26 payments in a calendar year.

          Simple Interest Receivables. The receivables may provide for the application of payments on the simple interest method. If an obligor on a simple interest receivable pays a fixed monthly installment before its scheduled due date—

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

Conversely, if an obligor pays a fixed monthly installment after its scheduled due date—

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

          In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. If a simple interest receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

          Receivables Other Than Simple Interest Receivables. If the receivables are not simple interest receivables, the related prospectus supplement will describe the method of applying payments on the receivables.

          We will provide information about the receivables to be held by each issuing entity in the related prospectus supplement, including, to the extent appropriate:

•	the portion of the receivables secured by new vehicles and by used vehicles;

•	the aggregate principal balance of all of the receivables;

•	the average principal balance of the receivables and the range of principal balances;

•	the number of receivables;

•	the average original amount financed and the range of original amounts financed;

•	the weighted average contract rate of interest and the range of such rates;

•	the weighted average original term and the range of original terms;

•	the weighted average remaining term and the range of remaining terms; and

•	the distribution by contract rate of interest and geographic distribution based on billing address of obligor.

STATIC POOL DATA

          Static pool data consisting of delinquency, cumulative loss and prepayment data for securitized pools of Motor Vehicle Loans originated by the Bank will be made available in the related prospectus supplement. The static pool data contained in the related prospectus supplement will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

          We cannot assure you that the prepayment, loss or delinquency experience of the receivables sold to an issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the securitized pools sponsored by the Bank. In this regard, you should note how the characteristics of the receivables in those securitized pools differ from the characteristics of the receivables to be purchased by the issuing entity in the related prospectus supplement. Such differences, along with the varying economic conditions to which those securitized pools were subject over their respective lives, may make it unlikely that the receivables described in any prospectus supplement will perform in the same way that any of those securitized pools has performed.

MATURITY AND PREPAYMENT CONSIDERATIONS

          The weighted average life of the securities of any issuing entity will generally be influenced by the rate at which the principal balances of its receivables are paid, which payment may be in the form of scheduled amortization or prepayments. “Prepayments” for these purposes includes the following circumstances:

•	Prepayments by obligors, who may repay at any time without penalty.

•

The depositor may be required to repurchase a receivable from the issuing entity if certain breaches of representations and warranties occur and the interests of the issuing entity or the securityholders are materially and adversely affected by the breach.

•

The servicer may be obligated to purchase a receivable from the issuing entity if certain breaches of covenants occur or if the servicer extends or modifies the date of final payment of a receivable beyond the Collection Period preceding the final payment date for the securities specified in the related prospectus supplement or if the servicer reduces the contract rate or outstanding principal balance with respect to any receivable other than as required by applicable law and the interests of the issuing entity or the securityholders are materially and adversely affected by the breach.

•	Partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums.

•	Liquidations of the receivables due to default.

•	Partial prepayments from proceeds from physical damage, credit life and disability insurance policies.

          Also, the servicer may, in its discretion, offer certain obligors payment extensions in respect of receivables that are not delinquent. Any such extension may extend the maturity of the related receivable beyond its original term to maturity and increase the weighted average life of the receivables.

          In light of the above considerations, neither the seller nor the depositor can assure you as to the amount of principal payments to be made on the securities of an issuing entity on each payment date since that amount will depend, in part, on the amount of principal collected on the issuing entity’s receivables during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders. The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the issuing entity.

          The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer the financed vehicle without the seller’s consent. These factors may also include unemployment, servicing decisions, seasoning of loans, destruction of vehicles by accident, sales of vehicles and market interest rates. A predominant factor affecting the prepayment of a large group of loans is the difference between the interest rates on the loans and prevailing market interest rates. If the prevailing market interest rates were to fall significantly below the interest rates borne by the loans, the rate of prepayment and refinancings would be expected to increase. Conversely, if prevailing market interest rates were to increase significantly above those interest rates, the rate of prepayments and refinancings would be expected to decrease. See “Risk Factors—Prepayments on the receivables may adversely affect the average life of and rate of return on your securities” in this prospectus.

USE OF PROCEEDS

          The net proceeds from the sale of the securities of an issuing entity will be applied by the issuing entity or the depositor, as indicated in the related prospectus supplement—

•	if by the issuing entity, to the purchase of the receivables from the depositor;

•	if by the depositor, to the purchase of the receivables from the seller;

•	if the issuing entity has a reserve account, yield supplement account or pre-funding account, to make the deposit into that account or to fund any other collateral account;

•	if by the depositor, to pay for certain expenses incurred in connection with the purchase of the receivables and the sale of the securities; and

•	for any other purposes specified in the related prospectus supplement.

          The seller will add the funds received by it to its general funds. The issuing entity may also issue certain classes of securities to the depositor in full or partial payment for the receivables.

PRINCIPAL DOCUMENTS

          In general, the operations of an issuing entity will be governed by the following documents:

If the issuing entity issues notes:

Document	Parties	Primary Purposes

Trust Agreement	Trustee and depositor	•	Creates the issuing entity
		•	Provides for issuance of certificates and payments to certificateholders
		•	Establishes rights and duties of trustee
		•	Establishes rights of certificateholders
Indenture	Issuing Entity, as issuer of the notes, and indenture trustee	•	Provides for issuance of the notes, the terms of the notes and payments to noteholders
		•	Establishes rights and duties of indenture trustee
		•	Establishes rights of noteholders
Receivables Purchase Agreement	Seller and depositor, as purchaser	•	Effects sale of receivables to the depositor
		•	Contains representations and warranties of seller concerning the receivables
Sale and Servicing Agreement	Depositor, as seller, the Bank, as seller and servicer, issuing entity, as purchaser and indenture trustee	•	Effects sale of receivables to the issuing entity
		•	Contains representations and warranties of depositor concerning the receivables
		•	Contains servicing obligations of servicer
		•	Provides for compensation to servicer
		•	Directs how cash flow will be applied to expenses of the issuing entity and payments on its securities

If the issuing entity is a grantor trust (as specified in the prospectus supplement):

Document	Parties	Primary Purposes

Receivables Purchase Agreement	Seller and depositor, as purchaser	•	Effects sale of receivables to the depositor
		•	Contains representations and warranties of seller concerning the receivables
Pooling and Servicing Agreement	Trustee, depositor, as seller, and Bank, as servicer	•	Creates the issuing entity
		•	Effects sale of receivables to the issuing entity
		•	Contains representations and warranties of depositor concerning the receivables
		•	Provides that assignees of the depositor, specifically the trustee, may enforce the seller’s representations and warranties directly
		•	Contains servicing obligations of servicer
		•	Provides for compensation of servicer
		•	Provides for issuance of certificates and payments to certificateholders
		•	Directs how cash flow will be applied to expenses of the issuing entity and payments to certificateholders
		•	Establishes rights and duties of trustee
		•	Establishes rights of certificateholders

          Various provisions of these documents are described throughout this prospectus and in the related prospectus supplement. The prospectus supplement for a series will describe any material provisions of these documents as used in that series that supplements the provisions described in this prospectus.

          A form of each of these principal documents has been filed as an exhibit to the registration statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

PAYMENTS ON THE SECURITIES

The related prospectus supplement will describe:

•	the timing, amount and priority of payments of principal and interest on each class of the securities,
	•	the interest rates or the formula for determining the interest rates on each class of securities,

	•	the method of determining the amount of the principal payments on each class of securities,

	•	the priority of the application of the issuing entity’s available funds to its expenses and payments on its securities, and

	•	the allocation of losses on the receivables among the classes of securities.

The rights of any class of securities to receive payments may be senior or subordinate to other classes of securities. A security may be entitled to:

	•	principal payments with disproportionate, nominal or no interest payments, or

	•	interest payments with disproportionate, nominal or no principal payments, or

	•	residual cash flow remaining after all other classes have been paid.

          Interest rates may be fixed or floating. If specified in the applicable prospectus supplement, a class may be redeemable at any time at the option of the issuing entity or when the principal balance has declined to a level specified in the prospectus supplement or when the aggregate principal balance of the issuing entity’s receivables has declined to a level specified in the prospectus supplement. The related prospectus supplement will describe when a class may be redeemed and at what price. The aggregate initial principal amount of the securities issued by an issuing entity may be greater than, equal to or less than the aggregate initial principal amount of the receivables held by that issuing entity. The residual cash flow remaining after all classes of securities have been paid may be transferred to an affiliate of the depositor or another person and may be represented by a class of certificates not offered by the related prospectus supplement.

          Payments of principal and interest on any class of securities will be made on a pro rata basis among all the security holders of such class. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the securities of that class will receive their pro rata share of the amount available for the class. A series may provide for a liquidity facility or similar arrangement that permits one or more classes of securities to be paid in planned amounts on scheduled payment dates.

Optional Prepayment

          Generally, the servicer will have the option to purchase (and/or to designate one or more other persons to purchase) some or all of the receivables of each issuing entity on any payment date when certain conditions as set forth in the applicable prospectus supplement are satisfied. Upon such a purchase, the securities of that issuing entity will be prepaid in full. The related indenture trustee will be obligated to mail a notice of the redemption to the related noteholders at least 10 days prior to the redemption date, stating the redemption date, which must be a payment date, the redemption price, which will be the principal amount of the outstanding notes of that series plus accrued and unpaid interest thereon to but excluding the redemption date, the place where notes are to be surrendered for payment and that on the redemption date the note balance will become due and payable, but that interest will cease to accrue for and after the redemption date. The trustee will give a similar notice to the certificateholders.

CERTAIN INFORMATION REGARDING THE SECURITIES

          Each class of securities entitled to receive interest payments may bear interest at a fixed rate of interest or a floating rate of interest as more fully described below and in the related prospectus supplement.

Fixed Rate Securities

          Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass-through rate, as the case may be, specified in the related prospectus supplement. Interest on each class of fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the related prospectus supplement.

Floating Rate Securities

          Each class of floating rate securities will bear interest for each applicable interest accrual period described in the related prospectus supplement at a rate determined (i) by reference to a base rate of interest, plus or minus the number of basis points specified in the related prospectus supplement, if any, or multiplied by the percentage specified in the related prospectus supplement, if any or (ii) by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the contract rate borne by the underlying receivables). Interest on each class of floating rate securities will be computed on the day count basis specified in the related prospectus supplement.

          The base rate of interest for any floating rate securities will be based on a London interbank offered rate, commercial paper rates, Federal funds rates, U.S. government treasury securities rates or negotiable certificates of deposit rates set forth in the related prospectus supplement. The prospectus supplement will describe the base rate and will specify the manner in which the base rate will be calculated. A prospectus supplement may specify some other meaning for the following rates, but if it does not:

•

“London interbank offered rate” or “LIBOR” means the rate for deposits in the specified currency having the maturity designated in the applicable prospectus supplement, commencing on the determination date specified in the applicable prospectus supplement at the specified time on the display on Reuters Screen LIBOR01 Page or any successor or other designated service on the page designated in the applicable prospectus supplement or any page as may replace the designated page on that service for the purpose of displaying the London interbank rates of major banks for the applicable currency;

•

“commercial paper rate” means the Money Market Yield on the applicable determination date of the rate for commercial paper having the maturity specified in the applicable prospectus supplement, as published in H.15(519) under the heading “Commercial Paper—Nonfinancial.”

“Money Market Yield” means a yield (expressed as a percentage rounded upwards to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

Money Market Yield =	D x 360	x 100
360 – (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the interest period for which interest is being calculated.

“H.15(519)” means the weekly statistical release designated as H.15(519) or any successor publication, published by the Board of Governors of the Federal Reserve System.

•

“Federal funds rate” means the rate on the applicable determination date for United States dollar federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” as displayed on Moneyline Telerate Service or any successor or other designated service on the page designed in the applicable prospectus supplement or any other page as may replace the applicable page on the service.

•

“treasury rate” means the rate from the auction held on the applicable determination date of direct obligations of the United States having the maturity specified in the applicable prospectus supplement, under the heading “Investment Rate” on the display on Moneyline Telerate Service, or any successor or other designated service on the page designed in the applicable prospectus supplement or any other page as may replace the applicable page on the service.

•

“certificate of deposit rate” means the rate on the applicable determination date for negotiable United States dollar certificates of deposit having the maturity designated in the applicable prospectus supplement as published in H.15(519) under the heading “CDs (secondary market).”

A class of floating rate securities may also have either or both of the following (in each case expressed as a rate per annum):

•

a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period; in addition to any maximum interest rate that may be applicable to any class of floating rate securities, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law; and

•	a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

          Each issuing entity issuing floating rate securities may appoint a calculation agent to calculate interest rates on each class of its floating rate securities. The prospectus supplement will identify the calculation agent, if any, for each such class of floating rate securities, which may be either the trustee or indenture trustee with respect to such issuing entity. All determinations of interest by a calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate securities. All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward.

Revolving Period and Amortization Period

          If the applicable prospectus supplement so provides, there may be a period commencing on the date of issuance of a series of securities and ending on the date set forth in the applicable prospectus supplement during which no principal payments will be made to one or more classes of securities of the related series as are identified in the applicable prospectus supplement (the “revolving period”). The revolving period may not be longer than three years from the date of issuance of a series of securities. During the revolving period, all collections of principal otherwise allocated to the securities may be:

•

used by the issuing entity during the revolving period to acquire additional receivables which satisfy the criteria described under “The Receivables Pools” in this prospectus and the criteria set forth in the applicable prospectus supplement;

•	held in an account and invested in Permitted Investments for later distribution to securityholders; or

•	applied to those securities of the related series as then are in amortization, if any.

          The material features and aspects of the revolving period, including the mechanics of the revolving period, underwriting criteria for assets acquired during the revolving period, a description of the party with authority to add, remove or substitute assets during the revolving period and the procedures for temporary re-investment of funds will be described in the applicable prospectus supplement.

          An “amortization period” is the period during which an amount of principal is payable to holders of a series of securities which, during the revolving period, were not entitled to those payments. If so specified in the applicable prospectus supplement, during an amortization period all or a portion of principal collections on the receivables may be applied as specified above for a revolving period and, to the extent not so applied, will be distributed to the classes of notes or certificates. In addition, the applicable prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period.

          Each issuing entity which has a revolving period may also issue to the depositor a certificate evidencing a retained interest in the issuing entity not represented by the other securities issued by that issuing entity. As further described in the applicable prospectus supplement, the value of that retained interest will fluctuate as the amount of issuing entity property fluctuates and the amount of notes and certificates of the related series of securities outstanding is reduced.

Book-Entry Registration

          Unless otherwise specified in the applicable prospectus supplement, each class of securities offered by the applicable prospectus supplement will be available only in book-entry form except in the limited circumstances described under “—Definitive Securities” in this prospectus. All book-entry securities offered by the applicable prospectus supplement will be held by DTC, in the name of Cede & Co., as nominee of DTC. Investors’ interests in the securities offered by the applicable prospectus supplement will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their securities through DTC, Clearstream Banking Luxembourg S.A. (“Clearstream”), or Euroclear Bank S.A./N.V. (“Euroclear”), which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants. The securities offered by the applicable prospectus supplement will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds.

          Investors electing to hold their securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global securities and no “lock-up” or restricted period.

          For all notes held in book-entry form, actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry securities for distribution to holders of book-entry securities in accordance with DTC’s procedures.

          Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the securities.

Definitive Securities

          With respect to any class of notes and any class of certificates issued in book-entry form, such notes or certificates will be issued as Definitive Notes and Definitive Certificates, respectively, to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if (1) the administrator of the issuing entity advises the indenture trustee that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such securities and the administrator or the indenture trustee, as the case may be, is unable to locate a qualified successor and so notifies the indenture trustee or the trustee in writing, (2) the administrator of the issuing entity advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC or (3) after the occurrence of an event of default under the indenture with respect to such securities, holders representing at least a majority of the outstanding principal amount of the notes or the certificates, as the case may be, of such class advise the indenture trustee or the trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such notes or certificates is no longer in the best interests of the holders of such securities.

          Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee or the trustee will be required to notify all applicable securityholders of a given class through DTC and DTC participants of the availability of Definitive Securities. Upon surrender by DTC of the typewritten securities representing the book-entry securities and receipt of instructions for re-registration, the indenture trustee or the trustee will authenticate and the issuing entity will execute and reissue such securities as Definitive Securities to such securityholders.

          Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the indenture trustee, a paying agent or the trustee in accordance with the procedures set forth in the related indenture or the related trust agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the record date specified for such securities in the related prospectus supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the indenture trustee or trustee or, if the securityholder has provided appropriate written instructions in accordance with the requirements in the related indenture or the related trust agreement, by wire transfer. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable securityholders.

          Definitive Securities will be transferable and exchangeable at the offices of the indenture trustee or the trustee or of a registrar named in a notice delivered to the indenture trustee or trustee and the holders of any Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the issuing entity, the indenture trustee or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

          On or prior to each payment date, the administrator or the servicer will prepare and provide to the related indenture trustee, each paying agent, if any, each credit rating agencies hired by the sponsor to rate the securities and/or trustee a statement to be delivered or made available to the securityholders on such payment date. With respect to securities of each issuing entity, each such statement to be delivered or made available to securityholders will be based solely on the statement provided by the servicer and will include (to the extent applicable to those securityholders) the following information (and any other information so specified in the related prospectus supplement) with respect to such payment date or the period since the previous payment date, as applicable:

(1)	the amount of the distribution allocable to principal of each class of such securities;

(2)	the amount of the distribution allocable to interest on or with respect to each class of securities;

(3)	the amount of the distribution allocable to draws from any reserve account, yield supplement account or payments in respect of any other credit, yield or payment enhancement arrangement;

(4)

the number of receivables and the aggregate principal balance of the receivables as of the beginning of business on the first day of the preceding Collection Period, and close of business on the last day, of the preceding Collection Period;

(5)	any overcollateralization amount or credit enhancement amount;

(6)	the aggregate outstanding principal amount for each class of such securities after giving effect to all payments reported under clause (1) above on such date;

(7)

the amount of the servicing fee paid to the servicer and the amount of any unpaid servicing fees with respect to the related Collection Period or Collection Periods, as the case may be and the change of such amount from the preceding statement;

(8)	the aggregate amount of losses realized on the receivables during that Collection Period calculated as described in the related prospectus supplement;

(9)	previously due and unpaid interest payments (plus interest accrued on such unpaid interest), if any, on each class of securities, and the change in such amounts from the preceding statement;

(10)	previously due and unpaid principal payments (plus interest accrued on such unpaid principal), if any, on each class of securities, and the change in such amounts from the preceding statement;

(11)	the aggregate amount to be paid in respect of receivables, if any, repurchased in such Collection Period;

(12)	the amount required to be kept in any reserve account and the actual balance therein, if any, on such date, after giving effect to changes therein on such date;

(13)	the amount of Advances, if any, to be remitted by the servicer on such date;

(14)	for each such date during any Funding Period, the amount remaining in the pre-funding account;

(15)

for the first such date that is on or immediately following the end of any Funding Period, the amount remaining in the pre-funding account that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the securities of such issuing entity;

(16)

the amount of any cumulative shortfall between payments due in respect of any credit, yield or payment enhancement arrangement and payments received in respect of such credit, yield or payment enhancement arrangement, and the change in any such shortfall from the preceding statement;

(17)	the applicable record dates, accrual dates and determination dates for calculating distributions and the actual payment date;

(18)

the amount of collections received on the receivables and any other assets of the issuing entity for the related Collection Period and any fees and expenses of the issuing entity paid with respect to the Collection Period; and

(19)	information on any coverage ratios or performance triggers, if applicable, and an indication if such triggers have been reached.

          Unless otherwise specified in the related prospectus supplement, the indenture trustee will make these reports available to each noteholder of record as of the most recent record date and to the trustee for the trustee to forward to each certificateholder of record as of the most recent record date. Such statements may be posted by the indenture trustee on its website.

          Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of each issuing entity, the indenture trustee or the trustee will post on its website or mail, e-mail, courier or fax to each person who at any time during such calendar year has been a securityholder with respect to the issuing entity and received any payment thereon a statement containing certain information for the purposes of such securityholder’s preparation of federal and state income tax returns. See “Material Federal Income Tax Consequences” in this prospectus.

Reports to be filed with the SEC

          The depositor will file for each issuing entity the reports required under the Securities Act of 1933, as amended, and under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. These reports include but are not limited to:

•

Reports on Form 8-K (Current Report), (i) simultaneously with or prior to the filing of the final prospectus disclosing the issuance of the series of securities of the issuing entity, including as exhibits to the Form 8-K, the agreements or other documents specified in the related prospectus supplement, if applicable, and (ii) following the date on which pricing information is obtained for the securities of the issuing entity, the opinions related to the tax consequences and the legality of the securities being issued that are required to be filed under applicable securities laws;

•

Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K for that type of event;

•

Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the related payment date. The content of a report on Form 10-D will be substantially similar to the information to be furnished under “—Reports to Securityholders” above; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

          These reports will not be made available on a website by the depositor, the servicer or the sponsor or any other party as these reports and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC and can also be viewed electronically at the Internet Web site of the SEC shown above under “Where You Can Find Additional Information” in this prospectus. You may obtain copies of these reports free of charge by contacting the depositor at the address set forth above under “Copies of the Documents” in this prospectus.

          The depositor does not intend to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, with respect to an issuing entity following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each issuing entity will have a separate file number assigned by the SEC, which, unless otherwise specified in the related prospectus supplement, is not available until filing of the final prospectus supplement for the issuing entity. Reports filed with respect to an issuing entity with the SEC after the final prospectus supplement is filed will be available under the issuing entity’s specific number, which will be a series number assigned to the file number of the depositor, which is 333-158741.

THE INDENTURE

          One or more classes of notes of an issuing entity will be issued under the terms of an indenture between the issuing entity and the indenture trustee specified in the related prospectus supplement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the notes of each issuing entity that issues notes; the attached prospectus supplement will give you additional information specific to the notes which you are purchasing. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

Events of Default

          With respect to the notes of a given series, what constitutes an “Event of Default” under the related indenture will be specified in the applicable prospectus supplement.

          The failure to pay principal of a class of notes generally will not result in the occurrence of an Event of Default under the indenture until the final scheduled payment date for that class of notes. See “Risk Factors―The failure to make principal payments on any securities of a series will generally not result in an event of default under the related indenture until the applicable final scheduled payment date” in this prospectus.

          With respect to each series that includes notes, the rights and remedies of the related indenture trustee, the related holders of the notes and the related credit enhancement provider, if any, will be described in the applicable prospectus supplement.

Each Issuing Entity Will be Subject to Covenants Under the Indenture

          Each issuing entity will not, among other things—

•	engage in any activities other than financing, acquiring, owning, managing and pledging the receivables and the other issuing entity property as contemplated by the applicable transaction documents,

•	except as expressly permitted by the applicable transaction documents, sell, transfer, exchange or otherwise dispose of any of the assets of the issuing entity,

•

claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related issuing entity (other than amounts withheld under the tax code or applicable state law) or assert any claim against any present or former holder of such notes because of the payment of taxes levied or assessed upon the issuing entity or its property,

•	dissolve or liquidate in whole or in part,

•	merge or consolidate with, or transfer substantially all of its assets to, any other person,

•

permit the validity or effectiveness of the related indenture to be impaired, or permit the lien of the indenture to be amended, hypothecated, subordinated, terminated or discharged or otherwise to not constitute a valid first priority security interest in the issuing entity property, or permit any person to be released from any covenants or obligations with respect to such notes under such indenture except as may be expressly permitted thereby,

•

permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (except certain permitted encumbrances) to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds thereof, except for tax, mechanics’ or certain other liens and except as may be created by the terms of the related indenture, or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the transaction documents.

          No issuing entity may engage in any activity other than as specified under the section of the related prospectus supplement titled “The Issuing Entity.” No issuing entity will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and indenture, the related certificates and as a result of any Advances made to it by the servicer or otherwise in accordance with the related sale and servicing agreement or other documents relating to the issuing entity, as applicable. No issuing entity may make any loans, advances, or guaranties or otherwise become liable for any debts, other than as contemplated by the documents relating to the issuing entity. Additionally, except as permitted under the related documents and described in this prospectus and the related prospectus supplement, no issuing entity will invest in other securities.

Security Interest in Receivables

          The indenture to which an issuing entity is a party will create a security interest in the receivables owned by that issuing entity in favor of the related indenture trustee on behalf of the related noteholders and any credit enhancement party or other party identified in the applicable prospectus supplement. The issuing entity will perfect such security interest by filing a financing statement under the uniform commercial code with the appropriate authority in the State of Delaware. The issuing entity will be obligated to maintain such perfected security interest.

List of Noteholders

          With respect to their rights under the related indenture, the noteholders may communicate with other noteholders. Three or more holders of the notes of any issuing entity or one or more holders of such notes evidencing not less than 25% of the aggregate outstanding principal amount of the outstanding notes (or such other principal amount of notes as specified in the related prospectus supplement) may, by written request to the related indenture trustee, receive a copy of the current list of noteholders. Upon receipt of such request, the indenture trustee shall promptly notify the administrator of the issuing entity by providing to the administrator a copy of such request and a copy of the list of noteholders produced in response thereto.

Annual Compliance Statement

          Each issuing entity will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee’s Annual Report

          If required by the Trust Indenture Act, the indenture trustee for each issuing entity will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, information regarding a conflicting interest of the indenture trustee, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the issuing entity to the applicable indenture trustee in its individual capacity, any change to the property and funds physically held by such indenture trustee as such, any release, or release and substitution, of property subject to the lien of the related indenture that has not yet been previously reported, any additional issue of notes that has not been previously reported and any action taken by it that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

          An indenture will be discharged with respect to the collateral securing the related notes (i) upon the delivery to the related indenture trustee for cancellation of all such notes, (ii) upon the deposit with such indenture trustee of funds sufficient for the payment in full of principal of and accrued interest on all such notes, (iii) upon payment by the issuing entity of all other sums payable under the indenture, including amounts due to the indenture trustee and, if applicable, all amounts to an enhancement provider and (iv) upon delivery by the issuing entity of certain opinions and officer’s certificates specified in the related indenture.

Documents to be Delivered by Indenture Trustee to Noteholders

          The indenture trustee, at the expense of the issuing entity, will deliver to each noteholder, not later than the latest date permitted by law, such information as may be required by law to enable such holder to prepare its federal and state income tax returns.

Modification of Indenture

          The indenture to which an issuing entity is a party may be amended in the manner and for the purposes described in the applicable prospectus supplement. In certain circumstances specified in that prospectus supplement and the related indenture, the indenture may be amended without the consent of the securityholders.

The Indenture Trustee

          The indenture trustee of notes for each issuing entity will be specified in the related prospectus supplement. The indenture trustee for any issuing entity may resign at any time, in which event the administrator of the issuing entity, on behalf of the issuing entity, will be obligated to appoint a successor trustee. The administrator of an issuing entity, on behalf of the issuing entity, will be obligated to remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related indenture, if such indenture trustee becomes insolvent, a receiver or other public officer takes charge of the indenture trustee or the indenture trustee otherwise becomes incapable of acting. In such circumstances, the administrator of the issuing entity, on behalf of the issuing entity, will be obligated to appoint a successor trustee for the notes of the applicable issuing entity. In addition, a majority of the Controlling Class (or such other principal amount of notes as specified in the related prospectus supplement) may remove the indenture trustee without cause and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee for any series of notes does not become effective until acceptance of the appointment by the successor indenture trustee for such series and payment of all fees, expenses and indemnities owed to the retiring indenture trustee. To be eligible to act as indenture trustee, an entity must satisfy section 310(a) of the Trust Indenture Act of 1939, as amended, have a combined capital and surplus of at least $50,000,000 and have long-term debt that is rated investment grade by the applicable credit rating agencies hired by the sponsor to rate the notes or otherwise be at acceptable to such credit rating agencies. The administrator is responsible for the expenses incurred in changing an indenture trustee.

          If an issuing entity issues a class of notes that is subordinated to one or more other classes of notes and an Event of Default occurs under the related indenture, the indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act of 1939 and may be required to resign as trustee for one or more of the classes of notes. In any such case, the indenture will provide for a successor indenture trustee to be appointed for those classes of notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the notes of the issuing entity does not become effective until acceptance of the appointment by the successor trustee for such issuing entity.

          The indenture trustee is obligated to perform only those duties that are specifically assigned to it in the indenture and other transaction documents. If an Event of Default has occurred and is continuing, the indenture trustee is required to exercise its rights under the indenture and use the same degree of skill and care in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. In the absence of bad faith, the indenture trustee may conclusively rely on certificates and opinions furnished to it in accordance with the indenture. The indenture does not require the indenture trustee to expend or risk its own funds or otherwise incur financial liability if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it. The indenture trustee is not liable for any error of judgment made by it in good faith unless it is proved that the indenture trustee was negligent in ascertaining pertinent facts. The indenture trustee will not be liable with respect to any action it takes or omits to take in good faith pursuant to directions from the noteholders in accordance with the indenture.

          We describe many of the duties of the indenture trustee under the indenture and the limitations on those duties above in this section “The Indenture”. Also, upon receipt of instructions from the servicer for a payment date, the indenture trustee will apply the funds in the accounts of an issuing entity to pay specified expenses of the issuing entity and to make payments on the securities of that issuing entity.

          Each issuing entity is obligated to indemnify, or to cause the servicer to indemnify, the indenture trustee against any and all loss, liability and expense incurred by it in connection with the performance of its duties under the indenture, except for any loss, liability or expense incurred through the indenture trustee’s own willful misconduct, negligence or bad faith, the inaccuracy of any representation or warranty made by the indenture trustee, or taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the indenture trustee. To the extent such indemnities are not paid by the servicer, such indemnities will be paid from the issuing entity’s available funds in the priority as described in the related prospectus supplement. Any indemnification payments made by an issuing entity would reduce the amount available to make payments on its securities.

          The indenture trustee will be a financial institution with which the depositor and its affiliates may have other banking relationships in the ordinary course of their businesses. In some instances the indenture trustee may be acting in a similar capacity for other asset-backed transactions of the depositor for similar or other asset types. The indenture trustee will charge fees for its services as such and such fees will be payable by the servicer.

DESCRIPTION OF THE RECEIVABLES TRANSFER
AND SERVICING AGREEMENTS

          The following summary describes certain terms of the documents pursuant to which the seller sells receivables to the depositor, the depositor sells those receivables to an issuing entity and the servicer services the receivables on behalf of the issuing entity. In the case of an issuing entity that is not a grantor trust, those documents are the receivables purchase agreement and the sale and servicing agreement. For a grantor trust, they are the receivables purchase agreement and the pooling and servicing agreement. This section also describes certain provisions of the trust agreement and administration agreement for an issuing entity that is not a grantor trust. Forms of those documents have been filed as exhibits to the registration statement of which this prospectus forms a part. This summary describes the material provisions common to the securities of each issuing entity; the attached prospectus supplement will give you additional information specific to the securities which you are purchasing. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of those documents.

          We discuss in general terms the servicer and its experience in originating and servicing motor vehicle loans under the “Sponsor, Seller and Servicer” section in this prospectus and the attached prospectus supplement. We discuss the servicer’s collection procedures under “The Bank’s Portfolio of Motor Vehicle Loans—Collection Procedures” in this prospectus.

          Unless otherwise stated in the prospectus supplement, there have been no material changes in the servicer’s policies or procedures for its servicing of retail motor vehicle loans during the three years preceding the date of that prospectus supplement.

Sale and Assignment of Receivables

          Sale and Assignment by the Seller. When the issuing entity issues securities, the seller will sell and assign to the depositor under a receivables purchase agreement, without recourse, the seller’s entire interest in the receivables, including its security interests in the related financed vehicles. Each such receivable will be identified in a schedule of receivables delivered to the depositor on the closing date.

          Sale and Assignment by the Depositor. The depositor will sell and assign to the issuing entity under a sale and servicing agreement or a pooling and servicing agreement, without recourse, the depositor’s entire interest in the receivables, including the security interests in the related financed vehicles. Each of those receivables will be identified in a schedule of receivables delivered to the issuing entity on the closing date. The trustee of the issuing entity will not independently verify the existence and eligibility of any receivables. The issuing entity will, concurrently with that sale and assignment, execute and deliver the related notes and/or certificates.

          Sale and Assignment of Subsequent Receivables. The related prospectus supplement for the issuing entity will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by the seller to the depositor and then to the applicable issuing entity from time to time during any Funding Period on each Subsequent Transfer Date.

          Representations and Warranties. In each receivables purchase agreement the seller will represent and warrant to the depositor, and in each sale and servicing agreement or pooling and servicing agreement, the depositor will represent and warrant to the applicable issuing entity, among other things, that at the date of issuance of the related notes and/or certificates or at the applicable Subsequent Transfer Date—

•

each receivable (a) has been originated in the United States; (b) contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security; and (c) provides for fully amortizing level periodic payments and for accrual of interest according to the simple interest rate method;

•

each receivable and the sale of the related financed vehicle complied at the time it was originated or made in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including usury laws, and any consumer credit, equal opportunity and disclosure laws applicable to such receivable and sale;

•

each receivable constitutes the legal, valid, and binding payment obligation in writing of the obligor, enforceable by the holder thereof in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy and other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights;

•

immediately prior to the sale and assignment thereof to the depositor or the issuing entity, as applicable, each receivable was secured by a validly perfected first priority security interest in the financed vehicle in favor of the seller as secured party or all necessary action with respect to such receivable has been taken to perfect a first priority security interest in the related financed vehicle in favor of the seller as secured party, which security interest is assignable and has been so assigned by the seller to the depositor and, pursuant to the related agreement, by the depositor to the issuing entity;

•

as of the cut-off date, the receivable is not pledged, assigned, sold, subject to a security interest, or otherwise conveyed other than pursuant to the receivables purchase agreement and the sale and servicing agreement or pooling and servicing agreement;

•

except for payment delinquencies continuing for a period of not more than 30 days (or such other number of days specified in the related prospectus supplement) as of the cut-off date, the records the servicer did not disclose that a default, breach, violation, or event permitting acceleration under the terms of any receivable exists or that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any receivable exists;

•	each receivable requires the obligor thereunder to insure the financed vehicle under a physical damage insurance policy; and

•	each receivable satisfies the criteria for the selection of receivables for the issuing entity described in the related prospectus supplement.

          Depositor and Seller Must Repurchase the Receivables Relating to a Breach of Representation or Warranty That has a Materially Adverse Effect. On the payment date following the end of the Collection Period which includes the 60th day after the discovery by or notice to the seller or depositor, as applicable, of a breach of any representation or warranty of the seller or depositor, as applicable, which materially and adversely affects the interests of the related issuing entity or noteholders in any receivable, unless the breach has been cured, the depositor will be obligated to repurchase such receivable from the issuing entity and the seller will be obligated to repurchase such receivable from the depositor. Any such breach or failure will not be deemed to have a material and adverse effect if such breach or failure does not affect the ability of the issuing entity to collect, receive and retain timely payment in full on the related receivable. However, the depositor will be obligated to repurchase such receivable only if the seller performs its obligation to repurchase such receivable from the depositor. Alternatively, if the related prospectus supplement so provides, the depositor may assign to the issuing entity the representations and warranties made by the seller under the receivables purchase agreement and not itself make any representations and warranties to the issuing entity in respect of the receivables. The repurchase price will equal the “Purchase

Amount”, which is the unpaid principal balance of that receivable plus unpaid accrued interest thereon through and including the end of the Collection Period preceding the date such receivable was repurchased. The purchase obligation will constitute the sole remedy available to the certificateholders or the trustee and any noteholders or indenture trustee in respect of the related issuing entity for any such uncured breach.

          Servicing of the Receivables. Under each sale and servicing agreement or pooling and servicing agreement, the servicer will service and administer the receivables held by each issuing entity and, as custodian on behalf of the issuing entity, will maintain possession of the installment loan agreements and any other documents relating to such receivables. The servicer may, in accordance with its customary procedures, (i) maintain all or a portion of the receivable files in electronic form and (ii) maintain custody of all or any portion of the receivable files with one or more of its agents or designees. The servicer shall maintain control of all electronic chattel paper evidencing a receivable. To assure uniform quality in servicing the receivables, as well as to facilitate servicing and save administrative costs, the installment loan agreements and other documents relating thereto will not be physically segregated from other similar documents that are in the servicer’s possession or otherwise stamped or marked to reflect the transfer to the issuing entity. The obligors under the receivables will not be notified of the transfer. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the receivables by the seller to the depositor and by depositor to the issuing entity will be filed, and the servicer’s accounting records and computer systems will be marked to reflect such sale and assignment. Because those receivables will remain in the servicer’s possession and will not be stamped or otherwise marked to reflect the assignment to the issuing entity if a subsequent purchaser were to obtain physical possession of such receivables without knowledge of the assignment, the issuing entity’s interest in the receivables could be defeated. See “Some Important Legal Issues Relating to the Receivables—Security Interests in the Financed Vehicles” in this prospectus.

Accounts

          For each issuing entity, the servicer will establish and maintain one or more collection accounts in the name of the indenture trustee on behalf of the related securityholders and, if applicable, the related credit enhancement provider, or, if the issuing entity does not issue notes, in the name of the trustee for the related certificateholders and, if applicable, the related credit enhancement provider. The servicer will deposit all collections on the receivables into the collection account. If the issuing entity issues notes, the servicer or the indenture trustee may establish and maintain a distribution account (which may be a subaccount of the collection account), in the name of the indenture trustee on behalf of such noteholders and, if applicable, the related credit enhancement provider, into which amounts released from the collection account and any other accounts of the issuing entity for payment to such noteholders will be deposited and from which distributions of interest and/or principal to such noteholders will be made. If the issuing entity issues certificates, the servicer or the trustee may establish and maintain one or more certificate distribution accounts, in the name of the trustee on behalf of the certificateholders and, if applicable, the related credit enhancement provider, into which amounts released from the collection account and any other accounts of the issuing entity for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made.

          Any other accounts to be established with respect to securities of the issuing entity, including any pre-funding account, yield supplement account or reserve account, will be described in the related prospectus supplement.

          For any securities of the issuing entity, funds in the issuing entity accounts will be invested as provided in the related sale and servicing agreement or pooling and servicing agreement in Permitted Investments. Permitted Investments satisfy criteria established by the Hired Agencies and are generally limited to obligations or securities that mature on or before the date of the next payment date. However, to the extent permitted by such Hired Agencies, funds in any reserve account may be invested in securities that will not mature prior to the date of the next distribution on the notes or certificates and which will not be sold to meet any shortfalls. Thus, the amount of cash available in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related receivables (as provided in the related prospectus supplement) exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average lives of the notes or the certificates of such issuing entity. Net investment earnings on funds deposited in the accounts from which funds are withdrawn to make payments of issuing entity obligations shall be deposited in the applicable collection account or distributed as provided in the related prospectus supplement.

          The accounts from which funds are withdrawn to make payments of issuing entity obligations will be maintained as eligible deposit accounts, which are accounts at a depository institution satisfying certain requirements of the Hired Agencies.

          Except to the extent, if at all, covered under the annual accountants attestation report described under “Evidence as to Compliance” in this prospectus, there will not be any independent verification of an issuing entity’s accounts or the activity in those accounts.

Servicing Procedures

          The Bank will act as servicer and make reasonable efforts to collect all payments due with respect to the receivables held by each issuing entity and will use the same collection procedures that it follows with respect to Motor Vehicle Loans that it services for itself, in a manner consistent with the related sale and servicing agreement or pooling and servicing agreement.

          Consistent with its normal procedures, the servicer may, in its discretion, arrange with the obligor on a receivable to defer or modify the payment schedule as provided by the terms of the receivable, as permitted under the sale and servicing agreement or pooling and servicing agreement or as required by law or court order. Generally, the servicer may grant extensions, rebates, deferrals, amendments, modifications or adjustments with respect to any receivable in accordance with its customary servicing practices; provided, however, that if the servicer (i) extends the date for final payment by the obligor of any receivable beyond the latest final scheduled payment date of any notes issued by an issuing entity or other date identified in the applicable prospectus supplement or (ii) reduces the contract rate or outstanding principal balance with respect to any receivable other than as required by applicable law, it will purchase such receivable provided, further, that the servicer shall not make any modification described in the preceding clause (i) or (ii) that would trigger a repurchase, in either case for the sole purpose of enabling the servicer to purchase a receivable from the trust and further provided, that any change referred to in this paragraph shall only be made if either (a) the obligor is in default or, in the judgment of the servicer, is reasonably expected to default in the near future, or (b) the change is to the payment due date of a receivable, does not exceed 25 days and is made not more than twice during the term of such receivable. The servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a receivable. So long as the servicer complies with the purchase obligation described above, the servicer and its affiliates may engage in any marketing practice or promotion or any sale of any products, goods or services to obligors with respect to the related receivables for the account of the servicer and/or its affiliates (but not the issuing entity) so long as such practices, promotions or sales are offered to obligors of comparable motor vehicle receivables serviced by the servicer for itself and others, whether or not such practices, promotions or sales might indirectly result in a decrease in the aggregate amount of payments made (but not any related contractual obligation) on the receivables, prepayments or faster or slower timing of the payment of the receivables. Additionally, the servicer may refinance any receivable by (x) making a new loan to the related obligor and depositing the full outstanding principal balance of such refinanced receivable into the collection account or (y) causing the trust to effect a substantive modification to the receivable, in which case the receivable will be deemed to be refinanced and the servicer will deposit the full outstanding principal balance of such refinanced receivable into the collection account as soon as possible. The receivable created by such refinancing shall not be property of the issuing entity, in the case of (y) in the prior sentence, upon the servicer’s related payment to the issuing entity. The servicer and its affiliates may also sell insurance or debt cancellation products, including products which result in the repayment of some or all of the amount of a receivable owned by the issuing entity upon the death or disability of the related obligor or any casualty with respect to the financed vehicle.

          The servicer, in its sole discretion, may in accordance with its customary servicing practices, purchase from the issuing entity any receivable’s deficiency balance for a purchase price equal to the fair value of the deficiency balance as determined by the servicer at the time of purchase by the servicer, which purchase price shall not be adjusted by the proceeds the servicer ultimately realizes from its disposition or collection efforts related to the deficiency amount. Net proceeds of any such sale allocable to the receivable will constitute collections in the form of liquidation proceeds, and the sole right of the issuing entity and the indenture trustee with respect to any such sold receivables will be to receive such collections. Upon such sale, the servicer will mark its computer records indicating that any such receivable sold no longer belongs to the issuing entity. The servicer is authorized to take any and all actions necessary or appropriate on behalf of the issuing entity to evidence the sale of the financed vehicle at public or private sale or the sale of the receivable to the servicer pursuant to the provisions of this paragraph free from any lien or other interest of the issuing entity or the indenture trustee.

          Unless required by law or court order, the servicer will not release the financed vehicle securing each such receivable from the security interest granted by such receivable in whole or in part except in the event of payment in full by or on behalf of the obligor thereunder or payment in full less a deficiency which the servicer would not attempt to collect in accordance with its customary servicing practices, in connection with repossession or except as may be required by an insurer in order to receive proceeds from any insurance policy covering such financed vehicle.

Collections

          With respect to securities of each issuing entity, so long as the Bank or one of its affiliates is the servicer and provided that (1) there exists no servicer replacement event and (2) each other condition to making monthly deposits as may be required by the related sale and servicing agreement or pooling and servicing agreement is satisfied, the servicer may retain all payments on the related receivables received from obligors and all proceeds of the related receivables collected during a Collection Period until the following payment date (or the business day preceding the applicable payment date if the collection account is not maintained by the indenture trustee). However, if the conditions to commingling are not met, the servicer will be required to deposit such amounts into the related collection account not later than the second business day after identification. The depositor and the servicer, as the case may be, will remit the aggregate Purchase Amount of any receivables to be purchased from the issuing entity to its collection account on or prior to the applicable payment date. Pending deposit into the collection account, collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related issuing entity to secure timely remittances of collections of the related receivables and payment of the aggregate Purchase Amount with respect to receivables purchased by the servicer.

          Amounts collected on a receivable from an obligor during a Collection Period shall be applied to the related receivable in accordance with the terms of the related receivable consistent with the servicer’s customary standards, policies and procedures.

Advances

          If the servicer is obligated to make Advances, the servicer’s obligation to make Advances in respect of delinquent receivables (other than defaulted receivables) will be described under “Description of the Sale and Servicing Agreement—Advances” in the related prospectus supplement.

Servicing Compensation and Expenses

          The servicer will be entitled to receive a servicing fee for each Collection Period equal to a per annum percentage (specified in the related prospectus supplement) of the aggregate principal balance of the receivables as of the first day of such Collection Period. The servicer also will be entitled to retain as a supplemental servicing fee for each Collection Period any late fees, extension fees, non-sufficient funds charges and other administrative fees and expenses collected during such Collection Period. The servicer does not currently charge such fees and expenses, but may do so in the future. If specified in the related prospectus supplement, the servicer also will be entitled to receive net investment earnings on funds deposited in the accounts from which funds are withdrawn to make payments of issuing entity obligations and other accounts with respect to the issuing entity. The servicer will be paid the servicing fee for each Collection Period on the applicable payment date and is entitled to the supplemental servicing fee for each Collection Period.

          The servicing fee and the supplemental servicing fee are intended to compensate the servicer for performing the functions of a third party servicer of the receivables as an agent for the issuing entity, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting federal income tax information to obligors, paying costs of collections and repossessions, and policing the collateral. The fees will also compensate the servicer for administering the particular receivables pool, including making Advances, accounting for collections, furnishing monthly and annual statements to the related trustee and indenture trustee with respect to distributions, and generating federal income tax information for the issuing entity. The fees, if any, will also reimburse the servicer for certain taxes, the fees of the related trustee and indenture trustee, if any, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the applicable receivables. The amount of the servicing fee was determined in light of the foregoing duties of the servicer as well as with a view toward providing the servicer with a reasonable profit. The servicing fee, together with additional compensation consisting of investment earnings described above, is comparable to fees that would be paid to parties unaffiliated with the Bank.

Distributions

          With respect to securities of each issuing entity, beginning on the payment date specified in the related prospectus supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such securities entitled thereto will be made by the applicable trustee or indenture trustee to the noteholders and the certificateholders of such issuing entity. The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of securityholders of such issuing entity will be set forth in the related prospectus supplement.

          Allocation of Collections on Receivables. On the second business day before each payment date, the servicer shall determine the amount in the collection account available to make payments or distributions to securityholders on the related payment date and will direct the indenture trustee, if any, and/or the trustee to make the distributions as described in the related prospectus supplement.

Credit, Yield or Payment Enhancement

          Any Form of Credit Enhancement May be Limited and May Only Apply to Certain Classes of Securities. The presence of a reserve account, yield supplement account and other forms of credit, yield or payment enhancement for the benefit of any class of securities of the issuing entity is intended to (1) enhance the likelihood of receipt by the securityholders of such class of the full amount of principal and interest due thereon and (2) decrease the likelihood that such securityholders will experience losses. The various types of credit, yield or payment enhancement that an issuing entity may have are listed under “Summary—Credit, Yield or Payment Enhancement” in this prospectus. The credit, yield or payment enhancement for a class of securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement.

          Depositor May Replace Credit, Yield or Payment Enhancement with Rating Confirmation. If so provided in the related prospectus supplement, the depositor may replace the credit, yield or payment enhancement for any class of securities with another form of credit, yield or payment enhancement without the consent of securityholders, provided the credit rating agencies hired by the sponsor to rate the notes confirm in writing that substitution will not result in the reduction or withdrawal of the rating of any class of securities of the related issuing entity.

          Reserve Account. If so provided in the related prospectus supplement, the reserve account will be funded by an initial deposit by the issuing entity or the depositor on the closing date in the amount set forth in the related prospectus supplement and, if the related issuing entity has a Funding Period, will also be funded by the issuing entity on each Subsequent Transfer Date to the extent described in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in a reserve account will be increased on each payment date thereafter up to the specified reserve balance by the deposit therein of the amount of collections on the related receivables available therefor or as described in the prospectus supplement. The related prospectus supplement will describe the circumstances and manner under which distributions may be made out of a reserve account.

Net Deposits

          As an administrative convenience and for so long as certain conditions are satisfied (see “Collections” above), the servicer will be permitted to make the deposit of collections, aggregate Advances, if applicable, and payments of Purchase Amounts for any issuing entity for or with respect to the related Collection Period, net of distributions to the servicer as reimbursement of Advances, if applicable, or payment of fees to the servicer with respect to such Collection Period. The servicer, however, will account to the trustee, any indenture trustee, the noteholders, if any, and the certificateholders with respect to each issuing entity as if all deposits, distributions, and transfers were made individually.

Statements to Trustees

          Prior to each payment date with respect to securities of each issuing entity, the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding Collection Period the report that is required to be provided to securityholders of such issuing entity described under “Certain Information Regarding the Securities—Reports to Securityholders” in this prospectus.

Evidence as to Compliance

          Each sale and servicing agreement and pooling and servicing agreement will provide that, so long as the depositor is filing reports under the Exchange Act with respect to the issuing entity, the servicer will provide annually to the indenture trustee and the trustee and the indenture trustee provide annually to the depositor and servicer, a report regarding the servicer’s or the indenture trustee’s, as applicable, assessment of compliance with the minimum specified servicing criteria required under the Securities Exchange Act of 1934 during the previous calendar year, which are required to be performed by the servicer and the indenture trustee, as applicable, pursuant to the sale and servicing agreement. The servicing criteria generally include four categories:

•	general servicing considerations;

•	cash collection and administration;

•	investor remittances and reporting; and

•	pool asset administration.

          The report is required to disclose any material instance of noncompliance with the servicing criteria.

          Each sale and servicing agreement and pooling and service agreement will provide that a firm of independent registered public accountants will furnish annually to the servicer, the depositor, each credit rating agencies hired by the sponsor to rate the notes, indenture trustee or trustee, as applicable, and, if applicable, the related credit enhancement provider an attestation as to whether the servicer’s assessment of its compliance with the applicable servicing criteria referred to in the preceding paragraph is fairly stated in all material respects, or a statement that the firm cannot express that view. Each sale and servicing agreement will provide that the indenture trustee will deliver to the depositor and the servicer a report of a firm of independent registered public accountants that attests to the assessment of compliance made by the indenture trustee.

          Under each sale and servicing agreement and pooling and servicing agreement the servicer will also be obligated to deliver annually to the indenture trustee or trustee, as applicable, a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations in all material respects under the sale and servicing agreement or pooling and servicing agreement, as applicable, throughout the preceding calendar year (or, in the case of the first such certificate, from the closing date). However, if there has been a default in the fulfillment of any such obligation in any material respect, the certificate will describe each such default. The servicer has agreed to give each indenture trustee or trustee, as applicable, notice of servicer replacement events (or events that with the giving of notice or the lapse of time or both would become servicer replacement events) under the related sale and servicing agreement or pooling and servicing agreement.

          Copies of such statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.

Certain Matters Regarding the Servicer; Limitation on Liability

          Each sale and servicing agreement and pooling and servicing agreement will provide that the Bank may not resign from its obligations and duties as servicer thereunder, except upon a determination that the Bank’s performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the Bank’s servicing obligations and duties under such sale and servicing agreement or pooling and servicing agreement and such successor servicer has provided information requested by the depositor to comply with its reporting obligations under the Securities Exchange Act of 1934, as amended. The servicer will also have the right to delegate any of its duties under those agreements to a third party without the consent of any securityholder or the confirmation of any rating. Notwithstanding any such delegation, the servicer will remain responsible and liable for its duties under those agreements as if it had made no delegations.

          Each sale and servicing agreement and pooling and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related issuing entity or, if applicable, the related enhancement provider for taking any action or for refraining from taking any action under such sale and servicing agreement or pooling and servicing agreement or for errors in judgment; except that neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of the servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder or by reason of negligence in its performance of duties thereunder (except for errors in judgment). In addition, each sale and servicing agreement and pooling and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under such sale and servicing agreement or pooling and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of a particular sale and servicing agreement or pooling and servicing agreement, the rights and duties of the parties thereto, and the interests of the related securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the issuing entity, and the servicer will be entitled to be reimbursed therefor.

          Under the circumstances specified in each sale and servicing agreement and pooling and servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, with respect to its obligations as servicer, any entity 50% or more of the equity of which is owned, directly or indirectly, by USAA, which corporation or other entity in each of the foregoing cases assumes the obligations of the servicer, will be the successor of the servicer under such sale and servicing agreement or pooling and servicing agreement.

Servicer Replacement Events

          The “Servicer Replacement Events” under any sale and servicing agreement or pooling and servicing agreement will be specified in the applicable prospectus supplement.

          Upon the occurrence of any Servicer Replacement Event, the sole remedy available to the issuing entity and securityholders will be to remove the servicer and appoint a successor servicer, as provided in the applicable prospectus supplement. However, if the commencement of a bankruptcy or similar case or proceeding were the only Servicer Replacement Event, and a bankruptcy trustee or similar official has been appointed for the servicer, the trustee or such official may have the power to prevent the servicer’s removal.

Rights Upon Servicer Replacement Event

          Matters relating to the termination of the related servicer’s rights and obligations and the waiver of any defaults by the related servicer under the related sale and servicing agreement or pooling and servicing agreement will be described in the applicable prospectus supplement.

Amendment

          The Receivables Transfer and Servicing Agreements may be amended in the manner and for the purposes described in the applicable prospectus supplement. In certain circumstances specified in that prospectus supplement and the related Receivables Transfer and Servicing Agreements, the Receivables Transfer and Servicing Agreements may be amended without the consent of the securityholders.

Termination

          With respect to each issuing entity, the obligations of the servicer, the seller, the depositor, the related trustee and the related indenture trustee under the Receivables Transfer and Servicing Agreements will terminate upon the earlier of (1) the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any such remaining receivables and (2) the payment to noteholders and certificateholders of the related issuing entity of all amounts required to be paid to them under the Receivables Transfer and Servicing Agreements.

          In order to avoid excessive administrative expense, the servicer will be permitted at its option to purchase (and/or to designate one or more other persons to purchase) from each issuing entity as of the end of any applicable Collection Period, if the aggregate principal balance of the receivables held by the issuing entity is 10% (or such other percentage specified in the related prospectus supplement) or less of the aggregate principal balance of the receivables as of the cut-off date, some or all of the remaining related receivables, pursuant to terms set forth in the related prospectus supplement.

          As more fully described in the related prospectus supplement, any outstanding notes of the related issuing entity will be paid in full concurrently with the optional purchase of the remaining related receivables described above and the subsequent distribution to the related certificateholders of all amounts required to be distributed to them under the applicable trust agreement will effect early retirement of the certificates of such issuing entity.

Administration Agreement

          The Bank will be the administrator of each issuing entity that is not a grantor trust and will agree, to the extent provided in an administration agreement, to provide the notices and certain reports and to perform other administrative obligations of the issuing entity and the trustee required by the related indenture. The administrator will be entitled to a periodic administration fee which will be paid by the depositor as compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its expenses related thereto.

          The administrator may resign its duties under the administration agreement upon at least 60 days’ prior written notice. The issuing entity may remove the administrator without cause upon at least 60 days’ prior written notice so long as any notes are outstanding and the Rating Agency Condition has been satisfied. The issuing entity may also remove the administrator upon:

•

any failure by the administrator to deliver or cause to be delivered any required payment to the indenture trustee or trustee for distribution to the securityholders, which failure continues unremedied for five business days after discovery thereof by an officer of the administrator or receipt by the administrator of written notice thereof from the indenture trustee or trustee or securityholders evidencing a majority of the aggregate outstanding principal amount of the securities, voting together as a single class;

•

any failure by the administrator to duly observe or perform in any material respect any other of its covenants or agreements in the administration agreement, which failure materially and adversely affects the rights of the issuing entity or the securityholders, and which continues unremedied for 90 days after discovery thereof by an officer of the administrator or receipt by the administrator of written notice thereof from the indenture trustee, trustee or the securityholders evidencing a majority of the aggregate outstanding principal amount of the securities, voting together as a single class;

•

any representation or warranty of the administrator made in any transaction document to which the administrator is a party or by which it is bound or any certificate delivered pursuant to the administration agreement proves to have been incorrect in any material respect when made, which failure materially and adversely affects the rights of the issuing entity or the securityholders, and which failure continues unremedied for 90 days after discovery thereof by an officer of the administrator or receipt by the administrator of written notice thereof from the indenture trustee, trustee or the securityholders evidencing a majority of the aggregate outstanding principal amount of the securities, voting together as a single class; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the administrator.

          Notwithstanding the foregoing, a delay in or failure of performance referred to under the first bullet point above for a period of 90 days will not constitute an administrator replacement event if that delay or failure was caused by force majeure or other similar occurrence, as certified by the related administrator in an officer’s certificate of that administrator delivered to the indenture trustee.

          No such resignation or removal will be effective until the issuing entity has appointed a successor administrator with the consent of the indenture trustee and such successor has agreed to be the administrator.

Duties of Trustee

          The trustee will not make any representations as to the validity or sufficiency of any agreements, the securities (other than its execution and authentication of the securities), or the receivables or any related documents, and will not be accountable for the use or application by the seller or the servicer of any funds paid to the seller or the servicer in respect of the securities or the receivables, or any monies prior to the time such monies are deposited into any account in its name. The trustee will not independently verify any receivables. The trustee will be required to perform only those duties specifically required of it under the trust agreement or the pooling and servicing agreement. Generally, those duties will be limited to the receipt of the various certificates, reports, or other instruments required to be furnished to the trustee under the applicable agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the agreement.

          The trustee will not be under any obligation to exercise any of the rights or powers vested in it by the trust agreement or the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order, or direction of any of the certificateholders, unless the noteholders or the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses, and liabilities which the trustee may incur. For a grantor trust, no certificateholder will have any right under the pooling and servicing agreement to institute any proceeding with respect to that agreement, unless such holder previously has given to the trustee written notice of default and unless, with respect to a class of certificates, the holders of certificates evidencing not less than a majority of the certificate balance of that class of certificates have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 30 days has neglected or refused to institute any such proceedings.

CREDIT, YIELD OR PAYMENT ENHANCEMENT

          Credit, yield and other enhancements are intended to enhance the likelihood of full payment of principal and interest due and to decrease the likelihood that securityholders will experience losses. Unless otherwise specified in the related prospectus supplement, the credit, yield or other enhancements for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and accrued interest. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear their allocable share of losses, as described in the related prospectus supplement.

          A prospectus supplement for a series will specify whether there is any credit, yield or cash flow enhancement and provide more detail on how it works. Examples are:

•

Subordination of one or more classes of securities of a series—Such subordination is usually accomplished through the application of available funds to the payment of principal or interest on one or more classes of senior securities before any available funds are applied to the payment of principal or interest on one or more classes of subordinated securities;

•

Reserve accounts—Funds may be deposited in a reserve fund at the commencement of a transaction or out of available funds during the transaction as described above under “Description of the Receivables Transfer and Servicing Agreement—Credit, Yield or Payment Enhancement”, as specified in the prospectus supplement;

•

Overcollateralization—Overcollateralization is the amount by which the principal balance of the pool of receivables for an issuing entity exceeds the aggregate principal balance of the specified securities issued by that issuing entity;

•

Excess interest collections—Funds may be deposited in an account from the excess of the anticipated interest collections on the receivables over servicing fees, interest on the issuing entity’s securities and any amounts required to be deposited in a reserve account;

•

Letters of credit—The indenture trustee or the trustee would have the right to draw on a letter of credit issued by a financial institution or other entity to cover losses on the receivables or shortfalls in payments due on specified securities issued by the related issuing entity;

•

Credit or liquidity facilities—The facility, issued by a financial institution or other entity, would cover specified losses on the receivables or shortfalls in payments due on specified securities issued by the related issuing entity;

•

Insurance policies, surety bonds and guaranties—An insurance policy, surety bond or guaranty, issued by a financial guaranty insurer or other insurer, would cover shortfalls in payment due on one or more of the securities issued by the related issuing entity;

•	Guaranteed investment contracts—Specified available funds may be invested under a guaranteed investment contract issued by an insurance company, financial institution or other entity;

•

Interest rate swaps, caps or floors or currency swaps—An issuing entity may enter into an interest rate swap, cap or floor to enable it to pay a fixed or floating rate of interest on one or more classes of its securities, or pay a floating rate based on a particular interest rate index to floating based on another interest rate index; to provide payments in the event that any interest rate index related to the receivables or the securities issued by the issuing entity rises above or falls below specified levels; or provide protection against interest rate changes. An issuing entity may enter into a currency swap to enable it to pay one or more classes of its securities in a specified currency;

•

Yield supplement agreements and accounts—An issuing entity may have the benefit of a yield supplement agreement or account that provides additional funds to the issuing entity for application to payments due on one or more classes of its securities;

•

Revolving notes issued to an affiliate of the Bank or another third party—An issuing entity may have the ability to issue notes to an affiliate or third party that would loan money to the issuing entity for the purposes specified in the related prospectus supplement. The notes would be repaid (and the amounts would become available again for draw upon the repayment of the borrowed amounts) in the priority set forth in the related prospectus supplement;

•

Demand obligations issued or guaranteed by an affiliate of the depositor—An issuing entity may have the benefit of a demand obligation issued or guaranteed by an affiliate of the depositor to provide funds upon request of the issuing entity for certain specified purposes. The demand obligation would be repaid in the priority set forth in the related prospectus supplement; or

•	Any combination of two or more of the above.

SOME IMPORTANT LEGAL ISSUES RELATING TO THE RECEIVABLES

Security Interests in the Receivables

          The receivables are either “tangible chattel paper” or “electronic chattel paper,” (collectively, “chattel paper”) each as defined in the Uniform Commercial Code (the “UCC”) in effect in the States of Texas and New York. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. In order to protect an issuing entity’s ownership interest in its receivables, the seller will file UCC-1 financing statements with the appropriate governmental authorities in the State of Texas to give notice of the depositor’s acquisition of the receivables and the depositor will file UCC-1 financing statements with the appropriate governmental authorities in the State of Delaware to give notice of the issuing entity’s ownership of its receivables and their proceeds. Under the sale and servicing agreement or the pooling and servicing agreement, the depositor will be obligated to maintain the perfection of the issuing entity’s ownership interest in the receivables. However, a purchaser of chattel paper who gives new value and takes possession of the original contracts in tangible form or “control” of the authoritative copy of the contracts in electronic form in the ordinary course of such purchaser’s business has priority over a security interest in the chattel paper which is perfected by filing UCC-1 financing statements, and not by possession by the original secured party, if such purchaser acts in good faith without knowledge that doing so violates the rights of the other secured party. Any such purchaser would not be deemed to have such knowledge by virtue of the UCC filings and would not learn of the sale of the receivables from a review of the documents evidencing the receivables since they would not be marked to show such sale, although the seller’s master computer records will indicate such sale. See “Risk Factors―Interests of other persons in the receivables could reduce the funds available to make payments on your securities” in this prospectus.

Security Interests in the Financed Vehicles

          The receivables consist of motor vehicle installment loans made pursuant to contracts with obligors for the purchase of automobiles and light-duty trucks and also constitute personal property security agreements that include grants of security interests in the financed vehicles under the UCC in the applicable jurisdiction. Perfection of security interests in the financed vehicles generally is governed by the motor vehicle registration laws of the state in which the financed vehicle is located. In all states in which the receivables have been originated, a security interest in a vehicle is perfected by notation of the secured party’s lien on the vehicle’s certificate of title or actual possession by the secured party of such certificate of title, depending upon applicable state law. The practice of the seller is to effect such notation or to obtain possession of the certificate of title, as appropriate under the laws of the state in which a vehicle securing a motor vehicle installment loan originated by the seller is registered. The receivables prohibit the sale or transfer of the financed vehicle without the seller’s consent.

          The seller will assign its security interest in the individual financed vehicles to the depositor and the depositor will then assign its interest in that security interest to the issuing entity purchasing the related receivables.

However, because of the administrative burden and expense and since the seller remains as servicer of the receivables, neither the seller nor any other person will amend the certificates of title to identify the depositor or the issuing entity as the new secured party and, accordingly, the seller will continue to be named as the secured party on the certificates of title relating to the financed vehicles. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificates of title and the new secured party succeeds to the seller’s rights as the secured party as against creditors of the obligor. In some states, in the absence of such endorsement and delivery, neither the indenture trustee, the issuing entity nor the trustee may have a perfected security interest in the financed vehicle. In such event or in the event that the seller did not have a perfected first priority security interest in the financed vehicle, the only recourse of the issuing entity vis-à-vis third parties would be against an obligor on an unsecured basis or, if the seller did not have a perfected security interest, against the seller pursuant to the seller’s repurchase obligation. See “Description of the Receivables Transfer and Servicing Agreements—Sale and Assignment of Receivables.” If there are any financed vehicles as to which the seller has failed to perfect the security interest assigned to the issuing entity, (a) that security interest would be subordinate to, among others, holders of perfected security interests and (b) purchasers of such financed vehicles would take possession free and clear of that security interest.

          Except as described above, in the absence of fraud or forgery by a vehicle owner or administrative error by state recording officials, the notation of the lien of the seller on the certificate of title will be sufficient to protect the issuing entity against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in the financed vehicle. To avoid the administrative burden and costs, no action will be taken to record the transfer of the security interest in a financed vehicle from the seller to the depositor and from the depositor to the issuing entity by amendment of the certificate of title for the financed vehicle or otherwise. As a result, the security interest of the issuing entity in the financed vehicle could be deemed to be unperfected. There also exists a risk in not identifying the issuing entity as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the issuing entity could be released without the consent of the issuing entity.

          If the owner of a financed vehicle moves to a state other than the state in which such financed vehicle initially is registered, under the laws of most states the perfected security interest in the financed vehicle would continue for four months after such relocation and thereafter until the owner re-registers the financed vehicle in such state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, the seller must surrender possession if it holds the certificate of title to such financed vehicle or, in the case of financed vehicles originally registered in a state which provides for notation of lien but not possession of the certificate of title by the holder of the security interest in the related motor vehicle, the seller would receive notice of surrender if the security interest in the financed vehicle is noted on the certificate of title. Accordingly, the seller would have the opportunity to re-perfect its security interest in the financed vehicle in the state of relocation. In states which do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle installment loans, the seller takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the seller must surrender possession of the certificate of title or will receive notice as a result of its lien note thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under the sale and servicing agreement or the pooling and servicing agreement, the servicer will be obligated to take such steps, at the servicer’s expense, as are necessary to maintain perfection of security interests created by each receivable in the financed vehicles and must purchase the receivable if it fails to do so and the receivable is materially and adversely affected.

          Under the laws of many states, certain possessory liens for repairs performed on a motor vehicle and storage, as well as certain rights arising from the use of a motor vehicle in connection with illegal activities, may take priority even over a perfected security interest. Certain federal tax liens may have priority over the lien of a secured party. The seller will represent in the receivables purchase agreement that as of the cut-off date it has no knowledge of any such liens with respect to any financed vehicle. However, such liens could arise at any time during the term of a receivable. No notice will be given to the indenture trustee or the trustee if such a lien arises.

Enforcement of Security Interests in Financed Vehicles

          The servicer on behalf of each issuing entity may take action to enforce its security interest by repossession and resale of the financed vehicles securing the issuing entity’s receivables. The actual repossession may be contracted out to third party contractors. Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan by voluntary surrender, “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. In the event of such repossession and resale of a financed vehicle, the issuing entity would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the defaulting obligor.

          Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the motor vehicle securing such debtor’s loan. The UCC requires a written explanation of any surplus or deficiency before the deficiency can be collected or if the consumer obligor requests an explanation. Failure to comply with the explanation requirements can result in penalties to the creditor. Some states impose prohibitions or limitations on deficiency judgments. Moreover, a defaulting obligor may not have sufficient assets to make the pursuit of a deficiency judgment worthwhile.

          Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, and general equitable principles may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Repossession

          In the event of a default by an obligor, the holder of the related motor vehicle installment loan has all the remedies of a secured party under the Uniform Commercial Code, except as specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless that means would constitute a breach of the peace under applicable state law or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In some states, after the financed vehicle has been repossessed, the obligor may reinstate the related receivable by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

          The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice concerning the disposition of the collateral including, among other things, the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and certain additional information if the collateral constitutes consumer goods. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid outstanding principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses.

Deficiency Judgments and Excess Proceeds

          The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the Uniform Commercial Code requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, in the case of consumer goods, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. Generally, in the case of collateral that does not constitute consumer goods, the Uniform Commercial Code provides that when a sale is not “commercially reasonable,” the secured party may retain its right to at least a portion of the deficiency judgment.

          The Uniform Commercial Code also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the Uniform Commercial Code. In particular, if the collateral is consumer goods, the Uniform Commercial Code grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the Uniform Commercial Code permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the Uniform Commercial Code.

          Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the Uniform Commercial Code requires the creditor to remit the surplus to the obligor.

Consumer Protection Law

          Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Consumer Financial Protection Bureau’s Regulations B and Z, the Gramm-Leach-Bliley Act, the Servicemembers Act, unfair or deceptive practices acts including requirements regarding the adequate disclosure of contract terms and limitations on contract terms, collection practices and creditor remedies and other similar laws. In addition, the originator is subject to regulation by the OCC and the Consumer Financial Protection Bureau which may impose a number of restrictions on the consumer lending activities of federal thrifts such as the originator. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, to the extent not preempted by applicable federal law such as the Homeowners’ Loan Act and its implementing regulations, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables described above.

          Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

          Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

          In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to obligors.

Certain Matters Relating to Insolvency

          The Bank is a federally chartered savings association subject to regulation and supervision by the OCC, and its deposits are insured to the applicable limits by the Federal Deposit Insurance Corporation. If the Bank becomes insolvent, is in an unsound condition, engages in certain violations of its by-laws or regulations or if other similar circumstances occur, the OCC is authorized to appoint the Federal Deposit Insurance Corporation (the “FDIC”) as conservator or receiver. The FDIC, as conservator or receiver, is authorized to repudiate any “contract” of the Bank if the FDIC determines that the performance of the contract is burdensome and that repudiation would promote the orderly administration of the Bank’s affairs. This authority may permit the FDIC to repudiate the transfer of motor vehicle loans to an issuing entity.

          The FDIC has adopted regulations entitled “Treatment of financial assets transferred in connection with a securitization or participation” (the “FDIC Rule”). The FDIC Rule contains four different safe harbors, each of which limits the power that the FDIC can exercise in the insolvency of an insured depository institution when it is appointed as receiver or conservator. The prospectus supplement for your securities will state whether or not the transaction contemplated by that prospectus supplement is intended to comply with the FDIC Rule and will describe the requirements and effect of the FDIC Rule.

          Regardless of whether or not we structure a transaction to comply with the FDIC Rule, we will structure the transfer of receivables under the receivables purchase agreement between the Bank and the depositor with the intent that it would be characterized as a legal true sale and not as a grant of a security interest to secure a debt. If the transfers are so characterized, then the FDIC likely would not be able to recover the transferred receivables using its repudiation powers.

          If the FDIC nevertheless recharacterizes the transfer of motor vehicle loans to an issuing entity as a grant of a security interest to secure a debt, it could repudiate the debt and recover the motor vehicle loans as assets of the Bank. In this case, the amount of compensation that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as conservator or receiver. There is no statutory definition of “actual direct compensatory damages” but the term does not include damages for lost profits or opportunity. The staff of the FDIC takes the position that upon repudiation these damages would not include interest accrued to the date of actual repudiation, so that the issuing entity would have a claim for interest only through the date of the appointment of the FDIC as conservator or receiver. Since the FDIC may delay repudiation for up to 180 days following that appointment, the issuing entity may not have a claim for interest accrued during this 180 day period. In addition, in one case involving the repudiation by the Resolution Trust Corporation, formerly a sister agency of the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that “actual direct compensatory damages” in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court’s view were applied to determine an issuing entity’s “actual direct compensatory damages” in the event the FDIC repudiated the transfer of motor vehicle loans to an issuing entity under the applicable sale and servicing agreement, the amount paid to the issuing entity could, depending upon circumstances existing on the date of the repudiation, be less than the principal amount of the securities issued by that issuing entity and the interest accrued thereon and unpaid to the date of payment.

          If the FDIC were appointed as conservator or receiver for the Bank, the FDIC could:

          • require the trustee of the issuing entity to go through an administrative claims procedure to establish its right to payments collected on the motor vehicle loans held by the issuing entity,

          • request a stay of proceedings with respect to the issuing entity’s claims against the Bank, or

          • repudiate without compensation the Bank’s ongoing obligations under the sale and servicing agreement, such as the duty to collect payments or otherwise service the motor vehicle loans, or its obligations under an administration agreement to provide administrative services to an issuing entity; or

          • argue that the automatic stay prevents the indenture trustee and other transaction parties from exercising their rights, remedies and interests for up to 90 days.

          There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as conservator or receiver, and (2) any property in the possession of the FDIC, as conservator or receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

          The FDIC, as conservator or receiver, may have the power to (i) prevent any of the indenture trustee or the securityholders from appointing a successor servicer under the related sale and servicing agreement or (ii) authorize the Bank to stop servicing the motor vehicle loans.

          If the FDIC were to take any of these actions, payments of principal and interest on the securities issued by the issuing entity could be delayed or reduced. See “Risk Factors – FDIC Receivership or Conservatorship of the Seller Could Result in Delays in Payments or Losses on your Notes” in the related prospectus supplement.

Certain Regulatory Matters

          The operations and financial condition of the originator, the sponsor and its affiliates are subject to extensive regulation and supervision and to various requirements and restrictions under federal banking laws. The OCC, Federal Reserve Board and the FDIC have broad enforcement powers over the originator, the sponsor and its affiliates. These enforcement powers may adversely affect the operations of an issuing entity and the rights of the holders of the securities issued by that issuing entity under the related sale and servicing agreement and administration agreement prior to the appointment of a receiver or conservator.

          If the OCC and the FDIC find that any agreement or contract, including a sale and servicing agreement or administration agreement, of the sponsor, or the performance of any obligation under such an agreement or contract, or any activity of the sponsor that is related to its obligations under such an agreement or contract, constitutes an unsafe or unsound practice, violates any law, rule, regulation, or written condition or agreement applicable to the sponsor or would adversely affect the safety and soundness of the sponsor, that banking agency has the power to order or direct the sponsor, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as the banking agency determines to be appropriate. The sponsor may not be liable for contractual damages for complying with such an order or directive, and securityholders may not have any legal recourse against the applicable banking agency.

Dodd Frank Orderly Liquidation Framework

          General. On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act, among other things, gives the FDIC authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the “Orderly Liquidation Authority” (“OLA”) as described in more detail below. The OLA provisions became effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions could have on any particular company, including USAA Capital Corporation, USAA, the depositor or a particular issuing entity, or their respective creditors.

          Potential Applicability to USAA Capital Corporation, USAA, the depositor and issuing entities. There is uncertainty about which companies could be subject to OLA rather than the Bankruptcy Code. For a company to become subject to OLA as a “covered financial company”, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and a liquidation of such company pursuant to OLA would mitigate these adverse effects. USAA Capital Corporation and USAA could be subject to OLA. Because the Bank is an insured depository institution, it would not be subject to OLA.

          Under certain circumstances, the applicable issuing entity or the depositor as a “covered subsidiary” of USAA Capital Corporation or USAA could be subject to the provisions of OLA as a “covered financial company”. For an issuing entity or the depositor to be subject to receivership under OLA as a “covered subsidiary” (1) the FDIC would have to be appointed as receiver for USAA Capital Corporation or USAA under OLA as described above, (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) such issuing entity or the depositor, as applicable, is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States  and (c) such appointment would facilitate the orderly liquidation of USAA Capital Corporation or USAA, as applicable.

          No assurance can be given that OLA would not apply to USAA Capital Corporation, USAA, the depositor or a particular issuing entity or their respective affiliates, or that, if it were to apply, the timing and amounts of payments to the related series of noteholders or certificateholders would not be less favorable than under the Bankruptcy Code.

          FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of USAA Capital Corporation or of a covered subsidiary, including the depositor or a particular issuing entity under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which USAA Capital Corporation, the depositor or a particular issuing entity or covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the relevant entity’s affairs. In January 2011, the Acting General Counsel of the FDIC (the “Acting General Counsel”) issued an advisory opinion respecting, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include USAA Capital Corporation, the depositor or a particular issuing entity, cannot repudiate a contract or lease unless it has been appointed as receiver for an entity that is party to that contract or lease or the separate existence of that entity may be disregarded under other applicable law. In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act (which, among other things, grants the FDIC, as receiver, the power to repudiate certain contracts), if the FDIC were to become receiver for a covered financial company, which could include USAA Capital Corporation, the depositor or a particular issuing entity, the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the Bankruptcy Code. Although the Acting General Counsel’s advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving an intermediate purchaser, the depositor or a particular issuing entity, are contrary to this advisory opinion, payment or distributions of principal and interest on the securities issued by the applicable issuing entity could be delayed or reduced.

          We will structure the transfers of receivables from the depositor to each applicable issuing entity with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the Acting General Counsel of the FDIC’s advisory opinion rendered in January 2011 and other applicable law, the sponsor believes that the FDIC likely would not be able to recover the receivables transferred using its repudiation power. However, if those transfers were not respected as legal true sales, then the issuing entity under the applicable sale and servicing agreement would be treated as having made a loan to the depositor, secured by the transferred receivables. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying actual direct compensatory damages to the lenders as described below. If the depositor were placed in receivership under OLA, the FDIC could assert that the depositor effectively still owned the transferred receivables because the transfers by the depositor to the issuing entity were not true sales. In such case, the FDIC could repudiate that transfer of receivables and the applicable issuing entity would have a secured claim for actual direct compensatory damages as described below. Furthermore, if an issuing entity were placed in receivership under OLA, this repudiation power would extend to the notes issued by such issuing entity. In such event, noteholders would have a secured claim in the receivership of such issuing entity. The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

          Regardless of whether the transfers under the receivables purchase agreements and the related sale and servicing agreements are respected as legal true sales, as receiver for the depositor or a particular issuing entity, the FDIC could:

          • require the applicable issuing entity, as assignee of the depositor, to go through an administrative claims procedure to establish its rights to payments collected on the related receivables; or

          • if an issuing entity were a covered subsidiary, require the indenture trustee for the related notes or the owner trustee for the related certificates to go through an administrative claims procedure to establish the right to payments on the notes or certificates, as applicable; or

          • request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the depositor or a particular issuing entity.

          There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which the depositor or a particular issuing entity or a covered subsidiary (including any issuing entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of the depositor or a particular issuing entity or any covered subsidiary or affect any contractual rights of the depositor or a particular issuing entity or a covered subsidiary (including any issuing entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” under the Bankruptcy Code.

          If the FDIC, as receiver for the depositor or a particular issuing entity, were to take any of the actions described above, payments and/or distributions of principal and interest on the securities issued by the applicable issuing entity could be delayed and may be reduced.

          FDIC’s Avoidance Power Under OLA. The proceedings, standards and many substantive provisions of OLA relating to preferential transfers differ from those of the Bankruptcy Code. If the depositor or a particular issuing entity or any of their respective affiliates were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by the depositor or a particular issuing entity or those affiliates perfected for purposes of state law and the Bankruptcy Code could nevertheless be avoided as preferential transfers.

          In December 2010, the Acting General Counsel of the FDIC issued an advisory opinion providing an interpretation of OLA which concludes that the treatment of preferential transfers under OLA was intended to be consistent with, and should be interpreted in a manner consistent with, the related provisions under the Bankruptcy Code. In addition, the FDIC issued a final rule effective August 15, 2011, that, among other things, codified the Acting General Counsel’s advisory opinion. Based on the final rule, a transfer of the receivables perfected by the filing of a UCC financing statement against the depositor and the applicable issuing entity as provided in the applicable receivables purchase agreement and sale and servicing agreement would not be avoidable by the FDIC as a preference under OLA due to any inconsistency between OLA and the Bankruptcy Code in defining when a transfer has occurred under the preferential transfer provisions of OLA. To the extent subsequent FDIC actions in an OLA proceeding are contrary to the final rule, payment or distributions of principal and interest on the securities issued by the applicable issuing entity could be delayed and may be reduced.

Repurchase Obligation

          The originator will make representations and warranties in the applicable transaction documents that each receivable complies with all requirements of law in all material respects. If any representation and warranty proves to be incorrect with respect to any receivable, has certain material and adverse effects and is not timely cured, the originator may be required under the applicable transaction documents to repurchase the affected receivables. The originator may be, subject from time to time to litigation alleging that the receivables or its lending practices do not comply with applicable law. The commencement of any such litigation generally would not result in a breach of any of the originator’s representations or warranties.

Servicemembers Civil Relief Act

          Under the terms of the Servicemembers Act, a borrower who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to active duty after origination of the receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. Interest at a rate in excess of 6% that would otherwise have been incurred but for the Servicemembers Act is forgiven. The Servicemembers Act applies to obligors who are servicemembers and includes members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, officers of the National Oceanic and Atmospheric Administration, officers of the U.S. Public Health Service assigned to duty with the Army or Navy and certain other persons as specified in the Servicemembers Act. Because the Servicemembers Act applies to obligors who enter military service (including reservists who are called to active duty) after origination of the related receivable, no information can be provided as to the number of receivables that may be affected by the Servicemembers Act. In addition, the response of the United States to the terrorist attacks on September 11, 2001 and the United States-led invasion and occupation of Iraq have included military operations that may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. Application of the Servicemembers Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables. Any shortfall in interest collections resulting from the application of the Servicemembers Act or similar legislation or regulations which would not be recoverable from the related receivables, would result in a reduction of the amounts distributable to the securityholders. In addition, the Servicemembers Act imposes limitations that would impair the ability of the servicer to foreclose on an affected receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Also, the laws of some states impose similar limitations during the obligor’s period of active duty status and, under certain circumstances, during an additional period thereafter as specified under the laws of those states. Thus, in the event that the Servicemembers Act or similar state legislation or regulations applies to any receivable which goes into default, there may be delays in payment and losses on your securities. Any other interest shortfalls, deferrals or forgiveness of payments on the receivables resulting from the application of the Servicemembers Act or similar state legislation or regulations may result in delays in payments or losses on your securities.

          Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

Other Limitations

          In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, if an obligor commences bankruptcy proceedings, a bankruptcy court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of filing of the bankruptcy petition, as determined by the bankruptcy court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a receivable or change the rate of interest and time of repayment of the receivable. Additional information about legal or regulatory provisions of particular jurisdictions may be presented in the prospectus supplement if a material concentration of receivables exists in those jurisdictions.

          Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following is a general summary of material federal income tax consequences of the purchase, ownership and disposition of the notes and the certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies or dealers in securities. Additionally, this summary does not deal with the federal income tax consequences of any investor treated as a partnership for federal income tax purposes. If a partnership (or other entity treated as a partnership for federal income tax purposes) is a noteholder or certificateholder, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A noteholder or certificateholder that is a partnership for federal income tax purposes and the partners in such partnership should consult their tax advisors regarding the United States federal income tax consequences of the acquisition, ownership and disposition of the notes or certificates, as the case may be. The following discussion generally deals with the federal income tax consequences of the purchase, ownership and disposition of the notes and certificates to a U.S. Person and, unless otherwise specified, does not deal with the federal income tax consequences to a Foreign Person.

          There are no cases or Internal Revenue Service (“IRS”) rulings on similar transactions involving both debt and equity interests issued by an issuing entity with terms similar to those of the notes and the certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

          The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each issuing entity will be provided with an opinion of special federal tax counsel as specified in the related prospectus supplement (“Federal Tax Counsel”), regarding material federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the issuing entity, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each issuing entity and the notes, certificates and related terms, parties and documents applicable to such issuing entity.

          The federal income tax consequences to certificateholders will vary depending on whether (i) the issuing entity is characterized as a partnership under the Code, (ii) all the certificates are retained by the seller or an affiliate thereof, or (iii) the issuing entity is characterized as a grantor trust. The prospectus supplement for each series of certificates will specify whether the issuing entity will be treated as a partnership or a grantor trust.

ISSUING ENTITIES STRUCTURED AS PARTNERSHIPS
FOR FEDERAL INCOME TAX PURPOSES

Tax Characterization of the Issuing Entity as a Partnership

          Federal Tax Counsel will deliver its opinion that an issuing entity structured as a partnership for federal income tax purposes will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the issuing entity will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

Tax Consequences to Holders of the Notes

          Treatment of the Notes as Indebtedness. The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. In general, whether a class of notes issued by the issuing entity constitutes debt or equity for federal income tax purposes is a question of fact, the resolution of which is based upon the economic substance of such class rather than its form or label. Although the IRS and the courts have set forth several factors to be taken into account in determining whether a given class of notes or trust certificates will be treated as debt or equity, the primary factor in making this determination is whether the noteholder or certificateholder, as applicable, has assumed the risk of loss or other economic burdens relating to the property of the issuing entity and has obtained the benefits of ownership thereof. Federal Tax Counsel will analyze and rely upon several factors with respect to any opinion that any class of notes is treated as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related prospectus supplement, advise the issuing entity that the senior notes will be classified as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, the subordinate notes will be issued under the prospectus supplement without an opinion of Federal Tax Counsel to the effect that such subordinate notes will be treated as debt for federal income tax purposes because it is anticipated that the balance of factors in any particular transaction would not support an opinion with respect to the treatment of the subordinate notes as debt for federal income tax purposes. If the subordinate notes are treated as debt for federal income tax purposes, their tax treatment will be as described below in this section.

          If the subordinate notes are treated as equity for federal income tax purposes, they will be treated as interests in a partnership that owns the assets of the issuing entity and that has issued the senior notes and their tax treatment will be as described for holders of the certificates under “—Tax Consequences to Holders of the Certificates.” Treatment of the subordinate notes (or any other class of notes) as equity interests in a partnership could have adverse tax consequences to certain holders of those notes. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income” and individual holders might be subject to certain limitations on their ability to deduct their share of issuing entity expenses. In addition, as a partner in a partnership, the amount and timing of items of income and deductions to a holder of a note characterized as equity for federal income tax purposes could differ from the amount and timing of income to a holder of a note that is treated as debt for federal income tax purposes. Because interest payments on notes that are characterized as equity would be treated as guaranteed payments for federal income tax purposes, income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements. See “—Possible Alternative Treatments of the Notes.”

          The discussion below assumes the characterization of the notes as debt for federal income tax purposes is correct.

          OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, that the notes are not indexed securities or strip notes, and that principal and interest is payable on the notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations (the “OID regulations”) relating to original issue discount (“OID”), and that any OID on the notes (generally, any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., ¼% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to a series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

          Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder’s method of tax accounting. Interest that is not considered qualified stated interest must be accrued under the OID rules. For interest to be qualified stated interest there must be legal remedies available to compel timely payment (at least annually) or the terms of the instrument must make nonpayment or late payment sufficiently remote. Although the interest payments on the subordinate notes can be deferred in certain circumstances, absent a contrary statement in the prospectus supplement, the issuer intends to treat such potential deferral as sufficiently remote for purposes of OID rules and to treat all stated interest on the subordinate notes as qualified stated interest. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser that buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

          A holder of a note that has a fixed maturity date of not more than one year from the issue date of such note (a “Short-Term Note”) may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

          Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount, acquisition discount, OID (including de minimis OID) and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Any capital gain recognized upon a sale, exchange or other disposition of a note will be long-term capital gain if the seller’s holding period is more than one year and will be short-term capital gain if the seller’s holding period is one year or less. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult with their own tax advisors concerning the U.S. federal tax consequences of the sale, exchange or other disposition of a note.

          Net Investment Income. For taxable years beginning after December 31, 2012, certain non-corporate U.S. holders will be subject to a 3.8 percent tax, in addition to regular tax on income and gains, on some or all of their “net investment income,” which generally will include interest, original issue discount and market discount realized on a note and any net gain recognized upon a disposition of a note. U.S. holders should consult their tax advisors regarding the applicability of this tax in respect of their notes.

          Foreign Holders. Interest payments made (or accrued) to a noteholder who is a Foreign Person generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a “10 percent shareholder” of the issuing entity or the depositor (including a holder of 10 percent of the outstanding certificates) or a “controlled foreign corporation” with respect to which the issuing entity or the seller is a “related person” within the meaning of the Code and (ii) provides the indenture trustee or other person that is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (e.g., IRS Form W-8BEN or successor form), signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing the Foreign Person’s name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by an appropriate IRS Form W-8BEN or successor form provided by the Foreign Person that owns the note. A foreign partnership holding notes on its own behalf may be subject to substantially increased reporting requirements and should consult its tax advisor. If such interest is not portfolio interest, then generally it will be subject to withholding tax at a rate of 30 percent, unless the Foreign Person provides a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid is not subject to withholding tax because it is effectively connected with the Foreign Person’s conduct of a trade or business in the United States. If the interest is effectively connected income, the Foreign Person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest at graduated rates.

          Foreign Account Compliance Act. Congress recently enacted legislation that significantly changes the reporting requirements imposed on certain Foreign Persons, including certain foreign financial institutions and investment funds. In general a 30% withholding tax could be imposed on payments made to any such Foreign Person unless such Foreign Person complies with certain reporting requirements regarding its direct and indirect United States shareholders and/or United States accountholders. Such withholding could apply to payments regardless of whether they are made to such Foreign Person in its capacity as a holder of a note or in a capacity of holding a note for the account of another. These rules apply generally to debt instruments issued after March 18, 2012, however the IRS recently issued proposed regulations, that if finalized, would exempt from these rules any debt instrument that is outstanding on January 1, 2013. Foreign persons that are holders should consult their own tax advisors regarding the potential application and impact of the FATCA rules on them based on their particular circumstances.

          Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and does not otherwise have a “tax home” within the United States.

          Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalty of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the issuing entity will be required to withhold on the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

          Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the issuing entity and subject to the federal income tax treatment described for holders of the certificates below under “—Tax Consequences to Holders of the Certificates.” Certain classes of subordinate notes issued under the prospectus supplement may be issued without an opinion of Federal Tax Counsel to the effect that such subordinate notes will be treated as debt for federal income tax purposes and may be more likely to be so recharacterized. If any class of notes is treated as equity for federal income tax purposes, the issuing entity might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and such publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and most likely in the view of Federal Tax Counsel, the issuing entity would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a partnership could have adverse tax consequences to certain holders of notes treated as equity interests. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income” and individual holders might be subject to certain limitations on their ability to deduct their share of issuing entity expenses. In addition, as a partner in a partnership, the amount and timing of items of income and deductions to a holder of a note characterized as equity for federal income tax purposes could differ from the amount and timing of income to a holder of a note that is treated as debt for federal income tax purposes. Because interest payments on notes that are characterized as equity would be treated as guaranteed payments for federal income tax purposes, income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements.

Tax Consequences to Holders of the Certificates

          Treatment of the Issuing Entity as a Partnership. The depositor will agree, and the certificateholders will agree by their purchase of certificates, to treat the issuing entity as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the issuing entity, the partners of the partnership being the certificateholders (including the depositor in its capacity as recipient of distributions from the reserve account), and the notes being debt of the related partnership. However, the proper characterization of the arrangement involving the issuing entity, the certificates, the notes, the depositor and the seller and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

          A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the depositor or the issuing entity. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership. Notes characterized as equity for federal income tax purposes would be subject to the federal income tax treatment described below with respect to the certificates.

          Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, that the certificates are not indexed securities, that principal and interest are distributed on the certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

          Partnership Taxation. As a partnership, the issuing entity will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the issuing entity. The issuing entity’s income will consist primarily of interest and finance charges earned on the receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of receivables. The issuing entity’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

          The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders that have a specified principal entitlement and a specified pass through rate will be allocated taxable income of the issuing entity for each month equal to the sum of:

(i)

the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the applicable pass through rate for such month and interest on amounts previously due on the certificates but not yet distributed;

(ii)	prepayment premium payable to the certificateholders for such month; and

(iii)	any other amounts of income payable to the certificateholders for such month.

          In the trust agreement, the certificateholders will agree if they have a specified pass through rate that payments on the certificates at the pass through rate are intended to qualify as “guaranteed payments.” A guaranteed payment is treated as ordinary income regardless of whether the guaranteed payment exceeds the issuing entity’s net income (i.e., income net of deductible expenses and interest on the notes). If a payment on a certificate at the stated rate is not treated as a guaranteed payment, then the income received by a certificateholder would be limited to the certificateholder’s proportionate amount of the issuing entity’s net income.

          The rules applicable to debt instruments related to OID, market discount, and bond premium do not apply to partnership interests. The treatment of premium or discount at original purchase is unclear. If a certificateholder is considered to receive its certificate in exchange for a contribution to the issuing entity, a discount could result in immediate income (as a capital shift in favor of the certificateholder treated as a guaranteed payment) and a premium could result in an amortizable deduction (as a capital shift to the depositor treated as a guaranteed payment that is only deductible over time). If the certificateholder is considered to purchase an outstanding interest, then any discount generally would result in gain only once the certificateholder received distributions in excess of such certificateholder’s tax basis (or upon sale) and any premium would result in a loss upon the liquidation of the issuing entity (or upon sale). The character of the loss generally would be capital upon sale, but could be ordinary at liquidation if all notes had been retired (which generally would be a miscellaneous itemized deduction for individuals subject to limitations on deduction for regular tax purposes and non-deductible for alternative minimum tax purposes).

          All remaining taxable income of the issuing entity will be allocated to the depositor. Except as provided below, losses and deductions generally will be allocated to the certificateholders only to the extent the certificateholders are reasonably expected to bear the economic burden of those losses or deductions. Any losses allocated to certificateholders could be characterized as capital losses, and the certificateholders generally would only be able to deduct those losses against capital gain, and deductions would be subject to the limitations set forth below. Accordingly, a certificateholder’s taxable income from the issuing entity could exceed the cash it is entitled to receive from the issuing entity.

          Based on the economic arrangement of the parties, this approach for allocating issuing entity income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass through rate plus the other items described above even though the issuing entity might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on issuing entity income even if they have not received cash from the issuing entity to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the issuing entity. See “—Allocations Between Transferors and Transferees” below.

          A significant portion of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to such a holder under the Code.

          An individual taxpayer’s share of expenses of the issuing entity (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the issuing entity.

          The issuing entity intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each receivable, the issuing entity might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

          Discount and Premium. It is believed that the receivables were not issued with OID, and, therefore, the issuing entity should not have OID income. However, the purchase price paid by the issuing entity for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the issuing entity will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.) If the issuing entity acquires the receivables at a market discount or premium, the issuing entity will elect to include any such discount in income currently as it accrues over the life of the receivables or to offset any such premium against interest income on the receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

          Section 708 Termination. Under Section 708 of the Code, the issuing entity will be deemed to terminate for federal income tax purposes if 50 percent or more of the capital and profits interests in the issuing entity are sold or exchanged within a 12-month period. If such a termination occurs, the issuing entity will be considered to have contributed the assets of the issuing entity (the “old partnership”) to a new partnership in exchange for interests in the partnership, and the taxable year of the issuing entity will terminate. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The issuing entity will not comply with certain technical requirements that might apply when such a constructive termination occurs. Consequently, the issuing entity may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements.

          Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s adjusted tax basis in the certificates sold. A certificateholder’s adjusted tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of issuing entity income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the adjusted tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the issuing entity. A holder acquiring certificates at different prices will be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

          Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The issuing entity does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the issuing entity will elect to include market discount in income as it accrues.

          If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

          Allocations Between Transferors and Transferees. In general, the issuing entity’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

          The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the issuing entity might be reallocated among the certificateholders. The depositor will be authorized to revise the issuing entity’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

          Section 754 Election. In the event that a certificateholder sells its certificates at a profit (or loss), the purchasing certificateholder will have a higher (or lower) basis in the certificates than the selling certificateholder had. The tax basis of the issuing entity’s assets will not be adjusted to reflect that higher (or lower) basis unless (i) there is a “substantial basis reduction” within the meaning of the Code and the issuing entity does not qualify as a “securitization partnership” for this purpose or (ii) the issuing entity were to file an election under Section 754 of the Code. Absent guidance to the contrary, the issuing entity intends to take the position that it will qualify as a securitization partnership for this purpose. With respect to the election under Section 754 of the Code, in order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the issuing entity will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of issuing entity income than would be appropriate based on their own purchase price for the certificates.

          Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the issuing entity. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the issuing entity will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the issuing entity and will report each certificateholder’s allocable share of items of issuing entity income and expense to holders and the IRS on Schedule K-1. The issuing entity will provide the Schedule K-1 information to nominees that fail to provide the issuing entity with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the issuing entity or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

          Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the issuing entity with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the issuing entity information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the issuing entity. The information referred to above for any calendar year must be furnished to the issuing entity on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the issuing entity with the information described above may be subject to penalties.

          The depositor, provided it continues to have an equity interest in the issuing entity, normally will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the issuing entity by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the issuing entity. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the issuing entity.

          Reportable Transactions. A penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a “reportable transaction” (as defined in Sections 6011 and 6707A of the Code). Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

          Tax Consequences to Foreign Persons. It is not clear whether the issuing entity would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Foreign Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the issuing entity would be engaged in a trade or business in the United States for such purposes, the issuing entity will withhold as if it were so engaged in order to protect the issuing entity from possible adverse consequences of a failure to withhold. The issuing entity expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, the highest rate applicable to (i) corporations, in the case of foreign holders that are treated as corporations for federal income tax purposes or (ii) to individuals, in the case of all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the issuing entity to change its withholding procedures. In determining a holder’s withholding status, the issuing entity may rely on IRS Form W-8 BEN or the holder’s certification of nonforeign status signed under penalty of perjury.

          Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the issuing entity’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the issuing entity on IRS Form W-8 BEN (or substantially identical form) in order to assure appropriate crediting of the taxes withheld. Foreign partnerships holding certificates on their own behalf may be required to satisfy substantially increased information requirements. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the issuing entity, taking the position that no taxes were due because the issuing entity was not engaged in a U.S. trade or business. However, payments made (or accrued) to a certificateholder that is a Foreign Person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the issuing entity. If these payments are properly characterized as guaranteed payments, then the payments will not be considered “portfolio interest.” As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

          Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures unless the holder is an exempt recipient under applicable provisions of the Code.

ISSUING ENTITIES IN WHICH ALL CERTIFICATES ARE RETAINED BY
THE DEPOSITOR OR AN AFFILIATE OF THE DEPOSITOR

Tax Characterization of the Issuing Entity

          Federal Tax Counsel will deliver its opinion that an issuing entity which issues one or more classes of notes to investors and all the certificates of which are retained by the depositor or to an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel’s conclusions that the issuing entity will constitute a mere security arrangement for the issuance of debt by the single certificateholder.

          Treatment of the Notes as Indebtedness. The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. In general, whether a class of notes issued by the issuing entity constitutes debt or equity for federal income tax purposes is a question of fact, the resolution of which is based upon the economic substance of such class rather than its form or label. Although the IRS and the courts have set forth several factors to be taken into account in determining whether a given class of notes or trust certificates will be treated as debt or equity, the primary factor in making this determination is whether the noteholder or certificateholder, as applicable, has assumed the risk of loss or other economic burdens relating to the property of the issuing entity and has obtained the benefits of ownership thereof. Federal Tax Counsel will analyze and rely upon several factors with respect to any opinion that any class of notes is treated as debt for federal income tax purposes. Federal Tax Counsel will, except as otherwise provided in the related prospectus supplement, advise the issuing entity that the senior notes will be classified as debt for federal income tax purposes. Unless otherwise specified in the related prospectus supplement, the subordinate notes will be issued under the prospectus supplement without an opinion of Federal Tax Counsel to the effect that such subordinate notes will be treated as debt for federal income tax purposes because it is anticipated that the balance of factors in any particular transaction would not support an opinion with respect to the treatment of the subordinate notes as debt for federal income tax purposes. Assuming characterization of the notes as debt is correct, the federal income tax consequences to noteholders described above under the heading “Issuing Entities Structured as Partnerships for Federal Income Tax Purposes—Tax Consequences to Holders of the Notes” would apply to the noteholders.

          If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, such class or classes of notes might be treated as equity interests in the issuing entity and subject to the federal income tax treatment described for holders of the certificates above under “—Issuing Entities Structured as Partnerships for Federal Income Tax Purposes—Tax Consequences to Holders of the Certificates.” Certain classes of subordinate notes issued under the prospectus supplement may be issued without an opinion of Federal Tax Counsel to the effect that such subordinate notes will be treated as debt for federal income tax purposes and may be more likely to be so recharacterized. If any class of notes is treated as equity for federal income tax purposes, the issuing entity might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (and such publicly traded partnership taxable as a corporation might not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and more likely in the view of Federal Tax Counsel, the issuing entity would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of notes as equity interests in such a partnership could have adverse tax consequences to certain holders of such notes. For example, income to certain tax-exempt entities (including pension funds) could be “unrelated business taxable income,” and individual holders might be subject to certain limitations on their ability to deduct their share of issuing entity expenses. In addition, as a partner in a partnership, the amount and timing of items of income and deductions to a holder of a note treated as equity for federal income tax purposes could differ from the amount and timing of income to a holder of such a note that is treated as debt for federal income tax purposes. Because interest payments on notes that are characterized as equity would be treated as guaranteed payments for federal income tax purposes, income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements. In the event one or more classes of notes were treated as interests in a partnership, the consequences governing the certificates as equity interests in a partnership described above under “Issuing Entities Structured as Partnerships for Federal Income Tax Purposes—Tax Consequences to Holders of the Certificates” would apply to the holders of such notes. See “Material Federal Income Consequences—Issuing Entities Structured as Partnerships for Federal Income Tax purposes—Tax Consequences to Holders of the Notes—Possible Alternative Treatments of the Notes.”

          Reportable Transactions. A penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a “reportable transaction” (as defined in Sections 6011 and 6707A of the Code). Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

ISSUING ENTITIES STRUCTURED AS GRANTOR TRUSTS
FOR FEDERAL INCOME TAX PURPOSES

Tax Characterization of the Issuing Entity as a Grantor Trust

          If an issuing entity is structured as a grantor trust, Federal Tax Counsel will deliver its opinion that the issuing entity will not be classified as an association taxable as a corporation and that such issuing entity will be classified as a grantor trust under subpart E, part 1, subchapter J, chapter 1 of subtitle A of the Code. In this case, owners of certificates (referred to herein as “Grantor Trust Certificateholders”) will be treated for federal income tax purposes as owners of a portion of the issuing entity’s assets as described below. The certificates issued by an issuing entity that is treated as a grantor trust are referred to herein as “Grantor Trust Certificates.”

          Characterization. Each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the issuing entity represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the receivables in the issuing entity. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

          Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder’s method of accounting its pro rata share of the entire income from the receivables in the issuing entity represented by Grantor Trust Certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Code Sections 162 or 212, each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the servicer, provided that such amounts are reasonable compensation for services rendered to the issuing entity. A Grantor Trust Certificateholder that is an individual, estate or trust will be entitled to deduct its share of expenses only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3 percent of the excess of the individual’s adjusted gross income over such amount or (ii) 80 percent of the amount of itemized deductions otherwise allowable for the taxable year. For taxable years beginning in 2008 and 2009 the reduction required by clause (i) or (ii) of the preceding sentence is reduced by two-thirds and fully eliminated for taxable years beginning in 2010. However, the full reduction is scheduled to apply to taxable years beginning after 2010. Further, a Certificateholder (other than a corporation) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining its alternative minimum taxable income. A Grantor Trust Certificateholder using the cash method of accounting generally must take into account its pro rata share of items of income and deductions as and when collected by or paid to the servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of items of income and deductions as they become due or are paid to the servicer, whichever is earlier. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the receivables. The receivables would then be subject to the “stripped bond” rules of the Code discussed below.

          Stripped Bonds. If the servicing fees on the receivables are deemed to exceed reasonable servicing compensation, each purchaser of a Grantor Trust Certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under applicable Treasury regulations (the “Section 1286 Treasury Regulations”), if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. See “Original Issue Discount on Stripped Bonds.” The original issue discount on a Grantor Trust Certificate would be the excess of such certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Certificate as to any purchaser will equal the price paid by such purchaser therefor. The stated redemption price of a Grantor Trust Certificate will be the sum of all payments to be made on such certificate other than “qualified stated interest,” if any. Based on the preamble to the Section 1286 Treasury Regulations, Federal Tax Counsel is of the opinion that, although the matter is not entirely clear, the interest income on the certificates at the sum of the pass through rate and the portion of the servicing fee rate that does not constitute excess servicing will be treated as “qualified stated interest” within the meaning of the Section 1286 Treasury Regulations, and such income will be so treated in the trustee’s tax information reporting. Notice will be given in the applicable prospectus supplement when it is determined that Grantor Trust Certificates will be issued with greater than de minimis OID.

          Original Issue Discount on Stripped Bonds. If the stripped bonds have more than a de minimis amount of OID, the special rules of the Code relating to “original issue discount” (currently Sections 1271 through 1273 and 1275) will be applicable to a Grantor Trust Certificateholder’s interest in those receivables treated as stripped bonds (the “stripped bonds”). Generally, a Grantor Trust Certificateholder that acquires an interest in a stripped bond issued or acquired with OID must include in gross income the sum of the “daily portions,” as defined below, of the OID on such stripped bond for each day on which it owns a certificate, including the date of purchase but excluding the date of disposition. In the case of an original Grantor Trust Certificateholder, the daily portions of OID with respect to a stripped bond generally would be determined as follows. A calculation would be made of the portion of OID that accrues on the stripped bond during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final payment date). This would be done, in the case of each full monthly accrual period, by adding (i) the present value of all remaining payments to be received on the stripped bond under the prepayment assumption used in respect of the stripped bonds and (ii) any payments received during such accrual period, and subtracting from that total the “adjusted issue price” of the stripped bond at the beginning of such accrual period. No representation is made that the stripped bonds will prepay at any prepayment assumption. The “adjusted issue price” of a stripped bond at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the “adjusted issue price” of a stripped bond at the beginning of a subsequent accrual period is the “adjusted issue price” at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than “qualified stated interest”) made at the end of or during that accrual period. The OID accruing during such accrual period would then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under either an exact or approximate method set forth in the OID Regulations, or some other reasonable method, provided that such method is consistent with the method used to determine the yield to maturity of the stripped bonds.

          With respect to the stripped bonds, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the stripped bonds. Subsequent purchasers that purchase stripped bonds at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

          Market Discount if Stripped Bond Rules Do Not Apply. A Grantor Trust Certificateholder that acquires an undivided interest in receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a receivable is considered to have been purchased at a “market discount.” Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such receivable allocable to such holder’s undivided interest over such holder’s tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25 percent of the Grantor Trust Certificate’s stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

          The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

          The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

          A holder that acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

          Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder’s undivided interest in each receivable based on each receivable’s relative fair market value, so that such holder’s undivided interest in each receivable will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171. A Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder acquires during the year of the election or thereafter.

          If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such receivable that is allocable to the Grantor Trust Certificate and the portion of the adjusted tax basis of the Grantor Trust Certificate that is allocable to such receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

          The final Treasury regulations (the “Amortizable Bond Premium Regulations”) dealing with amortizable bond premium specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. It is recommended that prospective purchasers of the certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

          Election to Treat All Interest as OID. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Grantor Trust Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for a Grantor Trust Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See “—Premium” above. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

          Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner’s adjusted tax basis in the Grantor Trust Certificate. Such adjusted tax basis generally will equal the seller’s purchase price for the Grantor Trust Certificate, increased by the OID included in the seller’s gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a “capital asset” within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than twelve months).

          Grantor Trust Certificates will be “evidences of indebtedness” within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

          Reportable Transactions. A penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a “reportable transaction” (as defined in Sections 6011 and 6707A of the Code). Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

          Tax Consequences to Foreign Persons. Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying receivables that were issued after July 18, 1984, interest or OID paid by the person required to withhold tax under Section 1441 or 1442 to (i) an owner that is a Foreign Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is a Foreign Person would not be subject to withholding if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder), and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code or a controlled foreign corporation related to the issuing entity within the meaning of Section 881(c)(3)(C) of the Code. Foreign partnerships may be subject to increased identification requirements. Additional restrictions apply to receivables of which the obligor is not a natural person in order to qualify for the exemption from withholding.

          Information Reporting and Backup Withholding. The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Grantor Trust Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Grantor Trust Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold Grantor Trust Certificates as nominees on behalf of beneficial owners. If a non- exempt holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax liability.

STATE TAX CONSEQUENCES

          The above discussion does not address the tax treatment of any issuing entity, notes, certificates or holders of any notes or certificates issued by an issuing entity under any state or local tax laws. The activities of the servicer in servicing and collecting the receivables will take place at each of the locations at which the servicer’s operations are conducted and, therefore, different tax regimes may apply to the issuing entity and the holders of the notes and certificates. Noteholders and certificateholders are urged to consult their own tax advisors with respect to state and local tax treatment of any issuing entity, as well as any state and local tax consequences arising out of the purchase, ownership and disposition of notes and certificates.

* * *

          The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon a noteholder’s or certificateholder’s particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of notes and certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. EMPLOYEE BENEFIT PLANS

          The prospectus supplement for each series of notes will specify whether the notes offered by that prospectus supplement are eligible for purchase by or on behalf of a Plan. Section 406 of ERISA and Section 4975 of the Code prohibit Benefit Plan Investors from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan Investor. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of such Benefit Plan Investor. In addition, Title I of ERISA requires fiduciaries of a Benefit Plan Investor subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary and prohibited transaction provisions of ERISA or Section 4975 of the Code. However, such plans may be subject to similar restrictions under applicable state, local or other law.

          Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan Investor that acquired the notes if assets of the issuing entity were deemed to be assets of the Benefit Plan Investor. Under a regulation issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “Regulation”), the assets of the issuing entity would be treated as plan assets of a Benefit Plan Investor for the purposes of ERISA and the Code only if the Benefit Plan Investor acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the Regulation were applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Unless otherwise specified in the prospectus supplement, although there is little guidance on the subject, it is anticipated that, at the time of their issuance, the notes should be treated as indebtedness of the issuing entity without substantial equity features for purposes of the Regulation. This determination is based upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, traditional default remedies, as well as on the absence of conversion rights, warrants and other typical equity features. The debt treatment of a class of notes for ERISA purposes could change subsequent to their issuance if the issuing entity incurs losses and the risk of recharacterization is enhanced for classes of notes that are subordinated to other classes of notes. In the event of a withdrawal or downgrade to below investment grade of the rating of the notes, the subsequent acquisition of the notes or interest therein by a Benefit Plan Investor is prohibited. The certificates are likely to be treated as an equity interest for purposes of the Regulation and each purchaser and transferee of a certificate shall be deemed to represent and warrant that it is not acquiring the certificate with the assets of a Benefit Plan Investor.

          However, without regard to whether the notes are treated as an equity interest in the issuing entity for purposes of the Regulation, the acquisition or holding of notes by or on behalf of a Benefit Plan Investor could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, the servicer, the underwriter, the indenture trustee, the trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan Investor. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition and holding of notes by a Benefit Plan Investor depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes and the relationship of the party in interest to the Benefit Plan Investor. Included among these exemptions are: Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions between a Benefit Plan Investor and persons who are parties in interest solely by reason of providing services to the Benefit Plan Investor or being affiliated with such service providers; Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers;” PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes, and prospective purchasers that are Benefit Plan Investors.

          A Plan fiduciary considering the acquisition of notes should consult its legal advisors regarding the matters discussed above and other applicable legal requirements.

PLAN OF DISTRIBUTION

          The depositor may sell notes and/or certificates, or cause the related issuing entity to sell notes and/or certificates,

•	through one or more underwriters or dealers,

•	directly to one or more purchasers or

•	through agents.

          Some classes of securities may be retained by the depositor or purchased by an affiliate of the depositor, who may then resell or transfer the securities pursuant to this prospectus.

          If underwriters are used in the sale of securities, the depositor will agree to sell, or cause the related issuing entity to sell, to the underwriters named in the related prospectus supplement the notes and/or certificates of the issuing entity specified in an underwriting agreement. Each of the underwriters will severally agree to purchase the principal amount of each class of notes and/or certificates of the related issuing entity set forth in the related prospectus supplement and the underwriting agreement.

          Each prospectus supplement will either—

•

set forth the price at which each class of notes and/or certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such notes and/or certificates; or

•	specify that the related notes and/or certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

          After the initial public offering of any such notes and/or certificates, such public offering prices and such concessions may be changed.

          The seller and the depositor will indemnify the underwriters of securities against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the several underwriters may be required to make in respect thereof. Dealers and agents may also be entitled to such indemnification and contribution.

          Each issuing entity may, from time to time, invest the funds in the accounts from which funds are withdrawn to make payments of issuing entity obligations in investments acquired from such underwriters or agents or from the seller.

          Under each underwriting agreement with respect to a given issuing entity, the closing of the sale of any class of securities subject to such underwriting agreement will be conditioned on the closing of the sale of all other such classes of securities of that issuing entity (some of which may not be registered or may not be publicly offered).

          The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

          If market conditions permit, we may decide to increase the amount of securities being offered and the size of the related pool of motor vehicle loans in a particular transaction subsequent to the delivery of the preliminary prospectus. If the pool balance of the portfolio of motor vehicle loans, the amount of each class of securities and the credit enhancement related thereto are proportionally increased, and if there are no material changes to the composition of the portfolio of motor vehicle loans on a percentage basis, then it is possible that no additional disclosure would be provided prior to the time the securities are sold.

LEGAL OPINIONS

          Certain legal matters relating to the securities of any issuing entity will be passed upon for the issuing entity, the depositor, the seller and the servicer by Mayer Brown LLP, Chicago, Illinois. Certain other legal matters will be passed upon for the seller by Michael J. Broker, Esq., Vice-President and Banking Counsel.

GLOSSARY OF TERMS FOR THE PROSPECTUS

          Set forth below is a list of the defined terms used in this prospectus, which are also used in the accompanying prospectus supplement.

          “administrator” means the Bank, in its capacity as administrator of the issuing entity under an administration agreement.

          “Advances” has the meaning set forth in the accompanying prospectus supplement, if applicable.

          “Amortizable Bond Premium Regulations” means the final regulations issued on December 30, 1997 by the IRS dealing with amortizable bond premium.

           “Bank” means USAA Federal Savings Bank and its successors.

          “Benefit Plan Investor” has the meaning specified in “ERISA Considerations.”

          “book-entry securities” means the notes and certificates that are held in the U.S. through DTC and in Europe through Clearstream or Euroclear.

          “certificate balance” means with respect to each class of certificates and as the context so requires, (i) with respect to all certificates of such class, an amount equal to, initially, the initial certificate balance of such class of certificates and, thereafter, an amount equal to the initial certificate balance of such class of certificates, reduced by all amounts distributed to certificateholders of such class of certificates and allocable to principal or (ii) with respect to any certificate of such class, an amount equal to, initially, the initial denomination of such certificate and, thereafter, an amount equal to such initial denomination, reduced by all amounts distributed in respect of such certificate and allocable to principal.

          “Clearstream” means Clearstream Banking Luxembourg S.A.

          “closing date” means that date specified as such in the prospectus supplement on which the issuing entity issues its securities.

          “Code” means the Internal Revenue Code of 1986, as amended.

          “Collection Period” means with respect to securities of each issuing entity, the period specified in the related prospectus supplement with respect to calculating payments and proceeds of the related receivables.

          “Controlling Class” means, with respect to any issuing entity, the class or classes of notes and/or certificates designated as the initial “controlling class” in the applicable prospectus supplement so long as they are outstanding, and thereafter each other class or classes of notes and/or certificates in the order of priority designated in the applicable prospectus supplement.

          “cut-off date” means the date specified as such in the applicable prospectus supplement.

          “daily portion” is computed as specified under “Material Federal Income Tax Consequences—Issuing Entities Structured as Partnerships for Federal Income Tax Purposes—Original Issue Discount—Stripped Bonds” in this prospectus.

          “defaulted receivable” means a receivable (i) that the servicer determines is unlikely to be paid in full or (ii) with respect to which at least 5% of a scheduled payment is 120 or more days delinquent as of the end of a calendar month.

          “Definitive Certificates” means with respect to any class of certificates issued in book-entry form, such certificates issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.

          “Definitive Notes” means with respect to any class of notes issued in book-entry form, such notes issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee.

          “Definitive Securities” means collectively, the Definitive Notes and the Definitive Certificates.

          “DTC” means The Depository Trust Company and any successor depository selected by the issuing entity.

          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

          “Euroclear” means Euroclear Bank S.A./N.V.

          “Events of Default” under the related indenture will consist of the events specified under “The Indenture―Events of Default.”

          “Federal Tax Counsel” means the special federal tax counsel to each issuing entity specified in the related prospectus supplement.

          “Foreign Person” means a nonresident alien, foreign corporation or other entity that is not a U.S. Person.

          “Funding Period” the period specified in the related prospectus supplement during which the seller will sell any Subsequent Receivables to the issuing entity, which period may be as frequently as daily.

          “Grantor Trust Certificateholders” means owners of certificates issued by an issuing entity that is treated as a grantor trust.

          “Grantor Trust Certificates” means certificates issued by an issuing entity that is treated as a grantor trust.

          “Hired Agency” means each rating agency hired by the sponsor to rate the securities issued by the applicable issuing entity.

          “indenture” means the indenture by and between the issuing entity, as issuer of the notes, and the indenture trustee identified in the related prospectus supplement.

          “IRS” means the Internal Revenue Service.

          “Motor Vehicle Loans” means motor vehicle installment loans secured by new and used automobiles and light-duty trucks.

          “OCC” means Office of Comptroller of the Currency.

          “OID” means original issue discount.

          “OID regulations” means those Treasury regulations relating to OID.

          “payment date” means the date specified in each related prospectus supplement for the payment of principal of and interest on the securities.

          “Permitted Investments” has the meaning set forth in the applicable prospectus supplement.

          “Plan” has the meaning specified in “ERISA Considerations.”

          “pooling and servicing agreement” means the pooling and servicing agreement among the depositor, the Bank, as seller and servicer, and the trustee identified in the related prospectus supplement.

          “PTCE” has the meaning specified in “Certain Considerations for ERISA and Other U.S. Benefit Plans.”

          “Purchase Amount” means a price at which the seller, the servicer or one or more of the designees appointed by the servicer must purchase a receivable in whole or in part from an issuing entity, equal to the unpaid principal balance of the receivable purchased plus accrued and unpaid interest thereon at the weighted average interest rate borne by the issuing entity’s securities through the end of the related Collection Period.

          “Rating Agency Condition” has the meaning set forth in the applicable prospectus supplement.

          “Receivables Transfer and Servicing Agreements” means, collectively, (i) each receivables purchase agreement under which the depositor will purchase receivables from the seller, (ii) each sale and servicing agreement under which the issuing entity will purchase receivables from the depositor and servicer will agree to service such receivables, (iii) each trust agreement under which the issuing entity will be created and certificates will be issued, (iv) each administration agreement under which the Bank will undertake certain administrative duties and (v) in the case of an issuing entity that is a grantor trust, the pooling and servicing agreement.

          “Record Date” means the business day immediately preceding the payment date or, if Definitive Securities are issued, the last day of the preceding calendar month.

          “Regulation” has the meaning specified in “Certain Considerations for ERISA and other U.S. Benefit Plans.”

          “sale and servicing agreement” means the sale and servicing agreement among the depositor, as seller, the Bank, as servicer, the issuing entity, as purchaser and the indenture trustee.

          “SEC” means the Securities and Exchange Commission.

          “Section 1286 Treasury Regulations” means Treasury regulations under which, if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code), such stripped bond will be considered to have been issued with OID.

          “seller” means the Bank, as seller of receivables to an issuing entity.

          “servicer” means the Bank, acting in its capacity as servicer of the receivables under the applicable sale and servicing agreement or pooling and servicing agreement.

          “Servicer Replacement Events” under each sale and servicing agreement or pooling and servicing agreement will consist of the events specified under “Description of the Receivables Transfer and Servicing Agreements—Servicer Replacement Events.”

          “Short-Term Note” means a note that has a fixed maturity date of not more than one year from the issue date of such note.

          “Subsequent Receivables” means additional receivables sold by the seller to the applicable issuing entity during a Funding Period after the closing date.

          “Subsequent Transfer Date” means each date specified as a transfer date in the related prospectus supplement on which Subsequent Receivables will be sold by the seller to the applicable issuing entity.

          “tax code” means the Internal Revenue Code of 1986, as amended.

          “trust agreement” means the trust agreement between the trustee and the depositor, identified in the related prospectus supplement.

          “trustee” means the trustee of the issuing entity identified in the related prospectus supplement.

          “U.S. Person” means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States, a state thereof or the District of Columbia, an estate, the income of which is includible in gross income for federal income tax purposes regardless of its source, a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or a trust that has filed a valid election to be treated as a United States person under the Code and applicable Treasury regulations.

          “USAA” means United Services Automobile Association and its successors.

INDEX OF PRINCIPAL TERMS

10 percent shareholder	61
Acting General Counsel	56
administrator	76
Advances	76
Amortizable Bond Premium Regulations	71, 76
amortization period	32
Bank	19, 76
Benefit Plan Investor	4, 76
book-entry securities	76
certificate balance	76
certificate of deposit rate	31
chattel paper	50
Clearstream	32, 76
closing date	76
Code	59, 76
Collection Period	76
commercial paper rate	30
Controlling Class	76
cut-off date	2, 76
daily portion	76
daily portions	69
defaulted receivable	76
Definitive Certificates	77
Definitive Notes	77
Definitive Securities	77
Dodd-Frank Act	55
DTC	13, 77
ERISA	77
Euroclear	32, 77
Event of Default	36
Events of Default	77
FDIC	19, 54
FDIC Rule	54
Federal funds rate	31
Federal Tax Counsel	59, 77
Force Placed Insurance	23
Foreign Person	77
Funding Period	17, 77
Grantor Trust Certificateholders	68, 77
Grantor Trust Certificates	68, 77
H.15(519)	30
Hired Agency	77

indenture	77
IRS	59, 77
LIBOR	30
London interbank offered rate	30
Money Market Yield	30
Motor Vehicle Loans	20, 77
OCC	7, 19, 77
OID	60, 77
OID regulations	60, 77
OLA	55
old partnership	65
payment date	77
Permitted Investments	77
Plan	77
Plans	4
pooling and servicing agreement	78
PTCE	73, 78
Purchase Amount	40, 78
Rating Agency Condition	78
Receivables Transfer and Servicing Agreements	78
Record Date	78
Regulation	73, 78
revolving period	31
sale and servicing agreement	78
SEC	iv, 78
Section 1286 Treasury Regulations	69, 78
seller	78
Servicemembers Act	14
servicer	78
Servicer Replacement Events	46, 78
Short-Term Note	61, 78
stripped bonds	69
Subsequent Receivables	17, 78
Subsequent Transfer Date	78
tax code	78
treasury rate	31
trust agreement	79
trustee	79
U.S. Person	79
UCC	50
USAA	19, 79

No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the prospectus in connection with the offer made by this prospectus supplement or the prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or any underwriter. Neither the delivery of this prospectus supplement or the prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of a time subsequent to the date of such information. Neither this prospectus supplement nor the prospectus constitutes an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

USAA AUTO OWNER TRUST 2012-1

Asset-Backed Notes, Class A-1	$142,000,000%
Asset-Backed Notes, Class A-2	$172,000,000%
Asset-Backed Notes, Class A-3	$125,000,000%
Asset-Backed Notes, Class A-4	$52,180,000%
Asset-Backed Notes, Class B	$8,820,000%

USAA Acceptance, LLC
Depositor

USAA FEDERAL SAVINGS BANK
Sponsor, Seller and Servicer

PROSPECTUS SUPPLEMENT

Underwriters

Citigroup
RBS

Solely with respect to the Class A Notes

Credit Suisse
Deutsche Bank Securities
Mitsubishi UFJ Securities
RBC Capital Markets

Until  , 2012, all dealers effecting transactions in the securities, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.